EXHIBIT 99.3
Item 8.  Financial Statements and Supplementary Data
See Index to Financial Statements and Financial Statement Schedule included in Item 15.
Item 15.  Exhibits and Financial Statement Schedules
(a) Financial Statements, Financial Statement Schedule and Exhibits
(1 & 2) See Index to Financial Statements and Financial Statement Schedule.

FIRST INDUSTRIAL REALTY TRUST, INC.
FIRSTCAL INDUSTRIAL, L.L.C.
INDEX TO FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULE

Page
FINANCIAL STATEMENTS
Report of Independent Registered Public Accounting Firm	55
Consolidated Statements of Financial Position of FirstCal Industrial, L.L.C. as of December 31, 2007 and 2006 (not covered by the report included herein)	56
Consolidated Statements of Operations of FirstCal Industrial, L.L.C. for the Years Ended December 31, 2007 and 2006 (not covered by the report included herein) and for the period from March 18, 2005 (inception) to December 31, 2005	57
Consolidated Statements of Changes in Members’ Capital of FirstCal Industrial, L.L.C. for the Years Ended December 31, 2007 and 2006 (not covered by the report included herein) and for the period from March 18, 2005 (inception) to December 31, 2005	58
Consolidated Statements of Cash Flows of FirstCal Industrial, L.L.C. for the Years Ended December 31, 2007 and 2006 (not covered by the report included herein) and for the period from March 18, 2005 (inception) to December 31, 2005	59
Notes to the Consolidated Financial Statements	60

Report of Independent Registered Public Accounting Firm
To the Board of Directors and Stockholders of
First Industrial Realty Trust, Inc.:
In our opinion, the consolidated financial statements listed in the index appearing under Item 15(a)(1) present fairly, in all material respects, the financial position of First Industrial Realty Trust, Inc. and its subsidiaries (the “Company”) at December 31, 2007 and 2006, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2007 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule listed in the index appearing under Item 15(a)(2) presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. Also in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2007, based on criteria established in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Company’s management is responsible for these financial statements and financial statement schedule, for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in Management’s Report on Internal Control Over Financial Reporting appearing under Item 9A. Our responsibility is to express opinions on these financial statements, on the financial statement schedule, and on the Company’s internal control over financial reporting based on our integrated audits. We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects. Our audits of the financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.
A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
February 25, 2008, except with respect to our opinion on the consolidated financial statements insofar as it relates to the effects of discontinued operations as described in Note 19, as to which the date is July 1, 2008

FIRST INDUSTRIAL REALTY TRUST, INC.
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2007	2006
	(Dollars in thousands, except share and per share data)
ASSETS
Assets:
Investment in Real Estate:
Land	$655,523	$558,425
Buildings and Improvements	2,599,784	2,626,284
Construction in Progress	70,961	35,019
Less: Accumulated Depreciation	(509,981)	(465,418)

Net Investment in Real Estate	2,816,287	2,754,310

Real Estate Held for Sale, Net of Accumulated Depreciation and Amortization of $3,038 and $9,688 at December 31, 2007 and December 31, 2006, respectively	37,875	115,961
Cash and Cash Equivalents	5,757	16,135
Restricted Cash	24,903	15,970
Tenant Accounts Receivable, Net	9,665	8,014
Investments in Joint Ventures	57,543	55,527
Deferred Rent Receivable, Net	32,665	28,839
Deferred Financing Costs, Net	15,373	15,210
Deferred Leasing Intangibles, Net	87,019	86,265
Prepaid Expenses and Other Assets, Net	170,946	128,168

Total Assets	$3,258,033	$3,224,399

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Mortgage Loans Payable, Net	$73,550	$77,926
Senior Unsecured Debt, Net	1,550,991	1,549,732
Unsecured Line of Credit	322,129	207,000
Accounts Payable and Accrued Expenses	146,308	119,027
Deferred Leasing Intangibles, Net	22,041	19,486
Rents Received in Advance and Security Deposits	31,425	30,844
Leasing Intangibles Held for Sale, Net of Accumulated Amortization of $0 and $183 at December 31, 2007 and December 31, 2006, respectively	—	2,310
Dividends Payable	37,311	42,548

Total Liabilities	2,183,755	2,048,873

Commitments and Contingencies	—	—
Minority Interest	150,359	152,547
Stockholders’ Equity:
Preferred Stock ($0.01 par value, 10,000,000 shares authorized, 500, 250, 600, and 200 shares of Series F, G, J, and K Cumulative Preferred Stock, respectively, issued and outstanding at December 31, 2007, having a liquidation preference of $100,000 per share ($50,000), $100,000 per share ($25,000), $250,000 per share ($150,000), and $250,000 per share ($50,000), respectively. At December 31, 2006, 10,000,000 shares authorized, 20,000, 500, 250, 600 and 200 shares of Series C, F, G, J and K Cumulative Preferred Stock, respectively, issued and outstanding, having a liquidation preference of $2,500 per share ($50,000), $100,000 per share ($50,000), $100,000 per share ($25,000), $250,000 per share ($150,000) and $250,000 per share ($50,000), respectively)
	—	—
Common Stock ($0.01 par value, 100,000,000 shares authorized, 47,996,263 and 47,537,030 shares issued and 43,672,149 and 45,010,630 shares outstanding at December 31, 2007 and December 31, 2006, respectively)	480	475
Additional Paid-in-Capital	1,354,674	1,388,311
Distributions in Excess of Accumulated Earnings	(281,587)	(284,955)
Accumulated Other Comprehensive Loss	(9,630)	(10,264)
Treasury Shares at Cost (4,324,114 and 2,526,400 shares at December 31, 2007 and December 31, 2006, respectively)	(140,018)	(70,588)

Total Stockholders’ Equity	923,919	1,022,979

Total Liabilities and Stockholders’ Equity	$3,258,033	$3,224,399

The accompanying notes are an integral part of the financial statements.

FIRST INDUSTRIAL REALTY TRUST, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,
	2007	2006	2005
	(In thousands except per share data)
Revenues:
Rental Income	$260,406	$220,098	$176,578
Tenant Recoveries and Other Income	108,922	93,117	69,165
Contractor Revenues	35,628	10,540	16,241

Total Revenues	404,956	323,755	261,984

Expenses:
Property Expenses	118,708	105,343	85,192
General and Administrative	92,101	77,497	55,812
Depreciation and Other Amortization	145,905	123,151	87,358
Contractor Expenses	34,553	10,263	15,574

Total Expenses	391,267	316,254	243,936

Other Income/Expense:
Interest Income	1,926	1,614	1,486
Interest Expense	(119,314)	(121,141)	(108,339)
Amortization of Deferred Financing Costs	(3,210)	(2,666)	(2,125)
Mark-to-Market/(Loss) Gain on Settlement of Interest Rate Protection Agreements	—	(3,112)	811
(Loss) Gain From Early Retirement of Debt	(393)	—	82

Total Other Income/Expense	(120,991)	(125,305)	(108,085)
Loss from Continuing Operations Before Equity in Income of Joint Ventures, Income Tax Benefit and Income Allocated To Minority Interest	(107,302)	(117,804)	(90,037)
Equity in Income of Joint Ventures	30,045	30,673	3,699
Income Tax Benefit	10,655	9,882	14,337
Minority Interest Allocable to Continuing Operations	11,387	12,875	10,822

Loss from Continuing Operations	(55,215)	(64,374)	(61,179)
Income from Discontinued Operations (Including Gain on Sale of Real Estate of $244,962, $213,442, and $132,139 for the Years Ended December 31, 2007, 2006 and 2005, respectively)	272,474	249,996	175,973
Provision for Income Taxes Allocable to Discontinued Operations (including $36,032, $47,511, and $20,529 allocable to Gain on Sale of Real Estate for the Years Ended December 31, 2007, 2006 and 2005, respectively)	(38,128)	(51,102)	(23,898)
Minority Interest Allocable to Discontinued Operations	(29,621)	(25,876)	(20,013)

Income Before Gain on Sale of Real Estate	149,510	108,644	70,883
Gain on Sale of Real Estate	9,425	6,071	29,550
Provision for Income Taxes Allocable to Gain on Sale of Real Estate	(3,082)	(2,119)	(10,871)
Minority Interest Allocable to Gain on Sale of Real Estate	(802)	(514)	(2,458)

Net Income	155,051	112,082	87,104
Less: Preferred Dividends	(21,320)	(21,424)	(10,688)
Less: Redemption of Preferred Stock	(2,017)	(672)	—

Net Income Available to Common Stockholders	$131,714	$89,986	$76,416

Basic and Diluted Earnings Per Share:
Loss from Continuing Operations Available to Common Stockholders	$(1.66)	$(1.89)	$(1.31)

Income from Discontinued Operations	$4.64	$3.93	$3.11

Net Income Available to Common Stockholders	$2.99	$2.04	$1.80

Weighted Average Shares Outstanding	44,086	44,012	42,431

Dividends/Distributions declared per Common Share/Unit Outstanding	$2.8500	$2.8100	$2.7850

The accompanying notes are an integral part of the financial statements.

FIRST INDUSTRIAL REALTY TRUST, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,
	2007	2006	2005
	(Dollars in thousands)
Net Income	$155,051	$112,082	$87,104
Other Comprehensive Income (Loss):
Settlement of Interest Rate Protection Agreements	(4,261)	(1,729)	—
Reclassification of Settlement of Interest Rate Protection Agreements to Net Income	—	—	(159)
Mark-to-Market of Interest Rate Protection Agreements, Net of Tax Provision	3,819	(2,800)	(1,414)
Amortization of Interest Rate Protection Agreements	(916)	(912)	(1,085)
Foreign Currency Translation Adjustment, Net of Tax Provision	2,134	—	—
Other Comprehensive (Income) Loss Allocable to Minority Interest	(142)	698	837

Other Comprehensive Income	$155,685	$107,339	$85,283

The accompanying notes are an integral part of the financial statements.

FIRST INDUSTRIAL REALTY TRUST, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,
	2007	2006	2005
	(Dollars in thousands)
Preferred Stock — Beginning of Year	$—	$—	$—
Issuance of Preferred Stock	—	—	—
Redemption of Preferred Stock	—	—	—

Preferred Stock — End of Year	$—	$—	$—

Common Stock — Beginning of Year	$475	$470	$454
Net Proceeds from the Issuance of Common Stock	—	1	15
Issuance of Restricted Stock	5	3	2
Repurchase and Retirement of Common Stock	—	(1)	(1)
Restricted Stock Forfeitures	—	—	(1)
Conversion of Units to Common Stock	—	2	1

Common Stock — End of Year	$480	$475	$470

Additional Paid-In-Capital — Beginning of Year	$1,388,311	$1,384,712	$1,142,356
Net Proceeds from the Issuance of Common Stock	567	3,819	56,109
Issuance of Restricted Stock	(5)	(3)	8,379
Repurchase and Retirement of Restricted Stock/Common Stock	(3,210)	(2,463)	(2,741)
Restricted Stock Forfeitures	—	—	(2,825)
Call Spread	—	(6,835)	—
Net Proceeds from the Issuance of Preferred Stock	—	192,624	181,484
Redemption of Preferred Stock	(47,997)	(181,484)	—
Conversion of Units to Common Stock	2,858	5,142	1,950
Reclassification to initially adopt SFAS No. 123R	—	(16,825)	—
Amortization of Restricted Stock Grants	14,150	9,624	—

Additional Paid-In-Capital — End of Year	$1,354,674	$1,388,311	$1,384,712

Dist. In Excess of Accum. Earnings — Beginning of Year	$(284,955)	$(248,686)	$(203,417)
Preferred Stock Dividends	(21,320)	(21,424)	(10,688)
Distributions ($2.8500, $2.8100 and $2.7850 per Share/Unit at December 31, 2007, 2006 and 2005, respectively)	(146,126)	(144,720)	(139,168)
Redemption of Preferred Stock	(2,017)	(672)	—
Repurchase and Retirement of Restricted Stock/Common Stock	(728)	(269)	(543)
Restricted Stock Forfeitures	—	—	(147)
Net Income Before Minority Interest	174,087	125,597	98,753
Minority Interest:
Allocation of Income	(19,036)	(13,515)	(11,649)
Distributions ($2.8500, $2.8100 and $2.7850 per Unit at December 31, 2007, 2006 and 2005, respectively)	18,508	18,734	18,173

Dist. In Excess of Accum. Earnings — End of Year	$(281,587)	$(284,955)	$(248,686)

Unearned Value of Rest. Stock Grants — Beginning of Year	$—	$(16,825)	$(19,611)
Issuance of Restricted Stock	—	—	(8,381)
Amortization of Restricted Stock Grants	—	—	8,845
Restricted Stock Forfeitures	—	—	2,322
Reclassification to initially adopt SFAS No. 123R	—	16,825	—

Unearned Value of Rest. Stock Grants — End of Year	$—	$—	$(16,825)

Treasury Shares, at cost — Beginning of Year	$(70,588)	$(70,588)	$(70,588)
Purchase of Treasury Shares	(69,430)	—	—

Treasury Shares, at cost — End of Year	$(140,018)	$(70,588)	$(70,588)

Accum. Other Comprehensive Loss — Beginning of Year	$(10,264)	$(5,521)	$(3,700)
Settlement of Interest Rate Protection Agreements	(4,261)	(1,729)	—
Reclassification of Settlement of Interest Rate Protection Agreements to Net Income	—	—	(159)
Mark-to-Market of Interest Rate Protection Agreements, Net of Tax Provision	3,819	(2,800)	(1,414)
Amortization of Interest Rate Protection Agreements	(916)	(912)	(1,085)
Foreign Currency Translation Adjustment, Net of Tax Provision	2,134	—	—
Other Comprehensive (Income) Loss Allocable to Minority Interest	(142)	698	837

Accum. Other Comprehensive Loss — End of Year	$(9,630)	$(10,264)	$(5,521)

Total Stockholders’ Equity at End of Year	$923,919	$1,022,979	$1,043,562

The accompanying notes are an integral part of the financial statements.

FIRST INDUSTRIAL REALTY TRUST, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,
	2007	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$155,051	$112,082	$87,104
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Allocation of Income to Minority Interest	19,036	13,515	11,649
Depreciation	121,584	121,347	99,338
Amortization of Deferred Financing Costs	3,210	2,666	2,125
Other Amortization	54,556	40,965	33,728
Provision for Bad Debt	2,212	2,289	1,817
Mark-to-Market/Loss on Settlement of Interest Rate Protection Agreements	—	(16)	(143)
Loss (Gain) From Early Retirement of Debt	393	—	(82)
Equity in Income of Joint Ventures	(30,045)	(30,673)	(3,699)
Distributions from Joint Ventures	31,365	31,664	3,866
Decrease (Increase) in Developments for Sale Costs	1,209	5,883	(16,241)
Gain on Sale of Real Estate	(254,387)	(219,513)	(161,689)
Increase in Tenant Accounts Receivable and Prepaid Expenses and Other Assets, Net	(20,140)	(16,524)	(23,371)
Increase in Deferred Rent Receivable	(9,710)	(10,154)	(9,459)
Increase in Accounts Payable and Accrued Expenses and Rents Received in Advance and Security Deposits	18,408	6,020	24,407
Increase in Restricted Cash	(6)	—	—

Net Cash Provided by Operating Activities	92,736	59,551	49,350

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of and Additions to Investment in Real Estate	(677,461)	(813,840)	(920,707)
Net Proceeds from Sales of Investments in Real Estate	800,147	907,428	537,252
Contributions to and Investments in Joint Ventures	(27,696)	(32,773)	(45,175)
Distributions from Joint Ventures	22,863	19,734	2,971
Funding of Notes Receivable	(8,385)	—	—
Repayment and Sale of Mortgage Loans Receivable	26,350	34,987	83,561
(Increase) Decrease in Restricted Cash	(8,909)	13,611	(29,556)

Net Cash Provided by (Used in) Investing Activities	126,909	129,147	(371,654)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net Proceeds from the Issuance of Common Stock	567	3,462	55,754
Proceeds from the Issuance of Preferred Stock	—	200,000	187,500
Preferred Stock Offering Costs	—	(7,103)	(5,906)
Redemption of Preferred Stock	(50,014)	(182,156)	—
Repurchase of Restricted Stock	(3,938)	(2,660)	(3,285)
Proceeds from Senior Unsecured Debt	149,595	399,306	—
Other Costs from Senior Unsecured Debt	(4,261)	(1,729)	—
Repayment of Senior Unsecured Debt	(150,000)	(150,000)	(50,000)
Dividends/Distributions	(146,660)	(143,858)	(137,672)
Preferred Stock Dividends	(26,023)	(19,248)	(8,162)
Purchase of Treasury Shares	(69,430)	—	—
Proceeds from Mortgage Loans Payable	—	—	1,167
Repayments of Mortgage Loans Payable	(41,475)	(12,618)	(1,987)
Proceeds from Unsecured Lines of Credit	879,129	779,300	647,500
Repayments on Unsecured Lines of Credit	(764,000)	(1,029,800)	(357,500)
Call Spread	—	(6,835)	—
Debt Issuance Costs and Costs Incurred in Connection with the Early Retirement of Debt	(3,766)	(6,861)	(1,792)
Cash Book Overdraft	253	—	—

Net Cash (Used in) Provided by Financing Activities	(230,023)	(180,800)	325,617

Net (Decrease) Increase in Cash and Cash Equivalents	(10,378)	7,898	3,313
Cash and Cash Equivalents, Beginning of Period	16,135	8,237	4,924

Cash and Cash Equivalents, End of Period	$5,757	$16,135	$8,237

The accompanying notes are an integral part of the financial statements.

FIRST INDUSTRIAL REALTY TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)
1.  Organization and Formation of Company
     First Industrial Realty Trust, Inc. was organized in the state of Maryland on August 10, 1993. First Industrial Realty Trust, Inc. is a real estate investment trust (“REIT”) as defined in the Internal Revenue Code of 1986, (the “Code”). Unless the context otherwise requires, the terms the “Company,” “we,” “us,” and “our” refer to First Industrial Realty Trust, Inc., First Industrial L.P. and their other controlled subsidiaries. We refer to our operating partnership, First Industrial L.P., as the “Operating Partnership,” and our taxable REIT subsidiary, First Industrial Investment, Inc., as the “TRS.”
     We began operations on July 1, 1994. Our operations are conducted primarily through the Operating Partnership, of which we are the sole general partner, and the TRS, of which the Operating Partnership is the sole stockholder. We also conduct operations through other partnerships, corporations, and limited liability companies, the operating data of which, together with that of the Operating Partnership and the TRS, is consolidated with that of the Company as presented herein.
     We also own minority equity interests in, and provide various services to, five joint ventures which invest in industrial properties (the “2003 Net Lease Joint Venture,” the “2005 Development/Repositioning Joint Venture,” the “2005 Core Joint Venture,” the “2006 Net Lease Co-Investment Program” and the “2006 Land/Development Joint Venture”). We also owned economic interests in and provided various services to a sixth joint venture (the “1998 Core Joint Venture”). On January 31, 2007, we purchased the 90% equity interest from the institutional investor in the 1998 Core Joint Venture. Effective January 31, 2007, the assets and liabilities and results of operations of the 1998 Core Joint Venture are consolidated with the Company since we own 100% of the equity interest. Prior to January 31, 2007, the 1998 Core Joint Venture was accounted for under the equity method of accounting. Additionally, in December 2007, we entered into two new joint ventures, (the “2007 Canada Joint Venture” and the “2007 Europe Joint Venture”; together with 2003 Net Lease Joint Venture, 2005 Development/Repositioning Joint Venture, 2005 Core Joint Venture, the 2006 Net Lease Co-Investment Program, the 2006 Land/Development Joint Venture and the 1998 Core Joint Venture, the “Joint Ventures”). At December 31, the 2007 Canada Joint Venture and the 2007 Europe Joint Venture did not own any properties. The operating data of our Joint Ventures is not consolidated with that of the Company as presented herein. However, the operating data of the 2005 Development/Repositioning Joint Venture, referred to as FirstCal Industrial, LLC, is separately presented on a consolidated basis, separate from that of the Company.
     As of December 31, 2007, we owned 885 industrial properties (inclusive of developments in progress) located in 28 states in the United States and one province in Canada, containing an aggregate of approximately 75.9 million square feet of gross leasable area (“GLA”).
     Any references to the number of buildings and square footage in the financial statement footnotes are unaudited.
2.  Basis of Presentation
     First Industrial Realty Trust, Inc. is the sole general partner of the Operating Partnership, with an approximate 87.1% and 87.3% ownership interest at December 31, 2007 and 2006, respectively. Minority interest at December 31, 2007 and 2006, represents the approximate 12.9% and 12.7%, respectively, aggregate partnership interest in the Operating Partnership held by the limited partners thereof.
     Our consolidated financial statements at December 31, 2007 and 2006 and for each of the years ended December 31, 2007, 2006 and 2005 include the accounts and operating results of the Company and our subsidiaries. Such financial statements present our minority equity interests in our joint ventures under the equity method of accounting. All intercompany transactions have been eliminated in consolidation.
3.  Summary of Significant Accounting Policies
     In order to conform with generally accepted accounting principles, we are required in preparation of our financial statements to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of December 31, 2007 and 2006, and the reported amounts of revenues and expenses for each of the years ended December 31, 2007, 2006 and 2005. Actual results could differ from those estimates.

   Cash and Cash Equivalents
     Cash and cash equivalents include all cash and liquid investments with an initial maturity of three months or less. The carrying amount approximates fair value due to the short term maturity of these investments.
   Restricted Cash
     At December 31, 2007 and 2006, restricted cash includes cash held in escrow in connection with mortgage debt requirements and gross proceeds from the sales of certain industrial properties. These sales proceeds will be disbursed as we exchange into properties under Section 1031 of the Internal Revenue Code. The carrying amount approximates fair value due to the short term maturity of these investments.
   Investment in Real Estate and Depreciation
     Investment in Real Estate is carried at cost. We review our properties on a quarterly basis for impairment and provide a provision if impairments are found. To determine if an impairment may exist, we review our properties and identify those that have had either an event of change or event of circumstances warranting further assessment of recoverability (such as a decrease in occupancy). If further assessment of recoverability is needed, we estimate the future net cash flows expected to result from the use of the property and its eventual disposition, on an individual property basis. If the sum of the expected future net cash flows (undiscounted and without interest charges) is less than the carrying amount of the property on an individual property basis, we will recognize an impairment loss based upon the estimated fair value of such property. For properties we consider held for sale, we cease depreciating the properties and value the properties at the lower of depreciated cost or fair value, less costs to dispose. If circumstances arise that were previously considered unlikely, and, as a result, we decide not to sell a property previously classified as held for sale, we will reclassify such property as held and used. Such property is measured at the lower of its carrying amount (adjusted for any depreciation and amortization expense that would have been recognized had the property been continuously classified as held and used) or fair value at the date of the subsequent decision not to sell. To calculate the fair value of properties held for sale, we deduct from the estimated sales price of the property the estimated costs to close the sale. We classify properties as held for sale when our management has approved the properties for sale.
     Interest costs, real estate taxes, compensation costs of development personnel and other directly related costs incurred during construction periods are capitalized and depreciated commencing with the date the property is substantially completed. Upon substantial completion, we reclassify construction in progress to building, tenant improvements and leasing commissions. Such costs begin to be capitalized to the development projects from the point we are undergoing necessary activities to get the development ready for its intended use and ceases when the development projects are substantially completed and held available for occupancy. Depreciation expense is computed using the straight-line method based on the following useful lives:

Years
Buildings and Improvements	8 to 50
Land Improvements	1 to 15
Furniture, Fixtures and Equipment	5 to 10
     Construction expenditures for tenant improvements, leasehold improvements and leasing commissions (inclusive of compensation costs of personnel attributable to leasing) are capitalized and amortized over the terms of each specific lease. Capitalized compensation costs of personnel attributable to leasing relate to time directly attributable to originating leases with independent third parties that result directly from and are essential to originating those leases and would not have been incurred had these leasing transactions not occurred. Repairs and maintenance are charged to expense when incurred. Expenditures for improvements are capitalized.
     We account for all acquisitions entered into subsequent to June 30, 2001 in accordance with Financial Accounting Standards Board’s (“FASB”) Statement of Financial Accounting Standard No. 141, “Business Combinations” (“FAS 141”). Upon acquisition of a property, we allocate the purchase price of the property based upon the fair value of the assets acquired, which generally consist of land, buildings, tenant improvements, leasing commissions and intangible assets including in-place leases, above market and below market leases and tenant relationships. We allocate the purchase price to the fair value of the tangible assets of an acquired property by valuing the property as if it were vacant. Acquired above and below market leases are valued based on the present value of the difference between prevailing market rates and the in-place rates over the remaining lease term. Acquired above and below market leases are amortized over the remaining non-cancelable terms of the respective leases as an adjustment to rental revenue on our consolidated statements of operations.

     The purchase price is further allocated to in-place lease values and tenant relationships based on our evaluation of the specific characteristics of each tenant’s lease and our overall relationship with the respective tenant. The value of in-place lease intangibles and tenant relationships, which are included as components of Deferred Leasing Intangibles, Net (see below) are amortized over the remaining lease term (and expected renewal periods of the respective lease for tenant relationships) as adjustments to depreciation and other amortization expense. If a tenant terminates its lease early, the unamortized portion of the tenant improvements, leasing commissions, above and below market leases, the in-place lease value and tenant relationships is immediately written off.
     Deferred Leasing Intangibles, exclusive of deferred leasing intangibles held for sale, included in our total assets consist of the following:

	December 31,	December 31,
	2007	2006
In-Place Leases	$86,398	$81,422
Less: Accumulated Amortization	(24,860)	(15,361)

	$61,538	$66,061

Above Market Leases	$6,440	$6,933
Less: Accumulated Amortization	(2,519)	(2,177)

	$3,921	$4,756

Tenant Relationships	$24,970	$16,657
Less: Accumulated Amortization	(3,410)	(1,209)

	$21,560	$15,448

Total Deferred Leasing Intangibles, Net	87,019	86,265

     Deferred Leasing Intangibles, exclusive of deferred leasing intangibles held for sale, included in our total liabilities consist of the following:

	December 31,	December 31,
	2007	2006
Below Market Leases	$31,668	$25,735
Less: Accumulated Amortization	(9,627)	(6,249)

Total Deferred Leasing Intangibles, Net	$22,041	$19,486

     Amortization expense related to in-place leases and tenant relationships of deferred leasing intangibles was $23,913, $17,403, and $9,160 for the years ended December 31, 2007, 2006, and 2005, respectively. Rental revenues increased by $4,265, $3,656, and $2,427 related to amortization of above/(below) market leases for the years ended December 31, 2007, 2006, and 2005, respectively. We will recognize net amortization expense related to deferred leasing intangibles over the next five years, for properties owned as of December 31, 2007, as follows:

		Estimated Net Increase to
	Estimated Net Amortization	Rental Revenues Related to
	of In-Place Leases and	Above and Below Market
	Tenant Relationships	Leases
2008	$15,110	$3,948
2009	12,829	3,160
2010	11,046	2,373
2011	9,592	1,480
2012	7,942	1,077
   Contractor Revenues and Expenses
     During 2007 and 2006, the TRS entered into contracts with third parties to construct industrial properties and also acted as general contractor to construct industrial properties, including properties for the 2005 Development/Repositioning Joint Venture during 2007. We use the percentage-of-completion contract method to recognize revenue. Using this method, revenues are recorded based on estimates of the percentage of completion of individual contracts. The percentage of completion estimates are based on a comparison of the contract expenditures incurred to the estimated final costs. Changes in job performance, job conditions and estimated profitability may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

   Foreign Currency Transactions and Translation
     During 2007, we owned one industrial property and one land parcel located in Toronto, Canada for which the functional currency was determined to be the Canadian dollar. The assets and liabilities of this industrial property and land parcel are translated to U.S. dollars from the Canadian dollar based on the current exchange rate prevailing at each balance sheet date and any resulting translation adjustments are included in accumulated other comprehensive income (loss). The revenues and expenses of this property and land parcel are translated into U.S. dollars using the average exchange rates prevailing during the periods presented.
   Deferred Financing Costs
     Deferred financing costs include fees and costs incurred to obtain long-term financing. These fees and costs are being amortized over the terms of the respective loans. Accumulated amortization of deferred financing costs was $15,089 and $13,863 at December 31, 2007 and 2006, respectively. Unamortized deferred financing costs are written-off when debt is retired before the maturity date.
   Investments in Joint Ventures
     Investments in Joint Ventures represent our minority equity interests in our joint ventures. We account for our Investments in Joint Ventures under the equity method of accounting, as we do not have operational control or a majority voting interest. Under the equity method of accounting, our share of earnings or losses of our Joint Ventures is reflected in income as earned and contributions or distributions increase or decrease, respectively, our Investments in Joint Ventures as paid or received, respectively. Differences between our carrying value of our Investments in Joint Ventures and our underlying equity of such Joint Ventures are amortized over the respective lives of the underlying assets.
   Stock Based Compensation
     Effective January 1, 2006 we adopted Statement of Financial Accounting Standards No. 123R, “Share Based Payment” (“FAS 123R”), using the modified prospective application method, which requires measurement of compensation cost for all stock-based awards at fair value on the date of grant and recognition of compensation over the service period for awards expected to vest. For the year ended December 31, 2005, we accounted for our stock incentive plans under the recognition and measurement principles of Statement of Financial Accounting Standards No. 123, “Accounting for Stock Based Compensation” for all new issuances of stock based compensation. At January 1, 2006, we did not have any unvested option awards and we had accounted for our previously issued restricted stock awards at fair value. Accordingly, the adoption of FAS 123R did not require us to recognize a cumulative effect of a change in accounting principle. We reclassified $16,825 from the Unearned Value of Restricted Stock Grants caption within Stockholder’s Equity to Additional Paid in Capital during the year ended December 31, 2006 in accordance with the provisions of FAS 123R.
     Prior to January 1, 2003, we accounted for our stock incentive plans under the recognition measurement principles of Accounting Principles Board opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”). Under APB 25, compensation expense is not recognized for options issued in which the strike price is equal to the fair value of our stock on the date of grant. The following table illustrates the pro forma effect on net income and earnings per share as if the fair value recognition provisions of FAS 123R had been applied to all outstanding and unvested option awards for the year ended December 31, 2005:

2005
Net Income Available to Common Stockholders — as reported	$76,416
Add: Stock-Based Employee Compensation Expense Included in Net Income Available to Common Stockholders, Net of Minority Interest — as reported	—
Less: Total Stock-Based Employee Compensation Expense, Net of Minority Interest — Determined Under the Fair Value Method	(87)

Net Income Available to Common Stockholders — pro forma	$76,329

Net Income Available to Common Stockholders per Share — as reported — Basic	$1.80
Net Income Available to Common Stockholders per Share — pro forma — Basic	$1.80
Net Income Available to Common Stockholders per Share — as reported — Diluted	$1.80
Net Income Available to Common Stockholders per Share — pro forma — Diluted	$1.80
     We have not issued any stock options subsequent to January 2005.

   Revenue Recognition
     Rental income is recognized on a straight-line method under which contractual rent increases are recognized evenly over the lease term. Tenant recovery income includes payments from tenants for real estate taxes, insurance and other property operating expenses and is recognized as revenue in the same period the related expenses are incurred by us.
     Revenue is recognized on payments received from tenants for early lease terminations after we determine that all the necessary criteria have been met in accordance with FASB Statement of Financial Accounting Standards No. 13, “Accounting for Leases” (“FAS 13”).
     Interest income on mortgage loans receivable is recognized based on the accrual method unless a significant uncertainty of collection exists. If a significant uncertainty exists, interest income is recognized as collected.
     We provide an allowance for doubtful accounts against the portion of tenant accounts receivable which is estimated to be uncollectible. Accounts receivable in the consolidated balance sheets are shown net of an allowance for doubtful accounts of $837 and $783 as of December 31, 2007 and 2006, respectively. For accounts receivable we deem uncollectible, we use the direct write-off method.
   Gain on Sale of Real Estate
     Gain on sale of real estate is recognized using the full accrual method, when appropriate. Gains relating to transactions which do not meet the full accrual method of accounting are deferred and recognized when the full accrual method of accounting criteria are met or by using the installment or deposit methods of profit recognition, as appropriate in the circumstances. As the assets are sold, their costs and related accumulated depreciation are written off with resulting gains or losses reflected in net income or loss. Estimated future costs to be incurred by us after completion of each sale are included in the determination of the gain on sales.
   Income Taxes
     We have elected to be taxed as a REIT under Sections 856 through 860 of the Code. As a result, we generally are not subject to federal income taxation to the extent of the income which we distribute if we satisfy the requirements set forth in Section 856 of the Code (pertaining to its organization and types of income and assets) necessary to maintain our status as a REIT. We are required to distribute annually at least 90% of our REIT taxable income, as defined in the Code, to our stockholders and we satisfy certain other requirements.
     A provision has been made for federal income taxes in the accompanying consolidated financial statements for activities conducted in the TRS, which has been accounted for under FAS No. 109, “Accounting for Income Taxes” (“FAS 109”). In accordance with FAS 109, the total benefit/expense has been separately allocated to income from continuing operations, income from discontinued operations and gain on sale of real estate.
     We and certain of our subsidiaries are subject to certain state and local income, excise and franchise taxes. The provision for excise and franchise taxes has been reflected in general and administrative expense in the consolidated statements of operations and has not been separately stated due to its insignificance. State and local income taxes are included in the provision/benefit for income taxes which is allocated to income from continuing operations, income from discontinued operations and gain on sale of real estate.
     We file income tax returns in the U.S., and various states and foreign jurisdictions. The TRS is currently under examination by the Internal Revenue Service for tax years 2004 and 2005. In general, the statutes of limitations for income tax returns remain open for the years 2004 through 2007.
   Earnings Per Common Share
     Net income per weighted average share — basic is based on the weighted average common shares outstanding (excluding restricted stock that has not yet vested). Net income per weighted average share — diluted is based on the weighted average common shares outstanding (excluding restricted stock that has not yet vested) plus the dilutive effect of in-the-money employee stock options, restricted stock and 2011 Exchangeable Notes (hereinafter defined). See Note 10 for further disclosure about earnings per share.

   Fair Value of Financial Instruments
     Our financial instruments include short-term investments, tenant accounts receivable, net, mortgage notes receivable, accounts payable, other accrued expenses, mortgage loans payable, unsecured line of credit and senior unsecured debt.
     The fair values of the short-term investments, tenant accounts receivable, net, mortgage notes receivable, accounts payable and other accrued expenses approximates their carrying or contract values. See Note 5 for the fair values of the mortgage loans payable, unsecured line of credit and senior unsecured debt.
   Derivative Financial Instruments
     Historically, we have used interest rate protection agreements (the “Agreements”) to fix the interest rate on anticipated offerings of senior unsecured debt or convert floating rate debt to fixed rate debt. Receipts or payments that result from the settlement of Agreements used to fix the interest rate on anticipated offerings of senior unsecured debt are amortized over the life of the senior unsecured debt and included in interest expense. Receipts or payments resulting from Agreements used to convert floating rate debt to fixed rate debt are recognized as a component of interest expense. Agreements which qualify for hedge accounting are marked-to-market and any gain or loss that is effective is recognized in other comprehensive income (shareholders’ equity). Any agreements which no longer qualify for hedge accounting are marked-to-market and any gain or loss is recognized in net income immediately. The credit risks associated with the Agreements are controlled through the evaluation and monitoring of the creditworthiness of the counterparty. In the event that the counterparty fails to meet the terms of the Agreements, our exposure is limited to the current value of the interest rate differential, not the notional amount, and our carrying value of the Agreements on the balance sheet. See Note 5 for more information on the Agreements.
   Discontinued Operations
     On January 1, 2002, we adopted the FASB Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long Lived Assets” (“FAS 144”). FAS 144 addresses financial accounting and reporting for the disposal of long lived assets. FAS 144 requires that the results of operations and gains or losses on the sale of property or property held for sale be presented in discontinued operations if both of the following criteria are met: (a) the operations and cash flows of the property have been (or will be) eliminated from the ongoing operations of the Company as a result of the disposal transaction and (b) we will not have any significant continuing involvement in the operations of the property after the disposal transaction. FAS 144 also requires prior period results of operations for these properties to be reclassified and presented in discontinued operations in prior consolidated statements of operations.
   Segment Reporting
     Management views the Company as a single segment based on its method of internal reporting.
   Recent Accounting Pronouncements
     In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” which establishes a common definition of fair value, establishes a framework for measuring fair value, and expands disclosure about such fair value measurements. For financial assets and liabilities and nonfinancial assets and liabilities that are remeasured at least annually, this statement is effective for fiscal years beginning after November 15, 2007. We do not expect that the implementation of this statement will have a material effect on our consolidated financial position or results of operations.
     In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” which permits entities to choose to measure many financial instruments and certain other items at fair value. This statement is effective for fiscal years beginning after November 15, 2007. We do not expect that the implementation of this statement will have a material effect on our consolidated financial position or results of operations.
     In December 2007, the FASB issued No. 141 (revised 2007), “Business Combinations” (SFAS 141R). SFAS 141R establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any noncontrolling interest in the acquiree and the goodwill acquired. SFAS 141R also establishes disclosure requirements to enable the evaluation of the nature and financial effects of the business combination. SFAS 141R is effective for financial statements issued for fiscal years beginning after December 15, 2008. We are currently evaluating the potential impact of adoption of SFAS 141R on our consolidated financial statements.

     In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements-and Amendment of ARB No. 51.” (“SFAS 160”) SFAS 160 establishes accounting and reporting standards pertaining to ownership interests in subsidiaries held by parties other than the parent, the amount of net income attributable to the parent and to the noncontrolling interest, changes in a parent’s ownership interest, and the valuation of any retained noncontrolling equity investment when a subsidiary is deconsolidated. This statement also establishes disclosure requirements that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. SFAS 160 is effective for fiscal years beginning on or after December 15, 2008. We are currently evaluating the potential impact of adoption of SFAS 160 on our consolidated financial statements.
4.  Investments in Joint Ventures and Property Management Services
     On September 28, 1998, we entered into the 1998 Core Joint Venture with an institutional investor to invest in industrial properties. At December 31, 2006 we owned a 10% equity interest in the 1998 Core Joint Venture and provided property and asset management services to the 1998 Core Joint Venture. On January 31, 2007, we purchased the remaining 90% equity interest from the institutional investor in the 1998 Core Joint Venture. We paid $18,458 in cash and assumed $30,340 in mortgage loans payable. As of December 31, 2007, we have paid off and retired the mortgage loan payable. In connection with the early repayment of the mortgage loans payable, we incurred prepayment penalties and a write-off of unamortized deferred financing fees totaling $265.
     On May 16, 2003, we entered into the 2003 Net Lease Joint Venture with an institutional investor to invest in industrial properties. We own a 15% equity interest in and provide property management services to the 2003 Net Lease Joint Venture.
     On March 18, 2005, we entered into the 2005 Development/Repositioning Joint Venture with an institutional investor to invest in, own, develop, redevelop and operate certain industrial properties. We own a 10% equity interest in and provide property management, asset management, development management, disposition, incentive and leasing management services to the 2005 Development/Repositioning Joint Venture.
     On September 7, 2005, we entered into the 2005 Core Joint Venture with an institutional investor to invest in, own and operate certain industrial properties. We own a 10% equity interest in and provide property management, asset management, development management, disposition, incentive and leasing management services to the 2005 Core Joint Venture.
     On March 21, 2006, we entered into the 2006 Net Lease Co-Investment Program with an institutional investor to invest in industrial properties. We own a 15% equity interest in and provide property management, asset management and leasing management services to the 2006 Net Lease Co-Investment Program.
     On July 21, 2006, we entered into the 2006 Land/Development Joint Venture with an institutional investor to invest in land and vertical development. We own a 10% equity interest in and provide property management, asset management, development management and leasing management services to the 2006 Land/Development Joint Venture.
     On February 27, 2007, we redeemed the 85% equity interest in one property from the institutional investor in the 2003 Net Lease Joint Venture. In connection with the redemption, we assumed a $8,250 mortgage loan payable and $2,951 in other liabilities. The mortgage loan payable was subsequently paid off in February 2007.
     During July 2007, we entered into a management arrangement with an institutional investor to provide property management, leasing, acquisition, disposition and portfolio management services for industrial properties (the “July 2007 Fund”). We do not own an equity interest in the July 2007 Fund, however are entitled to incentive payments if certain economic thresholds related to the industrial properties are achieved.
     During December 2007, we entered into the 2007 Canada Joint Venture and the 2007 Europe Joint Venture with an institutional investor to invest in, own, develop, redevelop and operate industrial properties. We own a 10% interest in and will provide property management, asset management, development management and leasing management services to the 2007 Canada Joint Venture and the 2007 Europe Joint Venture.

     As of December 31, 2007, the 2003 Net Lease Joint Venture owned 11 industrial properties comprising approximately 5.1 million square feet of GLA, the 2005 Development/Repositioning Joint Venture owned 24 industrial properties comprising approximately 5.0 million square feet of GLA and several land parcels, the 2005 Core Joint Venture owned 66 industrial properties comprising approximately 4.8 million square feet of GLA and several land parcels, the 2006 Net Lease Co-Investment Program owned 12 industrial properties comprising approximately 5.0 million square feet of GLA and the 2006 Land/Development Joint Venture owned several land parcels. As of December 31, 2007, the 2007 Canada Joint Venture and the 2007 Europe Joint Venture do not own any properties.
     During the year ended December 31, 2006, we sold two land parcels to the 2005 Development/Repositioning Joint Venture. During the year ended December 31, 2005, we sold eight industrial properties comprising approximately 1.6 million square feet of GLA and several land parcels to the 2005 Development/Repositioning Joint Venture. We deferred 10% of the gain from the sales, which is equal to our economic interest in the 2005 Development/Repositioning Joint Venture. On May 18, 2007, we repurchased 66 acres of the land we had sold to the 2005 Development/Repositioning Joint Venture for a purchase price of $6,379. Since we had deferred 10% of the gain on sale from the original sale in 2005, we netted the unamortized deferred gain amount, along with our 10% economic interest in the gain on sale and distributions in excess of our 10% economic interest we received from the sale against the basis of the land.
     On October 15, 2007, we purchased 10 acres of land from the 2005 Development/Repositioning Joint Venture for a purchase price of $3,714. We netted our 10% economic interest in the gain on sale and distributions in excess of our 10% economic interest we received from the sale against the basis of the land.
     During the year ended December 31, 2007, we earned acquisition fees from the 2006 Land/Development Joint Venture and the July 2007 Fund. During the year ended December 31, 2006, we earned acquisition fees from the 2003 Net Lease Joint Venture, the 2005 Core Joint Venture, the 2006 Net Lease Co-Investment Program and the July 2007 Fund. We deferred 15% of the acquisition fees earned from the 2003 Net Lease Joint Venture and the 2006 Net Lease Co-Investment Program activity and 10% of the acquisition fees earned from the 2005 Core Joint Venture and the 2006 Land/Development Joint Venture activity. The deferrals reduced our investment in the Joint Ventures and are amortized into income over the life of the underlying properties, generally 25 to 40 years.
     At December 31, 2007 and 2006, we have a receivable from the Joint Ventures and the July 2007 Fund of $6,068 and $7,967, respectively, which mainly relates to development, leasing, property management and asset management fees due to us from the Joint Ventures and the July 2007 Fund and reimbursement for development expenditures made by the TRS who is acting in the capacity of the general contractor for development projects for the 2005 Development/Repositioning Joint Venture. These receivable accounts are included in prepaid expenses and other assets, net.
     During the years ended December 31, 2007, 2006 and 2005, we invested the following amounts in, as well as received distributions from, our Joint Ventures and recognized fees from acquisition, disposition, leasing, development, incentive, property management and asset management services from our Joint Ventures and the July 2007 Fund in the following amounts:

	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,
	2007	2006	2005
Contributions	$25,482	$29,194	$43,311
Distributions	$54,228	$51,398	$6,837
Fees	$25,116	$22,507	$8,301
     The combined summarized financial information of the investments in joint ventures is as follows:

	December 31,	December 31,
	2007	2006
Condensed Combined Balance Sheets
Gross Real Estate Investment	$1,777,964	$1,685,969
Less: Accumulated Depreciation	(69,811)	(72,398)

Net Real Estate	1,708,153	1,613,571
Other Assets	163,583	224,048

Total Assets	$1,871,736	$1,837,619

Debt	$1,264,769	$1,276,001
Other Liabilities	112,268	108,430
Equity	494,699	453,188

	December 31,	December 31,
	2007	2006
Total Liabilities and Equity	$1,871,736	$1,837,619

Company’s share of Equity	$56,494	$53,151
Basis Differentials(1)	1,049	2,376

Carrying Value of the Company’s investments in joint ventures	$57,543	$55,527

(1)	This amount represents the aggregate difference between our historical cost basis and the basis reflected at the joint venture level. Basis differentials are primarily comprised of gain deferrals related to properties we sold to the Joint Ventures, deferred fees and certain equity costs which are not reflected at the joint venture level.

	Year Ended December 31,
	2007	2006	2005
Condensed Combined Statements of Operations
Total Revenues	$127,928	$163,443	$59,411
Expenses:
Operating and Other	43,449	55,070	16,128
Interest	63,768	61,524	20,995
Depreciation and Amortization	64,690	90,842	32,150

Total Expenses	171,907	207,436	69,273

Gain on Sale of Real Estate	108,175	94,352	10,761

Net Income	64,196	50,359	899

Company’s share of Net Income	$30,045	$30,673	$3,699

5. Mortgage Loans Payable, Net, Senior Unsecured Notes, Net and Unsecured Line of Credit
     The following table discloses certain information regarding our mortgage loans, senior unsecured notes and unsecured line of credit:

				Effective
	Outstanding		Interest	Interest
	Balance at		Rate at	Rate at
	December 31,	December 31,	December 31,	December 31,	Maturity
	2007	2006	2007	2007	Date
Mortgage Loans Payable, Net	$73,550	$77,926	5.50% - 9.25%	4.58% - 9.25%	July 2009 - September 2024
Unamortized Premiums	(2,196)	(2,919)

Mortgage Loans Payable, Gross	$71,354	$75,007

Senior Unsecured Notes, Net
2007 Notes	—	149,998	7.600%	7.61%	05/15/07
2016 Notes	199,442	199,372	5.750%	5.91%	01/15/16
2017 Notes	99,905	99,895	7.500%	7.52%	12/01/17
2027 Notes	15,056	15,055	7.150%	7.11%	05/15/27
2028 Notes	199,838	199,831	7.600%	8.13%	07/15/28
2011 Notes	199,807	199,746	7.375%	7.39%	03/15/11
2012 Notes	199,408	199,270	6.875%	6.85%	04/15/12
2032 Notes	49,457	49,435	7.750%	7.87%	04/15/32
2009 Notes	124,937	124,893	5.250%	4.10%	06/15/09
2014 Notes	113,521	112,237	6.420%	6.54%	06/01/14
2011 Exchangeable Notes	200,000	200,000	4.625%	4.63%	09/15/11
2017 II Notes	149,620	—	5.950%	6.37%	05/15/17

Subtotal	$1,550,991	$1,549,732
Unamortized Discounts	14,079	15,338

Senior Unsecured Notes, Gross	$1,565,070	$1,565,070

Unsecured Line of Credit	$322,129	$207,000	5.787%	5.787%	09/28/12

Mortgage Loans Payable, Net
     During 2007, in conjunction with the acquisition of several industrial properties, we assumed mortgages in the aggregate of $38,590; these mortgages were paid off and retired during 2007. As of December 31, 2007, mortgage loans payable of $73,550 are collateralized by industrial properties with a carrying value of $136,846.
Senior Unsecured Notes, Net
     On May 7, 2007, we issued $150,000 of senior unsecured debt which matures on May 15, 2017 and bears interest at a rate of 5.95% (the “2017 II Notes”). The issue price of the 2017 II Notes was 99.730%. Interest is paid semi-annually in arrears on May 15 and November 15. In April 2006, we entered into interest rate protection agreements to fix the interest rate on the 2017 II Notes prior to issuance. We settled the effective portion of the interest rate protection agreements on May 1, 2007 for a payment of $4,261 which is included in other comprehensive income. The debt issue discount and the settlement amount of the interest rate protection agreements will be amortized over the life of the 2017 II Notes as an adjustment to interest expense. Including the impact of the offering discount and the settlement amount of the interest rate projection agreements, our effective interest rate on the 2017 II Notes is 6.37%. The 2017 II Notes contain certain covenants, including limitations on incurrence of debt and debt service coverage.
     On May 15, 2007, we paid off and retired our 7.60% 2007 Unsecured Notes in the amount of $150,000.
     On September 25, 2006, we issued $175,000 of senior unsecured debt which bears interest at a rate of 4.625% (the “2011 Exchangeable Notes”). We also granted the initial purchasers of the 2011 Exchangeable Notes an option exercisable until October 4, 2006 to purchase up to an additional $25,000 principal amount of the 2011 Exchangeable Notes to cover over-allotments, if any (the “Over-allotment Option”). Holders of the 2011 Exchangeable Notes may exchange their notes for our common stock prior to the close of business on the second business day immediately preceding the stated maturity date at any time beginning on July 15, 2011 and also under the following circumstances: 1) during any calendar quarter beginning after December 31, 2006 (and only during such calendar quarter), if, and only if, the closing sale price per share of our common stock for at least 20 trading days ending on the last trading day of the preceding calendar quarter is more than 130% of the exchange price per share of our common stock in effect on the applicable trading day; 2) during the five consecutive trading-day period following any five consecutive trading-day period in which the trading price of the notes was less than 98% of the product of the closing sale price per share of our common stock multiplied by the applicable exchange rate; 3) if those notes have been called for redemption, at any time prior to the close of business on the second business day prior to the redemption date; 4) upon the occurrence of distributions of certain rights to purchase our common stock or certain other assets; or 5) if our common stock ceases to be listed on a U.S. national or regional securities exchange and is not quoted on the over-the-counter market as reported by Pink Sheets LLC or any similar organization, in each case, for 30 consecutive trading days. The 2011 Exchangeable Notes have an initial exchange rate of 19.6356 shares of our common stock per $1,000 principal amount, representing an exchange price of approximately $50.93 per common share and an exchange premium of approximately 20% based on the last reported sale price of $42.44 per share of our common stock on September 19, 2006. If a change of control transaction described in the indenture relating to the 2011 Exchangeable Notes occurs and a holder elects to exchange notes in connection with any such transaction, holders of the 2011 Exchangeable Notes will be entitled to a make-whole amount in the form of an increase in the exchange rate. The exchange rate may also be adjusted under certain other circumstances, including the payment of cash dividends in excess of our current regular quarterly dividend on its common stock of $0.70 per share. The 2011 Exchangeable Notes will be exchangeable for cash up to their principal amount and shares of our common stock for the remainder of the exchange value in excess of the principal amount. The 2011 Exchangeable notes mature on September 15, 2011, unless previously redeemed or repurchased by us or exchanged in accordance with their terms prior to such date. Interest is paid semi-annually in arrears on March 15 and September 15 of each year, beginning March 15, 2007. The 2011 Exchangeable Notes are fully and unconditionally guaranteed by us. On October 3, 2006, the initial purchasers of the 2011 Exchangeable Notes exercised their Over-Allotment Option with respect to $25,000 in principal amount of the 2011 Exchangeable Notes. With the exercise of the Over-Allotment Option, the aggregate principal amount of 2011 Exchangeable Notes issued and outstanding is $200,000. In connection with the Operating Partnership’s offering of the 2011 Exchangeable Notes, the Operating Partnership entered into capped call transactions (the “capped call transactions”) with affiliates of two of the initial purchasers of the 2011 Exchangeable Notes (the “option counterparties”) in order to increase the effective exchange price of the 2011 Exchangeable Notes to $59.42 per share of our common stock, which represents an exchange premium of approximately 40% based on the last reported sale price of $42.44 per share of our common stock on September 19, 2006. The aggregate cost of the capped call transactions was approximately $6,835. The capped call transactions are expected to reduce the potential dilution with respect to our common stock upon exchange of the 2011 Exchangeable Notes to the extent the then market value per share of our common stock does not exceed the cap price of the capped call transaction during the observation period relating to an exchange. The cost of the capped call is accounted for as a hedge and is included in shareholders’ equity because the derivative is indexed to our own stock and meets the scope exception in FAS 133. The capped call on the 2011 Exchangeable Notes requires a net share settlement.

     All of our senior unsecured debt (except for the 2011 Exchangeable Notes) contains certain covenants, including limitations on incurrence of debt and debt service coverage.
Unsecured Line of Credit
     We have maintained an unsecured revolving credit facility since 1997. On September 28, 2007, we amended and restated our unsecured revolving credit facility (the “Unsecured Line of Credit”). The Unsecured Line of Credit matures on September 28, 2012, has a borrowing capacity of $500,000 (with the right, subject to certain conditions, to increase the borrowing capacity up to $700,000) and bears interest at a floating rate of LIBOR plus 0.475%, or the prime rate, at our election. At December 31, 2007, borrowings under our unsecured revolving credit facility, bore interest at a weighted average interest rate of 5.787%. Up to $100,000 of the $500,000 capacity may be borrowed in foreign currencies, including the Canadian dollar, Euro, British Sterling and Japanese Yen. The net unamortized deferred financing fees related to the prior unsecured revolving credit facility and any additional deferred financing fees incurred in entering into the Unsecured Line of Credit on September 28, 2007 are being amortized over the life of the Unsecured Line of Credit, except for $128, which represents the write off of unamortized deferred financing costs associated with certain lenders who did not renew the line of credit and is included in loss from early retirement of debt. The Unsecured Line of Credit contains certain covenants including limitations on incurrence of debt and debt service coverage.
     The following is a schedule of the stated maturities and scheduled principal payments of the mortgage loans, senior unsecured debt and unsecured line of credit, exclusive of premiums and discounts, for the next five years ending December 31, and thereafter:

Amount
2008	$3,111
2009	132,959
2010	15,453
2011	407,269
2012	526,488
Thereafter	873,273

Total	$1,958,553

Fair Value
     At December 31, 2007 and 2006, the fair value of our mortgage loans payable, senior unsecured debt and Unsecured Line of Credit were as follows:

	December 31, 2007		December 31, 2006
	Carrying	Fair	Carrying	Fair
	Amount	Value	Amount	Value
Mortgage Loans Payable	$73,550	$74,867	$77,926	$78,730
Senior Unsecured Debt	1,550,991	1,605,048	1,549,732	1,636,318
Unsecured Line of Credit	322,129	322,129	207,000	207,000

Total	$1,946,670	$2,002,044	$1,834,658	$1,922,048

     The fair value of the senior unsecured debt was determined by quoted market prices, if available. The fair values of our senior unsecured debt that were not valued by quoted market prices and the fair values of our mortgage loans payable were determined by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. The fair value of the Unsecured Line of Credit was equal to its carrying value due to the variable interest rate nature of the loans.
Other Comprehensive Income
     In conjunction with certain issuances of senior unsecured debt, we entered into interest rate protection agreements to fix the interest rate on anticipated offerings of senior unsecured debt. In the next 12 months, we will amortize approximately $741 into net income by decreasing interest expense.

     In April 2006, we entered into two interest rate protection agreements which fixed the interest rate on forecasted offerings of unsecured debt which we designated as cash flow hedges (the “April 2006 Agreements”). The April 2006 Agreements each had a notional value of $72,900 and were effective from November 28, 2006 through November 28, 2016. The April 2006 Agreements fixed the LIBOR rate at 5.537%. On May 1, 2007 we settled the effective portion of the April 2006 Agreements for $4,261 which is included in other comprehensive income. The settlement amount of the April 2006 Agreements will be amortized over the life of the 2017 II Notes as an adjustment to interest expense.
     In July 2007, the 2006 Land/Development Joint Venture entered into two interest rate protection agreements to effectively convert floating rate debt to fixed rate debt on a portion of its line of credit. The hedge relationship is considered highly effective and for the year ended December 31, 2007, $6,499 of unrealized loss due to a change in values of the swap contracts was recognized in other comprehensive income by the 2006 Land/Development Joint Venture. We recorded $650 in unrealized loss, representing our 10% share, net of $254 of income tax provision, which is shown as mark to market of interest rate protection agreements in other comprehensive income for the year ended December 31, 2007.
     During 2007, we owned one industrial property and one land parcel located in Toronto, Canada for which the functional currency was determined to be the Canadian dollar. The assets and liabilities of this industrial property and land parcel are translated to U.S. dollars from the Canadian dollar based on the current exchange rate prevailing at each balance sheet date and any resulting translation adjustments are included in accumulated other comprehensive income. For year ended December 31, 2007, we recorded $3,283 in foreign currency translation gain, net of $1,149 of income tax provision.
6. Stockholders’ Equity
Preferred Stock
     On June 6, 1997, we issued 2,000,000 Depositary Shares, each representing 1/100th of a share of our 8 5/8%, $0.01 par value, Series C Cumulative Preferred Stock (the “Series C Preferred Stock”), at an initial offering price of $25.00 per Depositary Share. On June 6, 2007, the Series C Preferred Stock became redeemable for cash at our option, in whole or in part, at a redemption price equivalent to $25 per Depositary Share, or $50,000 in the aggregate, plus dividends accrued and unpaid to the redemption date. We redeemed the Series C Preferred Stock on June 7, 2007, at a redemption price of $25.00 per Depositary Share, and paid a prorated second quarter dividend of $0.40729 per Depositary Share, totaling approximately $815. Due to the redemption of the Series C Preferred Stock, the initial offering costs associated with the issuance of the Series C Preferred Stock of $2,017 were reflected as a deduction from net income to arrive at net income available to common stockholders in determining earnings per share for the year ended December 31, 2007.
     On May 27, 2004, we issued 50,000 Depositary Shares, each representing 1/100th of a share of our 6.236%, $0.01 par value, Series F Flexible Cumulative Redeemable Preferred Stock (the “Series F Preferred Stock”), at an initial offering price of $1,000.00 per Depositary Share. Dividends on the Series F Preferred Stock are cumulative from the date of initial issuance and are payable semi-annually in arrears for the period from the date of original issuance through March 31, 2009 (the “Series F Initial Fixed Rate Period”), commencing on September 30, 2004, at a rate of 6.236% per annum of the liquidation preference (the “Series F Initial Distribution Rate”) (equivalent to $62.36 per Depositary Share). On or after March 31, 2009, the Series F Initial Distribution Rate is subject to reset, at our option, subject to certain conditions and parameters, at fixed or floating rates and periods. Fixed rates and periods will be determined through a remarketing procedure. Floating rates during floating rate periods will equal 2.375% (the initial credit spread), plus the greater of (i) the 3-month LIBOR Rate, (ii) the 10-year Treasury CMT Rate (as defined in the Articles Supplementary), and (iii) the 30-year Treasury CMT Rate (the adjustable rate)(as defined in the Articles Supplementary), reset quarterly. Dividends on the Series F Preferred Stock are payable semi-annually in arrears for fixed rate periods subsequent to the Series F Initial Fixed Rate Period and quarterly in arrears for floating rate periods. With respect to the payment of dividends and amounts upon liquidation, dissolution or winding up, the Series F Preferred Stock ranks senior to payments on our Common Stock and pari passu with our Series G Preferred Stock (hereinafter defined), Series J Preferred Stock (hereinafter defined) and Series K Preferred Stock (hereinafter defined). On or after March 31, 2009, subject to any conditions on redemption applicable in any fixed rate period subsequent to the Series F Initial Fixed Rate Period, the Series F Preferred Stock is redeemable for cash at our option, in whole or in part, at a redemption price equivalent to $1,000.00 per Depositary Share, or $50,000 in the aggregate, plus dividends accrued and unpaid to the redemption date. The Series F Preferred Stock has no stated maturity and is not convertible into any other securities of the Company.

     On May 27, 2004, we issued 25,000 Depositary Shares, each representing 1/100th of a share our 7.236%, $0.01 par value, Series G Flexible Cumulative Redeemable Preferred Stock (the “Series G Preferred Stock”), at an initial offering price of $1,000.00 per Depositary Share. Dividends on the Series G Preferred Stock are cumulative from the date of initial issuance and are payable semi-annually in arrears for the period from the date of original issuance of the Series G Preferred Stock through March 31, 2014 (the “Series G Initial Fixed Rate Period”), commencing on September 30, 2004, at a rate of 7.236% per annum of the liquidation preference (the “Series G Initial Distribution Rate”) (equivalent to $72.36 per Depositary Share). On or after March 31, 2014, the Series G Initial Distribution Rate is subject to reset, at our option, subject to certain conditions and parameters, at fixed or floating rates and periods. Fixed rates and periods will be determined through a remarketing procedure. Floating rates during floating rate periods will equal 2.500% (the initial credit spread), plus the greater of (i) the 3-month LIBOR Rate, (ii) the 10-year Treasury CMT Rate (as defined in the Articles Supplementary), and (iii) the 30-year Treasury CMT Rate (the adjustable rate) (as defined in the Articles Supplementary), reset quarterly. Dividends on the Series G Preferred Stock are payable semi-annually in arrears for fixed rate periods subsequent to the Series G Initial Fixed Rate Period and quarterly in arrears for floating rate periods. With respect to the payment of dividends and amounts upon liquidation, dissolution or winding up, the Series G Preferred Stock ranks senior to payments on our Common Stock and pari passu with our Series F Preferred Stock, Series J Preferred Stock (hereinafter defined) and Series K Preferred Stock (hereinafter defined). On or after March 31, 2014, subject to any conditions on redemption applicable in any fixed rate period subsequent to the Series G Initial Fixed Rate Period, the Series G Preferred Stock is redeemable for cash at our option, in whole or in part, at a redemption price equivalent to $1,000.00 per Depositary Share, or $25,000 in the aggregate, plus dividends accrued and unpaid to the redemption date. The Series G Preferred Stock has no stated maturity and is not convertible into any other securities of the Company.
     On November 8, 2005 and November 18, 2005, we issued 600 and 150 Shares, respectively, of $.01 par value, Series I Flexible Cumulative Redeemable Preferred Stock, (the “Series I Preferred Stock”), in a private placement at an initial offering price of $250,000 per share for an aggregate initial offering price of $187,500. We redeemed the Series I Preferred Stock on January 13, 2006 for $242,875.00 per share, and paid a prorated first quarter dividend of $470.667 per share, totaling approximately $353. In accordance with EITF D-42, due to the redemption of the Series I Preferred Stock, the difference between the redemption cost and the carrying value of the Series I Preferred Stock of approximately $672 is reflected as a deduction from net income to arrive at net income available to common stockholders in determining earnings per share for the year ended December 31, 2006.
     On January 13, 2006, we issued 6,000,000 Depositary Shares, each representing 1/10,000th of a share of our 7.25%, $.01 par value, Series J Cumulative Redeemable Preferred Stock (the “Series J Preferred Stock”), at an initial offering price of $25.00 per Depositary Share. Dividends on the Series J Preferred Stock, represented by the Depositary Shares, are cumulative from the date of initial issuance and are payable quarterly in arrears. However, during any period that both (i) the depositary shares are not listed on the NYSE or AMEX, or quoted on NASDAQ, and (ii) we are not subject to the reporting requirements of the Exchange Act, but the preferred shares are outstanding, we will increase the dividend on the preferred shares to a rate of 8.25% of the liquidation preference per year. However, if at any time both (i) the depositary shares cease to be listed on the NYSE or the AMEX, or quoted on NASDAQ, and (ii) we cease to be subject to the reporting requirements of the Exchange Act, but the preferred shares are outstanding, then the preferred shares will be redeemable, in whole but not in part at our option, within 90 days of the date upon which the depositary shares cease to be listed and we cease to be subject to such reporting requirements, at a redemption price equivalent to $25.00 per Depositary Share, plus all accrued and unpaid dividends to the date of redemption. With respect to the payment of dividends and amounts upon liquidation, dissolution or winding up, the Series J Preferred Stock ranks senior to payments on our Common Stock and pari passu with our Series F Preferred Stock, Series G Preferred Stock and Series K Preferred Stock (hereinafter defined). The Series J Preferred Stock is not redeemable prior to January 15, 2011. On or after January 15, 2011, the Series J Preferred Stock is redeemable for cash at our option, in whole or in part, at a redemption price equivalent to $25.00 per Depositary Share, or $150,000 in the aggregate, plus dividends accrued and unpaid to the redemption date. The Series J Preferred Stock has no stated maturity and is not convertible into any other securities of the Company.
     On August 21, 2006, we issued 2,000,000 Depositary Shares, each representing 1/10,000th of a share of our 7.25%, $.01 par value, Series K Flexible Cumulative Redeemable Preferred Stock (the “Series K Preferred Stock”), at an initial offering price of $25.00 per Depositary Share. Dividends on the Series K Preferred Stock, represented by the Depositary Shares, are cumulative from the date of initial issuance and are payable quarterly in arrears. With respect to the payment of dividends and amounts upon liquidation, dissolution or winding up, the Series K Preferred Stock ranks senior to payments on our Common Stock and pari passu with our Series F Preferred Stock, Series G Preferred Stock and Series J Preferred Stock. The Series K Preferred Stock is not redeemable prior to August 15, 2011. On or after August 15, 2011, the Series K Preferred Stock is redeemable for cash at our option, in whole or in part, at a redemption price equivalent to $25.00 per Depositary Share, or $50,000 in the aggregate, plus dividends accrued and unpaid to the redemption date. The Series K Preferred Stock has no stated maturity and is not convertible into any other securities of the Company.

     The following table summarizes certain information regarding our preferred stock:

	Stated Value at
	December 31,	December 31,
	2007	2006
Series C Preferred Stock	$—	$50,000
Series F Preferred Stock	50,000	50,000
Series G Preferred Stock	25,000	25,000
Series J Preferred Stock	150,000	150,000
Series K Preferred Stock	50,000	50,000

Total	$275,000	$325,000

Shares of Common Stock
     On December 9, 2005, we issued 1,250,000 shares of $0.01 par value common stock (the “December 2005 Equity Offering”). The price per share was $39.45 resulting in gross offering proceeds of $49,313. Proceeds to us, net of underwriters’ discount and total expenses, were approximately $48,775.
     For the years ended December 31, 2007, 2006 and 2005, 119,747, 213,773, and 81,644, respectively, shares of common stock were converted from an equivalent number of limited partnership interests in the Operating Partnership (“Units”).
Treasury Stock
     In March 2000 and in September 2007, our Board of Directors authorized a stock repurchase plan pursuant to which we are permitted to purchase up to $100,000 (the “March 2000 Program”) and $100,000, respectively, of our outstanding common stock. We may make purchases from time to time in the open market or in privately negotiated transactions, depending on market and business conditions. During the year ended December 31, 2007, we repurchased 1,797,714 shares at an average price per share of $38.62, including brokerage commissions. During November 2007 we completed the March 2000 Program.
Non-Qualified Employee Stock Options
     For the year ended December 31, 2005, certain employees of the Company exercised 248,881 non-qualified employee stock options. Net proceeds to us were approximately $6,698.
     For the year ended December 31, 2006, certain employees of the Company exercised 125,780 non-qualified employee stock options. Net proceeds to us were approximately $3,742.
     For the year ended December 31, 2007, certain employees of the Company exercised 19,600 non-qualified employee stock options. Net proceeds to us were approximately $613.
Restricted Stock
     During the years ended December 31, 2007, 2006, and 2005 we awarded 442,008, 303,142, and 189,878 restricted shares of common stock, respectively, to certain employees of the Company and 17,139, 16,232, and 10,164, respectively, to certain directors of the Company. See Note 13 for further disclosure on our stock based compensation.

     The following table is a roll-forward of our shares of common stock outstanding, including unvested restricted shares of common stock for the three years ended December 31, 2007:

Shares of
Common Stock
Outstanding
Balance at December 31, 2004	42,834,091
Issuance of Common Stock and Stock Option Exercises	1,480,942
Issuance of Restricted Stock Shares	200,042
Repurchase and Retirement of Restricted Stock Shares	(152,009)
Conversion of Operating Partnership Units	81,644

Balance at December 31, 2005	44,444,710

Stock Option Exercises	125,780
Issuance of Restricted Stock Shares	319,374
Repurchase and Retirement of Restricted Stock Shares	(93,007)
Conversion of Operating Partnership Units	213,773

Balance at December 31, 2006	45,010,630

Issuance of Common Stock and Stock Option Exercises	19,600
Issuance of Restricted Stock Shares	459,147
Repurchase of Treasury Shares	(1,797,714)
Repurchase and Retirement of Restricted Stock Shares	(139,261)
Conversion of Operating Partnership Units	119,747

Balance at December 31, 2007	43,672,149

Dividends/Distributions
     The following table summarizes dividends/distributions declared for the past three years:

	Year Ended 2007		Year Ended 2006		Year Ended 2005
	Dividend/		Dividend/		Dividend/
	Distribution	Total	Distribution	Total	Distribution	Total
	per Share/	Dividend/	per Share/	Dividend/	per Share/	Dividend/
	Unit	Distribution	Unit	Distribution	Unit	Distribution
Common Stock/Operating Partnership Units	$2.8500	$146,126	$2.8100	$144,720	$2.7850	$139,168
Series C Preferred Stock	$94.6353	$1,893	$215.6240	$4,313	$215.6240	$4,313
Series F Preferred Stock	$6,236.0000	$3,118	$6,236.0000	$3,118	$6,236.0000	$3,118
Series G Preferred Stock	$7,236.0000	$1,809	$7,236.0000	$1,809	$7,236.0000	$1,809
Series I Preferred Stock	$—	$—	$470.6667	$353	$1,930.2431	$1,448
Series J Preferred Stock	$18,125.2000	$10,875	$17,521.0000	$10,512	$—	$—
Series K Preferred Stock	$18,125.2000	$3,625	$6,595.6000	$1,319	$—	$—
7. Acquisition and Development of Real Estate
     In 2005, we acquired 161 industrial properties comprising, in the aggregate, approximately 20.1 million square feet of GLA and several land parcels. The gross purchase price for 160 industrial properties and several land parcels totaled approximately $752,674, (approximately $14,698 of which was made through the issuance of 366,472 Units relating to five properties) excluding costs incurred in conjunction with the acquisition of the properties. Additionally, one industrial property was acquired through foreclosure due to a default on a mortgage loan receivable. We also substantially completed development of five properties comprising approximately 1.8 million square feet of GLA at a cost of approximately $97,466. We reclassed the costs of the substantially completed developments from construction in progress to building, tenant improvements and leasing commissions.
     In 2006, we acquired 91 industrial properties comprising, in the aggregate, approximately 10.5 million square feet of GLA and several land parcels for a total purchase price of approximately $610,745 (approximately $1,288 of which was made through the issuance of 31,473 Units relating to two properties) excluding costs incurred in conjunction with the acquisition of the properties. We also substantially completed development of 15 properties comprising approximately 5.0 million square feet of GLA at a cost of approximately $188,592. We reclassed the costs of the substantially completed developments from construction in progress to building, tenant improvements and leasing commissions.

     In 2007, we acquired 105 industrial properties comprising, in the aggregate, approximately 8.6 million square feet of GLA and several land parcels, including 41 industrial properties comprising approximately 1.3 million square feet of GLA in connection with the purchase of the 90% equity interest from the institutional investor of the 1998 Core Joint Venture and one industrial property comprising 0.3 million square feet of GLA in connection with the redemption of the 85% equity interest in one property from the institutional investor in the 2003 Net Lease Joint Venture (see Note 4). The purchase price of these acquisitions totaled approximately $470,784, excluding costs incurred in conjunction with the acquisition of the industrial properties and land parcels. We also substantially completed development of 15 properties comprising approximately 3.7 million square feet of GLA at a cost of approximately $144,790. We reclassed the costs of the substantially completed developments from construction in progress to building, tenant improvements and leasing commissions.
Intangible Assets Subject To Amortization in the Period of Acquisition
     The fair value of in-place leases, above market leases, tenant relationships and below market leases recorded as a result of the above acquisitions was $36,270, $3,831, $20,336, and $(13,148), respectively, for the year ended December 31, 2006. The weighted average life in months of in-place leases, above market leases, tenant relationships and below market leases recorded as a result of 2006 acquisitions was 72, 71, 105, and 109 months, respectively.
     The fair value of in-place leases, above market leases, tenant relationships, and below market leases recorded as a result of the above acquisitions was $23,038, $1,000, $10,007 and $(8,108), respectively for the year ended December 31, 2007. The weighted average life in months of in-place leases, above market leases, tenant relationships, and below market leases recorded as a result of 2007 acquisitions was 76, 99, 114, and 132 months, respectively.
8. Sale of Real Estate, Real Estate Held for Sale and Discontinued Operations
     In 2005, we sold 96 industrial properties comprising approximately 12.8 million square feet of GLA and several land parcels. Of the 96 industrial properties sold, eight industrial property sales were to the 2005 Development/Repositioning Joint Venture. Gross proceeds from the sales of the 96 industrial properties and several land parcels were approximately $656,094. The gain on sale of real estate was approximately $161,689, of which $132,139 is shown in discontinued operations. Eighty-six of the 96 sold industrial properties meet the criteria established by FAS 144 to be included in discontinued operations. Therefore, in accordance with FAS 144, the results of operations and gain on sale of real estate, net of income taxes and minority interest, for the 86 sold industrial properties that meet the criteria established by FAS 144 are included in discontinued operations. The results of operations and gain on sale of real estate, net of income taxes and minority interest, for the ten industrial properties and several land parcels that do not meet the criteria established by FAS 144 are included in continuing operations.
     In 2006, we sold 125 industrial properties comprising approximately 17.1 million square feet of GLA and several land parcels, totaling gross proceeds of $946,800. The gain on sale of real estate was approximately $219,513, of which $213,442 is shown in discontinued operations. The 125 sold industrial properties meet the criteria established by FAS 144 to be included in discontinued operations. Therefore, in accordance with FAS 144, the results of operations and gain on sale of real estate, net of income taxes and minority interest, for the 125 sold industrial properties are included in discontinued operations. The results of operations and gain on sale of real estate, net of income taxes and minority interest, for the several land parcels that do not meet the criteria established by FAS 144 are included in continuing operations.
     In 2007, we sold 164 industrial properties comprising approximately 13.7 million square feet of GLA and several land parcels. Gross proceeds from the sales of the 164 industrial properties and several land parcels were approximately $881,278. The gain on sale of real estate was approximately $254,387, of which $244,962 is shown in discontinued operations. One hundred sixty-one of the 164 sold industrial properties meet the criteria established by FAS 144 to be included in discontinued operations. Therefore, in accordance with FAS 144, the results of operations and gain on sale of real estate, net of income taxes and minority interest for the 161 sold industrial properties that meet the criteria established by FAS 144 are included in discontinued operations. The results of operations and gain on sale of real estate, net of income taxes and minority interest for the three industrial properties and several land parcels that do not meet the criteria established by FAS 144 are included in continuing operations.
     During the three months ended March 31, 2008, we sold 38 industrial properties comprising approximately 3.2 million square feet of GLA and several land parcels. The 38 sold industrial properties meet the criteria established by SFAS 144 to be included in discontinued operations for the years ended December 31, 2007, 2006, and 2005. Therefore, in accordance with SFAS 144, the results of operations of the 38 sold industrial properties are included in discontinued operations for the years ended December 31, 2007, 2006, and 2005.
     At March 31, 2008, we had 22 industrial properties comprising approximately 1.2 million square feet of GLA held for sale. In accordance with SFAS 144, the results of operations of the 22 industrial properties held for sale at March 31, 2008 are included in discontinued operations for the years ended December 31, 2007, 2006, and 2005. There can be no assurance that such industrial properties held for sale will be sold.
     The following table discloses certain information regarding the industrial properties included in our discontinued operations for the years ended December 31, 2007, 2006 and 2005.

	Year Ended December 31,
	2007	2006	2005
Total Revenues	$73,940	$109,730	$130,277
Property Expenses	(24,801)	(36,032)	(45,427)
Interest Expense	—	—	(373)
Depreciation and Amortization	(21,627)	(37,144)	(40,643)
Gain on Sale of Real Estate	244,962	213,442	132,139
Provision for Income Taxes	(38,128)	(51,102)	(23,898)
Minority Interest	(29,621)	(25,876)	(20,013)

Income from Discontinued Operations	$204,725	$173,018	$132,062

     In conjunction with certain property sales, we provided seller financing. At December 31, 2007 and 2006, we had mortgage notes receivable and accrued interest outstanding of approximately $30,456 and $0, respectively, which is included as a component of prepaid expenses and other assets.
9. Supplemental Information to Statements of Cash Flows
     Supplemental disclosure of cash flow information:

	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,
	2007	2006	2005
Interest paid, net of capitalized interest	$118,909	$114,709	$107,573

Capitalized Interest	$8,413	$5,159	$3,271

Income Taxes Paid	$42,169	$36,374	$36,080

Supplemental schedule of noncash investing and financing activities:
Distribution payable on common stock/Units	$36,079	$36,613	$35,752

Distribution payable on preferred stock	$1,232	$5,935	$3,757

Exchange of units for common stock:
Minority interest	$(2,858)	$(5,144)	$(1,951)
Common stock	—	2	1
Additional paid-in-capital	2,858	5,142	1,950

	$—	$—	$—

In conjunction with property and land acquisitions, the following assets and liabilities were assumed:
Accounts payable and accrued expenses	$(6,095)	$(1,928)	$(4,735)

Issuance of Operating Partnership Units	$—	$(1,288)	$(14,698)

Mortgage debt	$(38,590)	$(33,982)	$(11,545)

Foreclosed property acquisition and write-off of a Mortgage loan receivable	$—	$—	$3,870

Write-off of fully depreciated assets	$45,031	$30,596	$67,814

In conjunction with certain property sales, we provided seller financing or assigned a mortgage loan payable:
Notes receivable	$48,282	$11,200	$76,744

Mortgage Note Payable	$769	$—	$13,242

10. Earnings Per Share (“EPS”)
     The computation of basic and diluted EPS is presented below.

	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,
	2007	2006	2005
Numerator:
Loss from Continuing Operations	$(55,215)	$(64,374)	$(61,179)
Gain on Sale of Real Estate, Net of Minority Interest and Income Tax	5,541	3,438	16,221
Less: Preferred Stock Dividends	(21,320)	(21,424)	(10,688)
Less: Redemption of Preferred Stock	(2,017)	(672)	—

Loss from Continuing Operations Available to Common Stockholders, Net of Minority Interest and Income Tax — For Basic and Diluted EPS	(73,011)	(83,032)	(55,646)
Discontinued Operations, Net of Minority Interest and Income Tax	204,725	173,018	132,062

Net Income Available to Common Stockholders — For Basic and Diluted EPS	$131,714	$89,986	$76,416

Denominator:
Weighted Average Shares — Basic and Diluted	44,085,998	44,011,503	42,431,109
Basic and Diluted EPS:
Loss from Continuing Operations Available to Common Stockholders, Net of Minority Interest and Income Tax	$(1.66)	$(1.89)	$(1.31)

Discontinued Operations, Net of Minority Interest and Income Tax	$4.64	$3.93	$3.11

Net Income Available to Common Stockholders	$2.99	$2.04	$1.80

     The number of weighted average shares — diluted is the same as the number of weighted average shares — basic for the years ended December 31, 2007, 2006 and 2005 as the dilutive effect of stock options and restricted stock was excluded because its inclusion would have been anti-dilutive to the loss from continuing operations available to common stockholders, net of minority interest and income tax. The dilutive stock options and restricted stock excluded from the computation are 90,386 and 73,837, respectively, for the year ended December 31, 2007, 116,155 and 93,643, respectively, for the year ended December 31, 2006, and 141,625 and 82,888, respectively, for the year ended December 31, 2005.
     Unvested restricted stock of 909,966, 778,535, and 700,023 were outstanding as of December 31, 2007, 2006, and 2005, respectively. Unvested restricted stock aggregating 470,009, 109,517, and 182,651 were antidilutive at December 31, 2007, 2006 and 2005, respectively, and accordingly, were excluded from dilution computations.
     Additionally, options to purchase common stock of 355,901, 381,976, and 546,723 were outstanding as of December 31, 2007, 2006 and 2005, respectively.
     The $200,000 of senior unsecured debt (the “2011 Exchangeable Notes”) issued during 2006, which are convertible into common shares of the Company at a price of $50.93, were not included in the computation of diluted EPS as our average stock price did not exceed the strike price of the conversion feature (see Note 5).
11. Income Taxes
     For income tax purposes, distributions paid to common shareholders are classified as ordinary income, capital gain, return of capital or qualified dividends. For the years ended December 31, 2007, 2006 and 2005, the distributions per common share were classified as follows:

		As a Percentage		As a Percentage		As a Percentage
	2007	of Distributions	2006	of Distributions	2005	of Distributions
Ordinary income	$0.6158	21.61%	$0.2613	9.30%	$0.3278	11.77%
Long-term capital gains	1.2950	45.44%	0.3364	11.97%	0.4289	15.40%
Unrecaptured Section 1250 gain	0.6721	23.58%	0.2408	8.57%	0.2158	7.75%
Return of capital	0.2671	9.37%	1.3918	49.53%	1.6276	58.44%
Qualified Dividends	—	0.00%	0.5797	20.63%	0.1849	6.64%

	$2.8500	100.00%	$2.810	100.00%	$2.785	100.00%

     For income tax purposes, distributions paid to preferred shareholders are classified as ordinary income, capital gain, or qualified dividends. For the years ended December 31, 2007, 2006 and 2005, the preferred distributions per depositary share were classified as follows:

		As a Percentage		As a Percentage		As a Percentage
Series C Preferred Stock	2007	of Distributions	2006	of Distributions	2005	of Distributions
Ordinary income	$0.1285	23.84%	$0.3972	18.42%	$0.5992	27.79%
Long-term capital gains	0.2703	50.14%	0.5115	23.72%	0.8023	37.21%
Unrecaptured Section 1250 gain	0.1403	26.02%	0.3661	16.98%	0.4041	18.74%
Qualified Dividends	—	0.00%	0.8814	40.88%	0.3506	16.26%

	$0.5391	100.00%	$2.1562	100.00%	$2.1562	100.00%

		As a Percentage		As a Percentage
Series J Preferred Stock	2007	of Distributions	2006	of Distributions
Ordinary income	$0.4322	23.84%	$0.3227	18.42%
Long-term capital gains	0.9087	50.14%	0.4156	23.72%
Unrecaptured Section 1250 gain	0.4716	26.02%	0.2975	16.98%
Qualified Dividends	—	0.00%	0.7163	40.88%

	$1.8125	100.00%	$1.7521	100.00%

		As a Percentage		As a Percentage
Series K Preferred Stock	2007	of Distributions	2006	of Distributions
Ordinary income	$0.4322	23.84%	$0.1215	18.42%
Long-term capital gains	0.9087	50.14%	0.1564	23.72%
Unrecaptured Section 1250 gain	0.4716	26.02%	0.1120	16.98%
Qualified Dividends	—	0.00%	0.2696	40.88%

	$1.8125	100.00%	$0.6595	100.00%

     The components of income tax expense for the TRS for the years ended December 31, 2007, 2006 and 2005 are comprised of the following:

	2007	2006	2005
Current:
Federal	$(28,209)	$(39,531)	$(19,265)
State	(4,934)	(7,734)	(4,519)
Deferred:
Federal	3,977	3,548	4,299
State	571	695	1,009

	$(28,595)	$(43,022)	$(18,476)

     In addition to income tax expense recognized by the TRS, $1,960, $317 and $1,956 of state income taxes was recognized by the Company and is included in income tax expense on the consolidated statement of operations for the years ended December 31, 2007, 2006 and 2005, respectively.
     Deferred income taxes represent the tax effect of the temporary differences between the book and tax basis of assets and liabilities. Deferred tax assets (liabilities) of the TRS include the following as of December 31, 2007, 2006 and 2005:

	2007	2006	2005
Bad debt expense	$32	$119	$118
Investment in joint ventures	2,677	2,519	648
Fixed assets	8,204	7,133	4,363
Prepaid rent	215	556	461
Capitalized general and administrative expense under 263A	2,671	2,408	2,696
Deferred losses/gains	905	968	878
Mark-to-Market of interest rate protection agreements	—	—	6
Capitalized interest under 263A	613	191	184
Accrued contingency loss	289	297	—
Restricted stock	2,744	—	—

Total deferred tax assets	$18,350	$14,191	$9,354

Straight-line rent	(967)	(1,483)	(923)
Build to suit development	(97)	(100)	(66)
Fixed assets	(130)	—	—

Total deferred tax liabilities	$(1,194)	$(1,583)	$(989)

Total net deferred tax asset	$17,156	$12,608	$8,365

     The TRS does not have net operating loss carryforwards or tax credit carryforwards.
     The TRS’s components of income tax expense for the years ended December 31, 2007, 2006 and 2005 are as follows:

	2007	2006	2005
Tax expense associated with income from operations on sold properties which is included in discontinued operations	$(2,096)	$(3,591)	$(3,369)
Tax expense associated with gains and losses on the sale of real estate which is included in discontinued operations	(36,032)	(47,511)	(20,529)
Tax expense associated with gains and losses on the sale of real estate	(3,082)	(2,119)	(10,871)
Income tax benefit	12,615	10,199	16,293

Income tax expense	$(28,595)	$(43,022)	$(18,476)

     The income tax benefit pertaining to income from continuing operations and gain on sale of real estate for the TRS differs from the amounts computed by applying the applicable federal statutory rate as follows:

	2007	2006	2005
Tax benefit at federal rate related to continuing operations	$8,175	$6,725	$3,058
State tax benefit, net of federal benefit	1,007	801	442
Meals and entertainment	(121)	(24)	(19)
Prior year provision to return adjustments	436	484	1,886
Other	36	94	55

Net income tax benefit	$9,533	$8,080	$5,422

     We adopted FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”), on January 1, 2007. The adoption of FIN 48 had no affect on our financial statements as we had no unrecognized tax benefits. As of the adoption date, we had paid approximately $1,400 (representing taxes and interest) to the State of Michigan regarding business loss carryforwards for which we are currently litigating. That amount will favorably affect our effective income tax rate in future periods should we prevail.
     On December 11, 2007, the Michigan Court of Claims rendered a decision against us regarding the business loss carryforwards. Also, the court ruled against us on an alternative position involving Michigan’s Capital Acquisition Deduction (CAD). We filed an appeal to the Michigan Appeals Court in January 2008. However, as a result of the lower court’s decision, $705 was accrued for both tax and financial statement purposes; therefore, there is no unrecognized tax benefit related to this issue.
     We have no unrecognized tax benefits as of December 31, 2007. To the extent we have unrecognized tax benefits in the future, it will be our policy to recognize interest and penalties related to unrecognized tax benefits in income tax expense.
12. Future Rental Revenues
     Our properties are leased to tenants under net and semi-net operating leases. Minimum lease payments receivable, excluding tenant reimbursements of expenses, under non-cancelable operating leases in effect as of December 31, 2007 are approximately as follows:

2008	$266,885
2009	223,719
2010	174,816
2011	128,002
2012	93,790
Thereafter	303,081

Total	$1,190,293

13. Stock Based Compensation
     We maintain three stock incentive plans (the “Stock Incentive Plans”) which are administered by the Compensation Committee of the Board of Directors. There are approximately 10.0 million shares reserved under the Stock Incentive Plans. Only officers, certain employees, our Independent Directors and our affiliates generally are eligible to participate in the Stock Incentive Plans.

     The Stock Incentive Plans authorize (i) the grant of stock options that qualify as incentive stock options under Section 422 of the Code, (ii) the grant of stock options that do not so qualify, (iii) restricted stock awards, (iv) performance share awards and (v) dividend equivalent rights. The exercise price of the stock options is determined by the Compensation Committee. Special provisions apply to awards granted under the Stock Incentive Plans in the event of a change in control in the Company. As of December 31, 2007, stock options and restricted stock covering 1.3 million shares were outstanding and 1.8 million shares were available under the Stock Incentive Plans. At December 31, 2007 all outstanding stock options are vested. Stock option transactions are summarized as follows:

		Weighted
		Average	Exercise	Aggregate
		Exercise	Price	Intrinsic
	Shares	Price	per Share	Value
Outstanding at December 31, 2005	546,723	$31.27	$22.75-$33.15	$3,954
Exercised	(125,780)	$30.24	$22.75-$33.15	$1,846
Expired or Terminated	(38,967)	$30.88	$27.25-$33.13

Outstanding at December 31, 2006	381,976	$31.65	$25.13-$33.15	$5,823

Exercised	(19,600)	$31.27	$30.38-$33.13	$230
Expired or Terminated	(6,475)	$30.85	$27.25-$33.13

Outstanding at December 31, 2007	355,901	$31.68	$25.13-$33.15	$3,669

     The following table summarizes currently outstanding and exercisable options as of December 31, 2007:

	Number	Weighted	Weighted
	Outstanding	Average	Average
	and	Remaining	Exercise
Range of Exercise Price	Exercisable	Contractual Life	Price
$25.13 - $30.53	100,101	3.31	29.85
$31.05 - $33.15	255,800	2.43	32.40
     In September 1994, the Board of Directors approved and we adopted a 401(k)/Profit Sharing Plan. Under our 401(k)/Profit Sharing Plan, all eligible employees may participate by making voluntary contributions. We may make, but are not required to make, matching contributions. For the years ended December 31, 2007, 2006 and 2005, we made matching contributions of approximately $542, $451, and $358, respectively.
     For the twelve months ended December 31, 2007, 2006 and 2005, we awarded 442,008, 303,142, and 189,878 restricted stock awards to our employees having a fair value at grant date of $20,882, $11,519, and $7,976, respectively. We also awarded 17,139, 16,232, and 10,164, restricted stock awards to our directors having a fair value at grant date of $688, $633, and $405, respectively. Restricted stock awards granted to employees generally vest over a period of three years and restricted stock awards granted to directors generally vest over a period of three to ten years. For the twelve months ended December 31, 2007, 2006 and 2005, we recognized $14,150, $9,624, and $8,845 in restricted stock amortization related to restricted stock awards, of which $1,707, $967, and $1,297 respectively, was capitalized in connection with development activities. At December 31, 2007, we have $23,787 in unearned compensation related to unvested restricted stock awards. The weighted average period that the unrecognized compensation is expected to be incurred is 1.38 years. We have not awarded options to our employees or our directors during the twelve months ended December 31, 2007, 2006 and 2005, and therefore no stock-based employee compensation expense related to options is included in net income available to common stockholders.
     Restricted stock transactions for the years ended December 31, 2007 and 2006 are summarized as follows:

		Weighted
		Average
		Grant Date
	Shares	Fair Value
Outstanding at December 31, 2005	700,023	$34.23
Issued	319,374	$38.05
Vested	(217,168)	$36.57
Forfeited	(23,694)	$34.55

Outstanding at December 31, 2006	778,535	$35.49

Issued	459,147	$46.98
Vested	(272,745)	$37.74
Forfeited	(54,971)	$39.59

Outstanding at December 31, 2007	909,966	$41.88

14. Related Party Transactions
     We periodically engage in transactions for which CB Richard Ellis, Inc. acts as a broker. A relative of one of our officers/Directors is an employee of CB Richard Ellis, Inc. For the years ended December 31, 2007, 2006 and 2005 this relative received brokerage commissions in the amount of $240, $341, and $285, respectively.
15. Commitments and Contingencies
     In the normal course of business, we are involved in legal actions arising from the ownership of our properties. In our opinion, the liabilities, if any, that may ultimately result from such legal actions are not expected to have a materially adverse effect on the consolidated financial position, our operations or our liquidity.
     Seven properties have leases granting the tenants options to purchase the property. Such options are exercisable at various times at appraised fair market value or at a fixed purchase price in excess of our depreciated cost of the asset. We have no notice of any exercise of any tenant purchase option.
     We have committed to the construction of certain development projects totaling approximately 2.1 million square feet of GLA. The estimated total construction costs are approximately $114,005. Of this amount, approximately $64,641 remains to be funded. There can be no assurance that the actual completion cost will not exceed the estimated completion cost stated above.
     At December 31, 2007, we had 23 letters of credit outstanding in the aggregate amount of $9,582. These letters of credit expire between February, 2008 and January, 2010.
Ground and Operating Lease Agreements
     For the years ended December 31, 2007, 2006 and 2005, we recognized $3,102, $2,737 and $2,275 in operating and ground lease expense.
     Future minimum rental payments under the terms of all non-cancelable ground and operating leases under which we are the lessee, as of December 31, 2007, are as follows:

2008	$3,339
2009	3,077
2010	2,744
2011	2,534
2012	2,158
Thereafter	38,912

Total	$52,764

16. Subsequent Events
     On January 22, 2008, we paid a fourth quarter 2007 distribution of $0.72 per common share/unit, totaling approximately $36,079.
     From January 1, 2008 to February 15, 2008, we awarded 2,168 shares of restricted common stock to certain Directors. These shares of restricted common stock had a fair value of approximately $67 on the date of grant. The restricted common stock and units vest over a period of five years. Compensation expense will be charged to earnings over the respective vesting period.
     From January 1, 2008 to February 15, 2008, we acquired 11 industrial properties and several land parcels for a total estimated investment of approximately $79,073. We also sold three industrial properties and one land parcel for approximately $3,592 of gross proceeds during this period.
     In January 2008, we entered into two interest rate protection agreements which fixed the interest rate on forecasted offerings of unsecured debt which we designated as cash flow hedges (the “January 2008 Agreements”). The January 2008 Agreements each have a notional value of $59,750 and are effective from May 15, 2009 through May 15, 2014. The January 2008 Agreements fix the LIBOR rate at 4.0725% and 4.0770%, respectively.

17. Quarterly Financial Information (unaudited)
     The following table summarizes our quarterly financial information. The first, second and third fiscal quarters of 2007 and all fiscal quarters in 2006 have been revised in accordance with FAS 144.
     Net income available to common stockholders and basic and diluted EPS from net income available to common stockholders has not been affected.

	Year Ended December 31, 2007
	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter
Total Revenues	$99,792	$99,765	$98,183	$107,216
Equity in Income of Joint Ventures	5,631	11,626	6,376	6,412
Minority Interest Allocable to Continuing Operations	2,931	2,720	2,766	2,970
Loss from Continuing Operations, Net of Income Tax and Minority Interest	(14,093)	(11,281)	(14,431)	(15,410)
Income from Discontinued Operations, Net of Income Tax	53,617	55,173	55,514	70,042
Minority Interest Allocable to Discontinued Operations	(6,788)	(6,919)	(6,978)	(8,936)
Gain on Sale of Real Estate, Net of Income Tax	2,806	503	63	2,971
Minority Interest Allocable to Gain on Sale of Real Estate	(355)	(63)	(8)	(376)
Net Income	35,187	37,413	34,160	48,291
Preferred Stock Dividends	(5,935)	(5,671)	(4,857)	(4,857)
Less: Redemption of Preferred Stock	—	(2,017)	—	—

Net Income Available to Common Stockholders	$29,252	$29,725	$29,303	$43,434

Basic and Diluted Earnings Per Share:
Loss From Continuing Operations	$(0.40)	$(0.42)	$(0.43)	$(0.41)

Income from Discontinued Operations	$1.05	$1.09	$1.10	$1.41

Net Income Available to Common Stockholders	$0.66	$0.67	$0.66	$1.00

Weighted Average Shares Outstanding	44,410	44,471	44,240	43,234

	Year Ended December 31, 2006
	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter
Total Revenues	$74,243	$77,390	$78,540	$93,582
Equity in Income (Loss) of Joint Ventures	(34)	7,307	4,747	18,654
Minority Interest Allocable to Continuing Operations	3,585	2,977	3,734	2,579
Loss from Continuing Operations, Net of Income Tax and Minority Interest	(18,148)	(15,622)	(19,701)	(10,903)
Income from Discontinued Operations, Net of Income Tax	46,347	53,607	54,670	44,270
Minority Interest Allocable to Discontinued Operations	(6,111)	(6,974)	(7,102)	(5,689)
Gain (Loss) on Sale of Real Estate, Net of Income Tax	982	1,475	1,729	(234)
Minority Interest Allocable to (Gain) Loss Sale of Real Estate	(127)	(192)	(225)	30
Net Income	22,943	32,294	29,371	27,474
Preferred Stock Dividends	(5,019)	(5,029)	(5,442)	(5,934)
Less: Redemption of Preferred Stock	(672)	—	—	—

Net Income Available to Common Stockholders	$17,252	$27,265	$23,929	$21,540

Basic and Diluted Earnings Per Share:
Loss From Continuing Operations	$(0.52)	$(0.44)	$(0.54)	$(0.39)

Income from Discontinued Operations	$0.92	$1.06	$1.08	$0.87

Net Income Available to Common Stockholders	$0.39	$0.62	$0.54	$0.49

Weighted Average Shares Outstanding	43,887	44,006	44,032	44,118

18. Pro Forma Financial Information (unaudited)
     The following Pro Forma Condensed Statements of Operations for the years ended December 31, 2007 and 2006 (the “Pro Forma Statements”) are presented as if the acquisition of 52 operating industrial properties between January 1, 2007 and December 31, 2007 had occurred at the beginning of each year. The Pro Forma Statements do not include acquisitions between January 1, 2007 and December 31, 2007 for industrial properties that were vacant upon purchase, were leased back to the sellers upon purchase or were sold or held for sale as of March 31, 2008. The Pro Forma Condensed Statements of Operations include all necessary adjustments to reflect the occurrence of purchases and sales of properties during 2007 as of January 1, 2007 and 2006.

     The Pro Forma Statements are not necessarily indicative of what our results of operations would have been for the years ended December 31, 2007 and 2006, nor do they purport to present our future results of operations.
Pro Forma Condensed Statements of Operations

	Year Ended	Year Ended
	December 31,	December 31,
	2007	2006
Pro Forma Revenues	$411,862	$343,774
Pro Forma Loss from Continuing Operations Available to Common Stockholders, Net of Minority Interest and Income Taxes	$(54,737)	$(52,209)
Pro Forma Net Income Available to Common Stockholders	$149,988	$120,809
Per Share Data:
Pro Forma Basic and Diluted Earnings Per Share Data:
Loss from Continuing Operations Available to Common Stockholders	$(1.24)	$(1.19)

Net Income Available to Common Stockholders	$3.40	$2.74

     The following Pro Forma Condensed Statements of Operations for the years ended December 31, 2006 and 2005 (the “Pro Forma Statements”) are presented as if the acquisition of 56 operating industrial properties between January 1, 2006 and December 31, 2006 had occurred at the beginning of each year. The Pro Forma Statements do not include acquisitions between January 1, 2006 and December 31, 2006 for industrial properties that were vacant upon purchase, were leased back to the sellers upon purchase or were sold or held for sale as of December 31, 2006. The Pro Forma Condensed Statements of Operations include all necessary adjustments to reflect the occurrence of purchases and sales of properties during 2006 as of January 1, 2006 and 2005.
     The Pro Forma Statements are not necessarily indicative of what our results of operations would have been for the years ended December 31, 2006 and 2005, nor do they purport to present our future results of operations.
Pro Forma Condensed Statements of Operations

	Year Ended	Year Ended
	December 31,	December 31,
	2006	2005
Pro Forma Revenues	$409,229	$355,126
Pro Forma Loss from Continuing Operations Available to Common Stockholders, Net of Minority Interest and Income Taxes	$(58,391)	$(36,017)
Pro Forma Net Income Available to Common Stockholders	$94,029	$77,290
Per Share Data:
Pro Forma Basic and Diluted Earnings Per Share Data:
Loss from Continuing Operations Available to Common Stockholders	$(1.33)	$(0.85)

Net Income Available to Common Stockholders	$2.14	$1.82

19. Other Events
     Subsequent to the filing of the Company’s annual report on Form 10-K on February 26, 2008, we have revised our audited consolidated financial statements for the years ended December 31, 2007, 2006, and 2005, due to certain provisions of FAS No. 144 that require us to report the results of operations of a property if it has either been disposed or is classified as held for sale in discontinued operations and meets certain other criteria. Accordingly, we have retrospectively adjusted our audited consolidated financial statements for the years ended December 31, 2007, 2006, and 2005 to reflect 36 properties that were sold during the three months ended March 31, 2008 that were not classified as held for sale at December 31, 2007, and 22 properties that were held for sale at March 31, 2008, that met the criteria to be classified as discontinued operations. The effect of the reclassification represents a $10.0 million, $8.6 million, and $7.4 million decrease in our previously reported income from continuing operations for the years ended December 31, 2007, 2006, 2005, respectively. As a result of the foregoing, Notes 8, 10, 11, 17 (unaudited), and 18 (unaudited) to the consolidated financial statements for the years ended December 31, 2007, 2006, 2005 have been updated. There is no effect on our previously reported net income, financial condition or cash flows.

FIRSTCAL INDUSTRIAL, LLC
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page
FINANCIAL STATEMENTS
Report of Independent Registered Public Accounting Firm	55
Consolidated Statements of Financial Position of FirstCal Industrial, L.L.C. as of December 31, 2007 and 2006 (not covered by the report included herein)	56
Consolidated Statements of Operations of FirstCal Industrial, L.L.C. for the Years Ended December 31, 2007 and 2006 (not covered by the report included herein) and for the period from March 18, 2005 (inception) to December 31, 2005	57
Consolidated Statements of Changes in Members’ Capital of FirstCal Industrial, L.L.C. for the Years Ended December 31, 2007 and 2006 and for the period from March 18, 2005 (inception) to December 31, 2005	58
Consolidated Statements of Cash Flows of FirstCal Industrial, L.L.C. for the Years Ended December 31, 2007 and 2006 (not covered by the report included herein) and for the period from March 18, 2005 (inception) to December 31, 2005	59
Notes to the Consolidated Financial Statements	60

Report of Independent Registered Accounting Firm
To the Members of
FirstCal Industrial, LLC:
     In our opinion, the accompanying consolidated statements of operations, changes in members’ capital and cash flows present fairly, in all material respects, the results of operations and cash flows of FirstCal Industrial, LLC and its subsidiaries (the “Joint Venture”) for the period from March 18, 2005 (inception) though December 31, 2005 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Joint Venture’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements of operations, changes in members’ capital and cash flows are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements of operations, changes in members’ capital and cash flows, assessing the accounting principles used and significant estimates made by management, and evaluating the overall presentation of the statements of operations, changes in members’ capital and cash flows. We believe that our audit provides a reasonable basis for our opinion.
/s/  PricewaterhouseCoopers LLP
Chicago, Illinois
May 16, 2006, except with respect to our opinion on the consolidated statement of operations insofar as it relates to the effects of discontinued operations discussed in Note 5, as to which the date is February 25, 2008.

FIRSTCAL INDUSTRIAL, LLC
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

	December 31,	December 31,
	2007	2006
	(Not covered by the	(Not covered by the
	report included herein)	report included herein)
	($ in 000’s)
ASSETS
Assets:
Investment in Real Estate:
Land and Land Improvements	$440,136	$257,758
Buildings and Improvements	146,282	142,403
Furniture and Fixtures	106	—
Construction in Progress	83,558	46,776

Gross Real Estate Investment	670,082	446,937
Less: Accumulated Depreciation	(6,420)	(6,416)

Net Investment in Real Estate	663,662	440,521
Real Estate Held for Sale, net of Accumulated Depreciation and Amortization of $2,658 and $717 at December 31, 2007 and December 31, 2006, respectively	57,509	9,411
Cash and Cash Equivalents	13,234	3,018
Restricted Cash	4,238	3,571
Tenant Accounts Receivable, Net	156	384
Deferred Rent Receivable	3,981	923
Deferred Financing Costs, Net	1,943	748
Prepaid Expenses and Other Assets, Net	7,904	15,159

Total Assets	$752,627	$473,735

LIABILITIES AND MEMBERS’ CAPITAL
Liabilities:
Unsecured Line of Credit	$211,015	$305,643
Related Party Notes	277,500	—
Accounts Payable and Accrued Expenses	29,111	18,469
Rents Received in Advance and Security Deposits	1,880	1,344
Other Liabilities, Net	1,138	1,604

Total Liabilities	520,644	327,060

Commitments and Contingencies	—	—
Members’ Capital	231,983	146,675

Total Liabilities and Members’ Capital	$752,627	$473,735

The accompanying notes are an integral part of the consolidated financial statements.

FIRSTCAL INDUSTRIAL, LLC
CONSOLIDATED STATEMENTS OF OPERATIONS

			Period from
			March 18,
	Year Ended	Year Ended	2005
	December 31,	December 31,	(inception)
	2007	2006	through
	(Not covered by the	(Not covered by the	December 31,
	report included herein)	report included herein)	2005
	($ in 000’s)
Revenues:
Rental Income	$7,312	$4,192	$427
Tenant Recoveries and Other Income	2,142	925	94

Total Revenues	9,454	5,117	521

Expenses:
Real Estate Tax	3,544	1,386	258
Repairs and Maintenance	771	261	49
Property Management	134	124	15
Utilities	452	272	21
Insurance	317	67	5
Other	1,208	354	20
General and Administrative	1,305	1,143	246
Depreciation and Other Amortization	5,584	5,837	383

Total Expenses	13,315	9,444	997

Other Income (Expense):
Interest Income	642	283	10
Interest Expense	(19,108)	(12,530)	(3,941)
Amortization of Deferred Financing Costs	(316)	(576)	(221)

Total Other Income (Expense)	(18,782)	(12,823)	(4,152)

Loss from Continuing Operations	$(22,643)	$(17,150)	(4,628)

Income (Loss) from Discontinued Operations (Including Gain on Sale of Real Estate of $35,765, $34,669 and $0 for the years ended December 31, 2007, December 31, 2006 and for the period from March 18, 2005 through December 31, 2005, respectively)	35,160	32,971	(2,096)

Income Before Gain on Sale of Real Estate	$12,517	$15,821	$(6,724)

Gain on Sale of Real Estate	19,411	27,535	9,434

Net Income	$31,928	$43,356	2,710

The accompanying notes are an integral part of the consolidated financial statements.

FIRSTCAL INDUSTRIAL, LLC
CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ CAPITAL
For the Years Ended December 31, 2007 and 2006 (not covered by the report included herein) and for the Period from
March 18, 2005 (inception) through
December 31, 2005

	Total	CSJV FirstCal, LLC	FR FirstCal, LLC
	($ in 000’s)
Balance at March 18, 2005 (Inception)	$—	$—	$—
Cash Contributions	126,656	113,990	12,666
Cash Distributions	(26,046)	(19,966)	(6,080)
Net Income	2,711	(1,035)	3,746

Balance at December 31, 2005	$103,321	$92,989	$10,332

Cash Contributions	136,677	123,009	13,668
Cash Distributions	(136,679)	(106,302)	(30,377)
Net Income	43,356	22,311	21,045

Balance at December 31, 2006	$146,675	$132,007	$14,668

Cash Contributions	167,812	151,031	16,781
Cash Distributions	(114,432)	(87,408)	(27,024)
Net Income	31,928	13,080	18,848

Balance at December 31, 2007	$231,983	$208,710	$23,273

The accompanying notes are an integral part of the consolidated financial statements.

FIRSTCAL INDUSTRIAL, LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS

			Period from
			March 18,
	Year Ended	Year Ended	2005
	December 31,	December 31,	(inception)
	2007	2006	through
	(Not covered by the	(Not covered by the	December 31,
	report included herein)	report included herein)	2005
		($ in 000’s)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$31,928	$43,356	$2,711
Adjustments to Reconcile Net Income to Net Cash Used in Operating Activities:
Gain on Sale of Real Estate	(55,176)	(62,204)	(9,434)
Depreciation and Amortization	10,473	14,741	6,735
Deferred Financing Cost Amortization	316	576	221
Provision for Bad Debt	(136)	153	16
Decrease (Increase) in Tenant Accounts Receivable and Prepaid Expenses and Other Assets	(9)	(717)	(1,370)
Increase in Deferred Rent Receivable	(4,183)	(1,075)	(1,074)
Increase in Accounts Payable and Accrued Expenses, Rents Received in Advance and Security Deposits and Other Liabilities	9,082	1,214	1,790

Net Cash Used in Operating Activities	(7,705)	(3,956)	(405)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of and Additions to Investment in Real Estate	(449,374)	(374,400)	(322,003)
Net Proceeds from Sales of Investments in Real Estate	233,221	275,338	27,309
Increase in Restricted Cash	(599)	(2,293)	—

Net Cash Used in Investing Activities	(216,752)	(101,355)	(294,694)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Unsecured Lines of Credit	283,138	442,608	188,938
Repayments on Unsecured Lines of Credit	(377,766)	(314,588)	(11,315)
Proceeds /(Repayments of) from Related Party Note	277,500	(30,964)	30,964
Cost of Debt Issuance	(1,511)	(594)	(951)
Increase in Restricted Cash	(68)	(1,278)	—
Contributions from Members	167,812	136,677	126,656
Distributions to Members	(114,432)	(136,679)	(26,046)

Net Cash Provided by Financing Activities	234,673	95,182	308,246

Net Increase /(Decrease) in Cash and Cash Equivalents	10,216	(10,129)	13,147

Cash and Cash Equivalents, Beginning of Period	3,018	13,147	—

Cash and Cash Equivalents, End of Period	$13,234	$3,018	$13,147

Supplemental Information:
Interest Paid, Net of Capitalized Interest	$18,548	$11,666	$3,470

Capitalized Interest	$3,397	$1,480	$292

Accounts Receivable Write Off	$250	$—	$—
Non-Cash Investing Activities:
Security Deposits Assumed in Conjunction with the Acquisition of Real Estate	$—	$330	$1,078

Real Estate Taxes Assumed in Conjunction with the Acquisition of Real Estate	$285	$140	$82

Liabilities Assumed in Conjunction with Sale of Real Estate	$1,954	$368	$534

Capital Expenditures Recorded, Included in Liabilities	$2,212	$5,512	$9,476

Write-off of Fully Amortized Assets	$2,181	$3,588	$1,653

The accompanying notes are an integral part of the consolidated financial statements.

FIRSTCAL INDUSTRIAL, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AMOUNTS AS OF DECEMBER 31, 2007 AND 2006 AND FOR THE YEARS THEN ENDED NOT
COVERED BY THE REPORT INCLUDED HEREIN
($ in 000’s)
1.  Organization and Formation of Joint Venture
     FirstCal Industrial, LLC (the “Joint Venture”) was organized in the state of Delaware on March 18, 2005. The Joint Venture was formed to invest in, own, develop, redevelop, operate and hold for long term capital appreciation interests in certain industrial properties. CSJV FirstCal, LLC, a wholly owned subsidiary of California State Teachers’ Retirement System, holds a 90% membership interest. FR FirstCal, LLC, a wholly owned subsidiary of First Industrial Investment, Inc. (“FIII”), holds the remaining 10% membership interest and acts as manager to the Joint Venture. FIII is a wholly owned subsidiary of First Industrial, LP (“FILP”). FILP is a limited partnership organized in the state of Delaware on November 23, 1993. The sole general partner of FILP is First Industrial Realty Trust, Inc. (the “REIT”) which is a real estate investment trust organized in the state of Maryland on August 10, 1993.
     The Joint Venture finances its investments with capital contributions from its Members, or proceeds from its unsecured line of credits or such other financing as the Members deem appropriate. Properties are managed on a day to day basis by FirstCal Industrial Property Manager, LLC, a wholly owned subsidiary of First Industrial LP (“FILP”) through August 14, 2006 and a wholly owned subsidiary of FIII thereafter. Major decisions are made by the board of the Joint Venture.
     As of December 31, 2007, the Joint Venture owned 24 industrial properties comprising approximately 5.0 million square feet (unaudited) of gross leaseable area (“GLA”) and several land parcels. The Joint Venture had 18 development projects in progress. As of December 31, 2006, the Joint Venture owned 45 industrial properties comprising approximately 4.7 million square feet (unaudited) of GLA and several land parcels, and had 22 development projects in progress.
2.  Summary of Significant Accounting Policies
   Basis of Presentation
     The consolidated financial statements as of December 31, 2007 and December 31, 2006 and for the years ended December 31, 2007 and December 31, 2006 and for the period from March 18, 2005 through December 31, 2005 reflect the assets, liabilities, results of operations and cash flows of the Joint Venture on a consolidated basis in accordance with generally accepted accounting principles (“GAAP”). The Joint Venture wholly owns Limited Liability Companies (“LLCs”), whose purpose is to hold, develop and operate single industrial properties. The financial statements presented consolidate the wholly owned LLCs. All inter-company transactions have been eliminated.
   Management Estimates
     In order to conform with GAAP, management, in preparation of the Joint Venture’s consolidated financial statements, is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of December 31, 2007 and December 31, 2006 and the reported amounts of revenues and expenses for the years ended December 31, 2007 and December 31, 2006 and for the period from March 18, 2005 through December 31, 2005. Actual results differ from those estimates.
   Cash and Cash Equivalents
     Cash and cash equivalents include all cash and liquid investments with an initial maturity of three months or less. The carrying amount approximates fair value due to the short term maturity of these investments.
   Restricted Cash
     At December 31, 2007 and December 31, 2006, restricted cash includes cash held in escrow accounts managed by third parties for earnest deposits on prospective property and land acquisitions and miscellaneous obligations arising from the sales of certain properties. At December 31, 2007 and December 31, 2006, restricted cash also includes gross proceeds from the sales of certain properties which will be disbursed to FR FirstCal, LLC upon satisfaction of the terms of a resolution passed by the board of the Joint Venture.

   Investment in Real Estate and Depreciation
     Investment in real estate is carried at cost. The Joint Venture reviews its properties on an annual basis for impairment. To determine if an impairment may exist, the Joint Venture reviews its properties and identifies those that have had either an event of change or event of circumstances warranting further assessment of recoverability (such as a decrease in occupancy). If further assessment of recoverability is needed, the Joint Venture estimates the future net cash flows expected to result from the use of the property and its eventual disposition, on an individual property basis. If the sum of the expected future net cash flows (undiscounted and without interest charges) is less than the carrying amount of the property on an individual property basis, the Joint Venture will recognize an impairment loss based upon the estimated fair value of such property. For properties management considers held for sale, the Joint Venture ceases depreciating the properties and values the properties at the lower of depreciated cost or fair value, less costs to dispose. If circumstances arise that were previously considered unlikely and, as a result, the Joint Venture decides not to sell a property previously classified as held for sale, the Joint Venture will reclassify such property as held and used. Such property is measured at the lower of its carrying amount (adjusted for any depreciation and amortization expense that would have been recognized had the property been continuously classified as held and used) or fair value at the date of the subsequent decision not to sell. The Joint Venture determines fair value of properties that are held for use by discounting the future expected cash flows of the properties. To calculate the fair value of properties held for sale, the Joint Venture deducts from the contract price of the property the estimated costs to close the sale. The Joint Venture classifies properties as held for sale when the board of the Joint Venture approves the sale of the property.
     Costs such as interest, real estate taxes and other directly related costs incurred during construction periods begin to be capitalized to the development projects from the point the Joint Venture is undergoing necessary activities to get the development ready for its intended use and ceases when the development projects are substantially completed and held available for occupancy. Upon substantial completion, the Joint Venture reclassifies construction in progress to building, tenant improvements and leasing commissions. Depreciation expense is computed using the straight-line method based on the following useful lives:

Years
Buildings and Improvements	10 to 45
Land Improvements	3 to 15
     Construction expenditures for tenant improvements, leasehold improvements and leasing commissions are capitalized and amortized over the terms of each specific lease. Repairs and maintenance are charged to expense when incurred. Expenditures for improvements are capitalized.
     The Joint Venture accounts for all acquisitions in accordance with Financial Accounting Standards Board’s (“FASB”) Statement of Financial Accounting Standard No. 141, “Business Combinations”. Upon acquisition of a property, the Joint Venture allocates the purchase price of the property based upon the fair value of the assets acquired, which generally consist of land, buildings, tenant improvements, leasing commissions and intangible assets including in-place leases, tenant relationships, above market and below market leases. The Joint Venture allocates the purchase price to the fair value of the tangible assets of an acquired property by valuing the property as if it were vacant. Acquired above and below market leases are valued based on the present value of the difference between prevailing market rates and the in-place rates over the remaining lease term and are amortized over the remaining non-cancelable terms of the respective leases as an adjustment to rental income on the Joint Venture’s consolidated statement of operations.
     The purchase price is further allocated to in-place lease and tenant relationship values based on management’s evaluation of the specific characteristics of each tenant’s lease and the Joint Venture’s overall relationship with the respective tenant. The value of in-place lease intangible assets are amortized to depreciation and amortization expense over the remaining lease term of the respective lease. The value allocated to tenant relationship is amortized to depreciation and amortization expense over the expected term of the relationship, which includes an estimate of the probability of lease renewal and its estimated term. If a tenant terminates its lease before maturity, the unamortized portion of the tenant improvements, leasing commissions, above and below market leases, in-place lease and the tenant relationship value is immediately expensed.

     Deferred leasing intangibles included in the Joint Venture’s Other Assets and Real Estate Held for Sale consist of the following:

	December 31,	December 31,
	2007	2006
In-Place Leases	$1,672	$6,585
Less: Accumulated Amortization	(666)	(1,760)

	$1,006	$4,825

Above Market Leases	$741	$5,349
Less: Accumulated Amortization	(465)	(604)

	$276	$4,745

Tenant Relationship	$609	$2,721
Less: Accumulated Amortization	(121)	(249)

	$488	$2,472

Deferred Leasing Intangibles included in the Joint Venture’s other liabilities consist of the following:
Below Market Leases	$135	$1,336
Less: Accumulated Amortization	(110)	(444)

	$25	$892

     Amortization expense related to in-place leases and tenant relationships of deferred leasing intangibles was $1,878, $4,905, and $1,807, for the years ended December 31, 2007 and 2006 and for the period from March 18, 2005 through December 31, 2005, respectively. Rental revenues decreased by $299, $174, and $197 related to amortization of above/(below) market leases for the years ended December 31, 2007 and 2006 and for the period from March 18, 2005 through December 31, 2005, respectively. We will recognize net amortization expense related to the deferred leasing intangibles over the next five years, for properties owned as of December 31, 2007, as follows:

		Estimated Net
	Estimated Net Amortization of	Decrease to Rental Revenues
	In-Place Leases and Tenant	Related to Above and Below
	Relationships	Market Leases
2008	$374	$152+
2009	287	93+
2010	263	5+
2011	206	1+
2012	169	—
   Deferred Financing Costs
     Deferred financing costs include fees and costs incurred to obtain long-term financing. These fees and costs are being amortized over the terms of the respective loans. Accumulated amortization of deferred financing costs at December 31, 2007 and December 31, 2006 was $1,113 and $797, respectively. Unamortized deferred financing costs are immediately expensed when debt is retired before the maturity date.
   Revenue Recognition
     Rental income is recognized on a straight-line method under which contractual rent increases are recognized evenly over the lease term. Tenant recovery income includes payments from tenants for real estate taxes, insurance and other property operating expenses and is recognized as revenue in the same period the related expenses are incurred by the Joint Venture.
     Revenue is recognized on payments received from tenants for early lease terminations after the Joint Venture determines that all the necessary criteria have been met in accordance with FASB Statement of Financial Accounting Standards No. 13, “Accounting for Leases.”
     The Joint Venture provides an allowance for doubtful accounts against the portion of tenant accounts receivable which is estimated to be uncollectible. Accounts receivable in the consolidated balance sheets are shown net of an allowance for doubtful accounts of $33 and $169 as of December 31, 2007 and December 31, 2006, respectively.

   Gain on Sale of Real Estate
     Gain on sale of real estate is recognized using the full accrual method, when appropriate. Gains relating to transactions which do not meet the full accrual method of accounting are deferred and recognized when the full accrual method of accounting criteria are met or by using the installment or deposit methods of profit recognition, as appropriate in the circumstances. As the assets are sold, their costs and related accumulated depreciation are removed from the accounts with resulting gains or losses reflected in net income or loss. Estimated future costs to be incurred by the Joint Venture after completion of each sale are included in the determination of the gains on sales.
   Income Taxes
     In accordance with limited liability company taxation, each of the members is responsible for reporting their share of taxable income or loss. Accordingly, no provision has been made in the consolidated financial statements for federal income taxes. Certain subsidiaries are subject to state and franchise taxes. The provision for state income and franchise taxes has been allocated to General and Administrative expense and Income from Discontinued Operations in the consolidated statements of operations and has not been separately stated.
   Fair Value of Financial Instruments
     FASB Statement of Financial Accounting Standards No. 107, “Disclosures About Fair Value of Financial Instruments,” requires disclosures about the fair value of financial instruments whether or not such instruments are recognizable in the balance sheet. The Joint Venture’s financial instruments include net tenant accounts receivable, accounts payable, other accrued expenses, related party notes and unsecured lines of credit.
     The fair values of the net tenant accounts receivable, accounts payable and other accrued expenses were not materially different from their carrying or contract values due to the short-term nature of these financial instruments. See Note 3 for the fair values of the unsecured lines of credit and related party notes.
   Discontinued Operations
     FASB Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long Lived Assets” (“FAS 144”) addresses financial accounting and reporting for the disposal of long lived assets. FAS 144 requires that the results of operations and gains or losses on the sale of property be presented in discontinued operations if both of the following criteria are met: (a) the operations and cash flows of the property have been (or will be) eliminated from the ongoing operations of the Joint Venture as a result of the disposal transaction and (b) the Joint Venture will not have any significant continuing involvement in the operations of the property after the disposal transaction. FAS 144 also requires prior period results of operations for these properties to be reclassified and presented in discontinued operations in prior period consolidated statements of operations.
3.  Unsecured Lines of Credit and Due to Related Party
     On March 18, 2005, the Joint Venture entered into a revolving unsecured line of credit (the “March 2005 LOC”) with a borrowing capacity of $100,000 which matured on June 16, 2005 and bore interest at a floating rate of LIBOR plus 0.675%. The March 2005 LOC was paid off and retired utilizing proceeds received under the June 2005 LOC (as defined below).
     On June 6, 2005, the Joint Venture entered into a revolving unsecured line of credit (the “June 2005 LOC”) with a borrowing capacity of $125,000, with the right, subject to certain conditions, to increase the borrowing capacity up to $200,000, which had a maturity date of December 17, 2007 and bears interest at a floating rate of LIBOR plus 0.675%. On August 18, 2005, the Joint Venture amended the June 2005 LOC to increase the borrowing capacity to $180,000. On January 13, 2006, the Joint Venture entered into a second amendment to the June 2005 LOC to increase the borrowing capacity to $300,000 subject to certain conditions. On August 14, 2006, the Joint Venture entered into a third amendment to the June 2005 LOC to extend the maturity date to April 21, 2009. The unsecured line of credit contains certain covenants, including limitations on occurrence of debt and debt service coverage. The Joint Venture is in compliance with these covenants at December 31, 2007 and 2006.

     On November 14, 2005, the Joint Venture entered into a note payable (the “November 2005 Note”) to FirstCal Industrial 2, LLC, a joint venture between CSJV FirstCal 2, LLC and FR FirstCal 2, LLC, which are wholly owned entities of the California State Teachers’ Retirement System and FIII, respectively. The November 2005 Note had a borrowing capacity of $36,000, matured on September 30, 2006 and bore interest at a floating rate of LIBOR plus 0.65%. The Joint Venture paid off the November 2005 Note in January 2006 utilizing proceeds received under the January 2006 LOC (as defined below).
     On January 13, 2006, the Joint Venture entered into an unsecured line of credit (the “January 2006 LOC”) which has a borrowing capacity of $125,000, matures on January 31, 2009 and bears a fixed interest rate of 5.065%. The unsecured line of credit contains certain covenants, including limitations on occurrence of debt and debt service coverage. The Joint Venture is in compliance with these covenants at December 31, 2007 and 2006.
     On February 1, 2006, the Joint Venture entered into an unsecured line of credit (the “February 2006 LOC”) which has a borrowing capacity of $75,000, matures on February 1, 2009 and bears a fixed interest rate of 5.95%. The unsecured line of credit contains certain covenants, including limitations on occurrence of debt and debt service coverage. The Joint Venture is in compliance with these covenants at December 31, 2007 and 2006
     On June 4, 2007, the Joint Venture entered into a note payable (the “June 2007 Note”) to FirstCal Industrial 2, LLC. The June 2007 Note matures on September 30, 2009 and bears interest at a floating rate of the Effective Federal Funds Rate plus 0.85%. The outstanding balance at December 31, 2007 totaled $155,000, which is reflected on the consolidated balance sheet as Related Party Notes.
     On November 15, 2007, the Joint Venture entered into a note payable (the “November 2007 Note I”) to FirstCal Industrial 3, LLC, a joint venture between CSJV FirstCal 3, LLC and FR FirstCal 3, LLC, which are wholly owned entities of the California State Teachers’ Retirement System and FIII respectively. The November 2007 Note I matures on November 15, 2011 and bears interest at a floating rate of LIBOR plus 0.375%. The outstanding balance at December 31, 2007 totaled $100,000, which is reflected on the consolidated balance sheet as Related Party Notes.
     On November 15, 2007, the Joint Venture entered into a note payable (the “November 2007 Note II”) to FirstCal Industrial 3, LLC. The November 2007 Note II matures on November 15, 2013 and bears interest at a floating rate of LIBOR plus 0.4%. The outstanding balance at December 31, 2007 totaled $22,500, which is reflected on the consolidated balance sheet as Related Party Notes.
     All lines of credit are guaranteed by California State Teachers’ Retirement System, sole owner of the CSJV FirstCal, LLC member.
     The net unamortized deferred financing fees related to the lines of credit are being amortized over the life of the lines of credit in accordance with Emerging Issues Task Force Issue 98-14, “Debtor’s Accounting for Changes in Line-of-Credit or Revolving-Debt Arrangements.”
     The following table discloses certain information regarding the Joint Venture’s unsecured lines of credit and the related party notes:

	Outstanding	Accrued
	Balance at	Interest	Interest Rate at
	December 31,	at December 31,	December 31,	Maturity
	2007	2007	2007	Date
Unsecured Lines of Credit
June 2005 LOC	$11,015	$78	7.250%	4/21/2009
January 2006 LOC	125,000	510	5.065%	1/1/2009
February 2006 LOC	75,000	360	5.953%	2/1/2009

Total	$211,015	$948

Related Party Notes
June 2007 Note	$155,000	$671	3.910%	9/30/2009
November 2007 Note I	100,000	225	5.405%	11/15/2011
November 2007 Note II	22,500	51	5.430%	11/15/2013

Total	$277,500	$1,895

	Outstanding	Accrued
	Balance at	Interest at	Interest Rate at
	December 31,	December 31,	December 31,	Maturity
	2006	2006	2006	Date
Unsecured Lines of Credit
June 2005 LOC	$105,643	$406	5.646%	4/21/2009
January 2006 LOC	125,000	545	5.065%	1/1/2009
February 2006 LOC	75,000	384	5.953%	2/1/2009

Total	$305,643	$1,335

     The following is a schedule of the stated maturities and scheduled principal payments of the unsecured lines of credit inclusive of related party debt:

	Amount
2008	$	+—

2009		366,015

2010		—
2011		100,000
2012		—
Thereafter		22,500

Total		$488,515

     The Joint Venture is charged an unused commitment fee that is equal to 0.15% of the unused portion of the June 2005 LOC. Total fees are $135, $119 and $24 for the years ended December 31, 2007 and December 31, 2006 and for the period from March 18, 2005 through December 31, 2005, respectively, and are recorded in General and Administrative expense.
   Fair Value of Financial Instruments
     At December 31, 2007 and December 31, 2006 the fair value of the Joint Venture’s unsecured lines of credit were as follows:

	December 31,		December 31,
	2007		2006
	Carrying Value	Fair Value	Carrying Value	Fair Value
Unsecured Lines of Credit
June 2005 LOC	$11,015	$11,015	$105,643	$105,643
January 2006 LOC	125,000	119,831	125,000	123,294
February 2006 LOC	75,000	72,200	75,000	75,686

Total	$211,015	$203,046	$305,643	$304,623

Related Party Notes
June 2007 Note	155,000	155,000	—	—
November 2007 Note I	100,000	100,000	—	—
November 2007 Note II	22,500	22,500	—	—

Total	$277,500	$277,500	$—	$—

     The fair values of the January 2006 LOC and February 2006 LOC were determined by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. The fair values of the June 2005 LOC, June 2007 Note, November 2007 Note I and November Note II approximate their carrying values due to the variable interest rate nature of the loans.
4.  Acquisition and Development of Real Estate
     In 2007, the Joint Venture acquired three industrial properties comprising, in aggregate, approximately 1.2 million square feet (unaudited) of GLA and several land parcels for approximately $289,359, excluding costs of $3,394 incurred in conjunction with the acquisition of the properties. The Joint Venture also substantially completed development of four properties comprising approximately 2.0 million square feet (unaudited) of GLA for approximately $87,554. The Joint Venture reclassified the costs of the substantially completed developments from construction in progress to building, tenant improvements and leasing commissions.

     On March 2, 2007, the Joint Venture acquired an operating golf course in Litchfield Park, Arizona, for purposes of future development. The following are the results of operations for the ownership period in 2007. The Total Revenues are included in Other Income in the consolidated statement of operations and Costs of Goods Sold and Operating Expenses are included in Other Expenses in the consolidated statement of operations:

Total Revenues	$941
Cost of Goods Sold	(134)
Operating Expenses	(594)
General and Administrative	(151)

Income from Operations	$62

     In 2006, the Joint Venture acquired 21 industrial properties comprising, in aggregate, approximately 3.1 million square feet (unaudited) of GLA and several land parcels for approximately $298,031, excluding costs of $4,966 incurred in conjunction with the acquisition of the properties. The Joint Venture also substantially completed development of three properties comprising approximately 0.8 million square feet (unaudited) of GLA at a cost of approximately $35,367. The Joint Venture reclassified the costs of the substantially completed developments from construction in progress to building, tenant improvements and leasing commissions.
     In 2005, the Joint Venture acquired 47 industrial properties comprising, in aggregate, approximately 4.2 million square feet (unaudited) of GLA and several land parcels. The gross purchase price for 47 industrial properties and several land parcels totaled approximately $309,308, excluding costs of $1,198 incurred in conjunction with the acquisition of the properties
   Intangible Assets Subject To Amortization in the Period of Acquisition
     There were no in-place leases, above market leases, leasing commissions, tenant relationships and below market leases recorded as a result of the 2007 acquisitions.
     The fair value of in-place leases, above market leases, leasing commissions and tenant relationships recorded as a result of the 2006 acquisitions was $3,925, $3,898, $1,262 and $3,169, respectively. The fair value of below market leases recorded as a result of the 2006 acquisitions was $1,065. The weighted average life in months of in-place leases, above market leases, leasing commissions and tenant relationships recorded as a result of 2006 acquisitions were 38, 114, 79 and 86 months, respectively. The weighted average life in months of below market leases recorded as a result of 2006 acquisitions was 25 months.
5.  Sale of Real Estate, Real Estate Held for Sale and Discontinued Operations
     In 2007, the Joint Venture sold 31 industrial properties comprising, in aggregate, approximately 3.1 million square feet (unaudited) of GLA and eight land parcels. Gross proceeds from the sales of the 31 industrial properties and eight land parcels were approximately $244,767. The gain on sale of real estate was approximately $55,176, of which $35,765 is shown in discontinued operations as 28 of the 31 properties meet the criteria of FAS 144. The results of operations and gain on sale of real estate for the three properties and eight land parcels that do not meet the criteria established by FAS 144 are included in Gain on Sale of Real Estate in continuing operations.
     In 2006, the Joint Venture sold 26 industrial properties comprising, in aggregate, approximately 3.3 million square feet (unaudited) of GLA and seven land parcels. Gross proceeds from the sales of the 26 industrial properties and seven land parcels were approximately $287,106. The gain on sale of real estate was approximately $62,204, of which $34,669 is shown in discontinued operations as all 26 properties meet the criteria of FAS 144. The results of operations and gain on sale of real estate for the seven land parcels that do not meet the criteria established by FAS 144 are included in Gain on Sale of Real Estate in continuing operations.
     In 2005, the Joint Venture sold two land parcels. Gross proceeds from the sales of the two land parcels were $28,908. The gain on sale of real estate was approximately $9,434. The two land parcels do not meet the criteria established by the Financial Accounting Standards Board’s (“FASB”) Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“FAS 144”) to be included in discontinued operations.
     At December 31, 2007, the Joint Venture had six industrial properties comprising approximately 0.9 million square feet (unaudited) of GLA held for sale. In accordance with FAS 144, the results of operations of the six industrial properties held for sale at December 31, 2007 are included in discontinued operations. There can be no assurance that such industrial properties held for sale will be sold.

     The following table discloses certain information regarding the industrial properties included in discontinued operations by the Company for the years ended December 31, 2007 and December 31, 2006 and for the period from March 18, 2005 through December 31, 2005.

	2007	2006	2005
Total Revenues	$7,769	$12,894	$6,881
Operating Expenses	(3,439)	(5,309)	(2,552)
Depreciation and Amortization	(4,588)	(8,729)	(6,155)
General and Administrative	(347)	(554)	(270)
Gain on Sale of Real Estate	35,765	34,669	—

Income (Loss) from Discontinued Operations	$35,160	$32,971	$(2,096)

6.  Future Minimum Rental Revenues
     The Joint Venture’s properties are leased to tenants under net and semi-net operating leases. Minimum lease payments from rent, excluding tenant reimbursements of expenses, under non-cancelable operating leases in effect as of December 31, 2007 are approximately as follows:

2008	$13,739
2009	13,256
2010	13,194
2011	13,167
2012	12,924
Thereafter	56,975

Total	$123,255

   Credit Risk
     For the year ended December 31, 2007, JC Penney Corporation accounted for 14.3% of rental revenue. For the year ended December 31, 2006, no individual tenants accounted for more than 10% of rental revenue. For the period of March 18, 2005 (inception) through December 31, 2005, Edron Fixture Corporation accounted for 18.5% of rental revenue.
7.  Member’s Equity
   Capital Contributions
     The Members are required to make capital contributions in accordance with their ownership percentages from time to time as required by the LLC agreement.
   Distributions and Allocations of Profits and Losses
     Distributions of operating cash flows are made to Members in proportion to their ownership interests. Distributions of extraordinary cash flows from a capital event are distributed to the Members with FR FirstCal, LLC receiving a higher allocation of distributions compared to its ownership interest if certain IRR hurdles are met.
8.  Related Party Transactions
     In 2007, the Joint Venture sold one parcel of land to FIII and one parcel of land to FILP, the sole owner of FIII. Gross proceeds from the sales of the two land parcels were approximately $10,093. The gain on sale of real estate was approximately $3,524.
     The Joint Venture acquired two land parcels in June 2006 from FIII for a total purchase price of $12,305.
     The Joint Venture acquired six industrial properties and several land parcels in March 2005 from FILP for a total purchase price of $77,061. An additional industrial property was acquired from FILP in June 2005 for a purchase price of $7,000. The Joint Venture acquired one industrial property from the REIT in June 2005 for a purchase price of $3,580.
     The properties owned by the Joint Venture are managed by FR FirstCal, LLC, a wholly owned subsidiary of FIII, which is a 10% member of the Joint Venture. Fees earned by FIII from the Joint Venture through its wholly owned subsidiaries include portfolio management fees, development fees and disposition fees. Portfolio management fees totaled $420, $270 and $195 for the years ended December 31, 2007 and December 31, 2006 and for the period from March 18, 2005 through December 31, 2005, respectively. The portfolio management fee is a fixed amount per year plus a percentage of the Excess Management Fee Basis, as defined per the Joint

Venture Operating Agreement, of $500,000, which was achieved in 2006. The portfolio management fees were prorated for 2005, based on the fixed rate of $250 per year. Development fees, which are based on a percentage of any hard or soft costs incurred with respect to the construction, development or repositioning of a property, totaled $7,282, $3,041 and $1,091 for the years ended December 31, 2007 and December 31, 2006 and for the period from March 18, 2005 through December 31, 2005, respectively. Disposition fees are based on the market rate that would be paid for the sale of similar properties, in the geographic market in which the property is located, provided there is no external broker or a percentage of the sales price if an external broker is engaged. The Joint Venture paid $864, $1,094 and $196 of disposition fees for the years ended December 31, 2007 and December 31, 2006 and for the period from March 18, 2005 through December 31, 2005, respectively. FILP, the sole owner of FIII, earns property management fees, leasing fees and administrative fees through its wholly owned subsidiaries. As of August 15, 2006, the property management, leasing management and administration was assigned to FIII. Property management fees incurred are based on a percentage of gross receipts. Property Management fees totaled $362, $478 and $190 for the years ended December 31, 2007 and December 31, 2006 and for the period from March 18, 2005 through December 31, 2005, respectively. Leasing fees are based on the market rate provided there is no tenant broker or a percentage of the market rate if there is a tenant broker. Leasing fees totaled $1,984, $895 and $215 for the years ended December 31, 2007 and December 31, 2006 and for the period from March 18, 2005 through December 31, 2005, respectively. Administrative fees related to reimbursement for FIII employees managing the Joint Venture properties totaled $242, $268 and $29 for the years ended December 31, 2007 and December 31, 2006 and for the period from March 18, 2005 through December 31, 2005, respectively.
     In 2007 and 2006, the Joint Venture engaged FIII to act as general contractor for several development projects. Under the terms of the contract between FIII and the Joint Venture, general contracting fees incurred are based on a percentage of hard costs. These fees totaled $719 and $941 for the years ended December 31, 2007 and 2006, respectively.
     At December 31, 2007 and December 31, 2006, the Joint Venture accrued property management fees, portfolio management fees, development fees, maintenance services, construction reimbursements and other reimbursements payable to FIII and FILP of $3,259 and $5,711, respectively.
     As stated in Note 3, the Joint Venture entered into a note payable to FirstCal Industrial 2, LLC, a joint venture between CSJV FirstCal 2, LLC and FR FirstCal 2, LLC, which are wholly owned entities of the California State Teachers’ Retirement System and FIII, respectively. Additionally, the Joint Venture entered into a note payable to FirstCal Industrial 3, LLC, a joint venture between CSJV FirstCal 3, LLC and FR FirstCal 3, LLC, which are wholly owned entities of the California State Teachers’ Retirement System and FIII, respectively. In 2005, the Joint Venture entered into a revolving line of credit with FirstCal Industrial 2, LLC, which was paid off in January 2006.
9.  Commitments and Contingencies
     In the normal course of business, the Joint Venture is involved in legal actions arising from the ownership of its properties. In management’s opinion, the liabilities, if any, that may ultimately result from such legal actions are not expected to have a materially adverse effect on the consolidated financial position, operations or liquidity of the Joint Venture.
     The Joint Venture has committed to the construction of certain industrial properties totaling approximately 10.7 million square feet (unaudited) of GLA. The estimated total construction costs are approximately $855.6 million (unaudited). Of this amount, approximately $383.2 million (unaudited) remains to be funded. There can be no assurance that the actual completion cost will not exceed the estimated completion cost stated above.
10.  Subsequent Events
     During the period from January 1, 2008 through February 21, 2008, the Joint Venture acquired 2 land parcels. The gross purchase price for the land parcels was approximately $19,098, excluding costs incurred in conjunction with the acquisition of the properties.
     On January 25, 2008, the Joint Venture entered into a note payable (the “January 2008 Note”) to FirstCal Industrial 2, LLC. The January 2008 Note matures on September 30, 2009 and bears interest at a floating rate of LIBOR plus 0.65%. As of the issuance date of the report, $122,500 has been drawn upon. On January 25, 2008, the Joint Venture paid off the November 2007 Note I and the November 2007 Note II using proceeds received under the January 2008 Note.
     During the period January 1, 2008 through February 21, 2008, the Joint Venture received contributions totaling $16,529 from the members of the Joint Venture and distributed $1,347 to the members of the Joint Venture.

FIRST INDUSTRIAL REALTY TRUST, INC.
SCHEDULE III:
REAL ESTATE AND ACCUMULATED DEPRECIATION
As Of December 31, 2007

					(c)
					Costs
					Capitalized
					Subsequent to		Gross Amount Carried
					Acquisition or		At Close of Period 12/31/07
			(b)		Completion				Accumulated	Year	Depreciable
	Location	(a)	Initial Cost		and Valuation		Building and		Depreciation	Acquired/	Lives
Building Address	(City/State)	Encumbrances	Land	Buildings	Provision	Land	Improvements	Total	12/31/07	Constructed	(Years)
	(Dollars in thousands)
Atlanta
4250 River Green Parkway	Duluth, GA		$264	$1,522	$215	$264	$1,737	$2,001	$587	1994	(m	)
3450 Corporate Parkway	Duluth, GA		506	2,904	452	506	3,356	3,861	1,235	1994	(m	)
1650 GA Highway 155	McDonough, GA		788	4,544	289	788	4,833	5,622	1,576	1994	(m	)
1665 Dogwood Drive	Conyers, GA		635	3,662	482	635	4,144	4,778	1,618	1994	(m	)
1715 Dogwood Drive	Conyers, GA		288	1,675	1,744	288	3,419	3,707	639	1994	(m	)
11235 Harland Drive	Covington, GA		125	739	161	125	900	1,024	278	1994	(m	)
4050 Southmeadow Parkway	Atlanta, GA		401	2,813	328	425	3,117	3,542	1,113	1994	(m	)
4051 Southmeadow Parkway	Atlanta, GA		726	4,130	1,328	726	5,458	6,184	1,939	1994	(m	)
4071 Southmeadow Parkway	Atlanta, GA		750	4,460	1,307	828	5,690	6,517	1,816	1994	(m	)
4081 Southmeadow Parkway	Atlanta, GA		1,012	5,918	1,733	1,157	7,506	8,663	2,321	1994	(m	)
370 Great Southwest Parkway(d)	Atlanta, GA		527	2,984	655	546	3,619	4,165	1,080	1996	(m	)
955 Cobb Place	Kennesaw, GA		780	4,420	636	804	5,032	5,836	1,325	1997	(m	)
1005 Sigman Road	Conyers, GA		566	3,134	419	574	3,545	4,119	689	1999	(m	)
2050 East Park Drive	Conyers, GA		452	2,504	111	459	2,608	3,067	535	1999	(m	)
1256 Oakbrook Drive	Norcross, GA		336	1,907	387	339	2,291	2,630	468	2001	(m	)
1265 Oakbrook Drive	Norcross, GA		307	1,742	636	309	2,377	2,686	427	2001	(m	)
1266 Oakbrook Drive	Norcross, GA		234	1,326	141	235	1,465	1,701	244	2001	(m	)
1280 Oakbrook Drive	Norcross, GA		281	1,592	346	283	1,937	2,219	370	2001	(m	)
1300 Oakbrook Drive	Norcross, GA		420	2,381	209	423	2,588	3,011	410	2001	(m	)
1325 Oakbrook Drive	Norcross, GA		332	1,879	320	334	2,197	2,531	385	2001	(m	)
1351 Oakbrook Drive	Norcross, GA		370	2,099	246	373	2,343	2,716	388	2001	(m	)
1346 Oakbrook Drive	Norcross, GA		740	4,192	489	744	4,676	5,420	719	2001	(m	)
1412 Oakbrook Drive	Norcross, GA		313	1,776	198	315	1,972	2,288	352	2001	(m	)
Greenwood Industrrial Park	McDonough, GA		1,550	—	7,485	1,550	7,485	9,035	629	2004	(m	)
3060 South Park Blvd	Ellenwood, GA		1,600	12,464	862	1,603	13,323	14,926	1,781	2003	(m	)
46 Kent Drive	Cartersville, GA		875	2,476	13	879	2,485	3,364	241	2005	(m	)
100 Dorris Williams Industrial -King	Atlanta, GA	(n )	401	3,754	42	406	3,791	4,197	560	2005	(m	)
605 Stonehill Diver	Atlanta, GA		485	1,979	27	490	2,001	2,491	538	2005	(m	)
5095 Phillips Lee Drive	Atlanta, GA		735	3,627	232	740	3,854	4,594	604	2005	(m	)
6514 Warren Drive	Norcross, GA		510	1,250	(132)	513	1,115	1,628	105	2005	(m	)
6544 Warren Drive	Norcross, GA		711	2,310	63	715	2,369	3,083	259	2005	(m	)
720 Industrial Boulevard	Dublin, GA		250	2,632	40	255	2,667	2,922	723	2005	(m	)
5356 East Ponce DeLeon	One Mountain, GA		604	3,888	12	610	3,894	4,504	547	2005	(m	)
5390 East Ponce DeLeon	One Mountain, GA		397	1,791	16	402	1,802	2,204	227	2005	(m	)
1755 Enterprise Drive	Buford, GA		712	2,118	52	716	2,166	2,882	179	2006	(m	)
4555 Atwater Court	Buford, GA		881	3,550	300	885	3,846	4,731	280	2006	(m	)
80 Liberty Industrial Parkway	McDonough, GA		756	3,695	176	763	3,864	4,627	139	2007	(m	)
195 & 197 Collins Boulevard	Athens, GA		1,410	5,344	65	1,426	5,393	6,819	1,388	2005	(m	)
596 Bonnie Valentine Way	Pendergrass, GA		2,580	21,730	144	2,596	21,857	24,454	53	2007	(m	)
Baltimore
1820 Portal	Baltimore, MD		884	4,891	455	899	5,330	6,230	1,284	1998	(m	)
8900 Yellow Brick Road	Baltimore, MD		447	2,473	384	475	2,829	3,304	672	1998	(m	)
9700 Martin Luther King Hwy	Lanham, MD		700	1,920	728	700	2,648	3,348	625	2003	(m	)
9730 Martin Luther King Hwy	Lanham, MD		500	955	501	500	1,456	1,956	286	2003	(m	)

					(c)
					Costs
					Capitalized
					Subsequent to		Gross Amount Carried
					Acquisition or		At Close of Period 12/31/07
			(b)		Completion				Accumulated	Year	Depreciable
	Location	(a)	Initial Cost		and Valuation		Building and		Depreciation	Acquired/	Lives
Building Address	(City/State)	Encumbrances	Land	Buildings	Provision	Land	Improvements	Total	12/31/07	Constructed	(Years)
	(Dollars in thousands)
4621 Boston Way	Lanham, MD		1,100	3,070	780	1,100	3,850	4,950	788	2003	(m	)
4720 Boston Way	Lanham, MD		1,200	2,174	686	1,200	2,860	4,060	669	2003	(m	)
2250 Randolph Drive	Dulles, VA		3,200	8,187	36	3,208	8,215	11,423	944	2004	(m	)
22630 Dulles Summit Court	Dulles, VA		2,200	9,346	128	2,206	9,468	11,674	1,097	2004	(m	)
4201 Forbes Boulevard	Lanham, MD		356	1,823	396	375	2,200	2,575	319	2005	(m	)
4370-4383 Lottsford Vista Road	Lanham, MD		279	1,358	192	296	1,533	1,829	174	2005	(m	)
4400 Lottsford Vista Road	Lanham, MD		351	1,955	93	372	2,027	2,399	185	2005	(m	)
4420 Lottsford Vista Road	Lanham, MD		539	2,196	241	568	2,408	2,976	254	2005	(m	)
11204 McCormick Road	Hunt Valley, MD		1,017	3,132	99	1,038	3,210	4,248	341	2005	(m	)
11110 Pepper Road	Hunt Valley, MD		918	2,529	253	938	2,762	3,700	299	2005	(m	)
11100 Gilroy Road	Hunt Valley, MD		901	1,455	43	919	1,480	2,399	206	2005	(m	)
318 Clubhouse	Hunt Valley, MD		701	1,691	(4)	718	1,670	2,388	246	2005	(m	)
336 Clubhouse	Hunt Valley, MD		982	3,158	633	1,004	3,769	4,773	545	2005	(m	)
10709 Gilroy Road	Hunt Valley, MD		907	2,884	(173)	913	2,705	3,618	375	2005	(m	)
10707 Gilroy Road	Hunt Valley, MD		1,111	3,819	96	1,136	3,890	5,026	526	2005	(m	)
10947 Golden West	Hunt Valley, MD		1,134	3,436	70	1,135	3,504	4,640	322	2005	(m	)
38 Loveton Circle	Hunt Valley, MD		1,648	2,151	(174)	1,690	1,935	3,625	245	2005	(m	)
7120-7132 Ambassador Road	Hunt Valley, MD		829	1,329	254	847	1,565	2,412	230	2005	(m	)
7142 Ambassador Road	Hunt Valley, MD		924	2,876	115	942	2,973	3,915	229	2005	(m	)
7144-7160 Ambassador Road	Hunt Valley, MD		979	1,672	101	1,000	1,752	2,752	302	2005	(m	)
7223-7249 Ambassador Road	Hunt Valley, MD		1,283	2,674	229	1,311	2,875	4,186	507	2005	(m	)
7200 Rutherford	Hunt Valley, MD		1,032	2,150	122	1,054	2,250	3,304	316	2005	(m	)
2700 Lord Baltimore	Hunt Valley, MD		875	1,826	262	897	2,066	2,963	346	2005	(m	)
9800 Martin Luther King Hwy	Lanham, MD		1,200	2,457	309	1,200	2,766	3,966	478	2003	(m	)
Central Pennsylvania
1214-B Freedom Road	Cranberry Township, PA		31	994	612	200	1,438	1,637	874	1994	(m	)
401 Russell Drive	Middletown, PA		262	857	2,065	287	2,896	3,184	1,785	1994	(m	)
2700 Commerce Drive	Middletown, PA		196	997	710	206	1,697	1,903	956	1994	(m	)
2701 Commerce Drive	Middletown, PA		141	859	1,174	164	2,010	2,174	975	1994	(m	)
2780 Commerce Drive	Middletown, PA		113	743	1,169	209	1,817	2,025	982	1994	(m	)
350 Old Silver Springs Road	Mechanicsburg, PA		510	2,890	5,678	541	8,537	9,078	1,906	1997	(m	)
16522 Hunters Green Parkway	Hagerstown, MD	(o )	1,390	13,104	3,902	1,863	16,534	18,396	1,903	2003	(m	)
18212 Shawley Drive	Hagerstown, MD		1,000	5,847	501	1,016	6,332	7,348	693	2004	(m	)
301 Railroad Avenue	Shiremanstown, PA		1,181	4,447	1,530	1,328	5,830	7,158	1,018	2005	(m	)
431 Railroad Avenue	Shiremanstown, PA		1,293	7,164	1,695	1,341	8,810	10,152	1,160	2005	(m	)
Golden Eagle Business Center	Harrisburg, PA		585	3,176	120	601	3,281	3,881	302	2005	(m	)
37 Valleyview Business Park	Jessup, PA		542	—	2,972	542	2,972	3,513	225	2004	(m	)
1351 Eisenhower Blvd., Bldg 1	Harrisburg, PA		382	2,343	25	387	2,363	2,750	170	2006	(m	)
1351 Eisenhower Blvd., Bldg 2	Harrisburg, PA		436	1,587	16	443	1,596	2,039	125	2006	(m	)
320 Museum Road	Washington, PA		201	1,819	57	208	1,869	2,077	237	2005	(m	)
Chicago
720-730 Landwehr Road	Northbrook, IL		521	2,982	1,340	521	4,322	4,843	1,494	1994	(m	)
20W201 101st Street	Lemont, IL		967	5,554	650	968	6,204	7,171	2,089	1994	(m	)
3600 West Pratt Avenue	Lincolnwood, IL		1,050	5,767	1,199	1,050	6,966	8,016	2,368	1994	(m	)
6750 South Sayre Avenue	Bedford Park, IL		224	1,309	585	224	1,894	2,118	561	1994	(m	)
585 Slawin Court	Mount Prospect, IL		611	3,505	941	611	4,446	5,058	1,230	1994	(m	)
2300 Windsor Court	Addison, IL		688	3,943	590	696	4,525	5,221	1,625	1994	(m	)
3505 Thayer Court	Aurora, IL		430	2,472	33	430	2,505	2,936	844	1994	(m	)
305-311 Era Drive	Northbrook, IL		200	1,154	146	205	1,296	1,501	431	1994	(m	)
12241 Melrose Street	Franklin Park, IL		332	1,931	1,901	469	3,695	4,164	1,480	1995	(m	)
3150-3160 MacArthur Boulevard	Northbrook, IL		429	2,518	32	429	2,551	2,979	864	1994	(m	)
365 North Avenue	Carol Stream, IL		1,081	6,882	4,609	1,111	11,460	12,572	3,898	1994	(m	)
305-307 East North Ave	Carol Stream, IL		126	—	2,648	128	2,647	2,775	417	2000	(m	)
11939 S Central Avenue	Alsip, IL		1,208	6,843	3,185	1,305	9,931	11,235	2,440	1997	(m	)
405 East Shawmut	LaGrange, IL		368	2,083	434	388	2,497	2,884	675	1997	(m	)
1010-50 Sesame Street	Bensenville, IL		979	5,546	2,300	1,048	7,776	8,825	1,688	1997	(m	)
7501 S. Pulaski	Chicago, IL		318	2,038	895	318	2,934	3,251	669	1997	(m	)
385 Fenton Lane	West Chicago, IL		868	4,918	(242)	884	4,658	5,543	1,198	1998	(m	)
905 Paramount	Batavia, IL		243	1,375	439	252	1,804	2,056	459	1998	(m	)
1005 Paramount	Batavia, IL		282	1,600	451	293	2,040	2,333	546	1998	(m	)
2120-24 Roberts	Broadview, IL		220	1,248	460	231	1,698	1,929	456	1998	(m	)
700 Business Center Drive	Mount Prospect, IL		270	1,492	297	288	1,771	2,059	287	2000	(m	)

					(c)
					Costs
					Capitalized
					Subsequent to		Gross Amount Carried
					Acquisition or		At Close of Period 12/31/07
			(b)		Completion				Accumulated	Year	Depreciable
	Location	(a)	Initial Cost		and Valuation		Building and		Depreciation	Acquired/	Lives
Building Address	(City/State)	Encumbrances	Land	Buildings	Provision	Land	Improvements	Total	12/31/07	Constructed	(Years)
	(Dollars in thousands)
800 Business Center Drive	Mount Prospect, IL		631	3,493	237	666	3,695	4,361	630	2000	(m	)
580 Slawin Court	Mount Prospect, IL		233	1,292	234	254	1,505	1,760	255	2000	(m	)
1150 Feehanville Drive	Mount Prospect, IL		260	1,437	131	273	1,555	1,829	291	2000	(m	)
19W661 101st Street	Lemont, IL		1,200	6,643	2,300	1,220	8,923	10,142	1,692	2001	(m	)
175 Wall Street	Glendale Heights, IL		427	2,363	163	433	2,520	2,953	377	2002	(m	)
800-820 Thorndale Avenue	Bensenville, IL		751	4,159	637	761	4,786	5,547	623	2002	(m	)
1661 Feehanville Drive	Mount Prospect, IL		985	5,455	1,962	1,044	7,358	8,402	1,395	2004	(m	)
2250 Arthur Avenue	Elk Grove Village, IL		800	1,543	(3)	811	1,529	2,340	330	2004	(m	)
1850 Touhy & 1158-60 McCage Ave	Elk Grove Village, IL		1,500	4,842	57	1,514	4,885	6,399	795	2004	(m	)
1088-1130 Thorndale Avenue	Bensenville, IL		2,103	3,674	4	2,108	3,673	5,781	496	2005	(m	)
855-891 Busse(Route 83)	Bensenville, IL		1,597	2,767	(28)	1,601	2,735	4,336	363	2005	(m	)
1060-1074 W. Thorndale Ave	Bensenville, IL		1,704	2,108	31	1,709	2,134	3,843	341	2005	(m	)
400 Crossroads Parkway	Bolingbrook, IL		1,178	9,453	723	1,181	10,173	11,354	971	2005	(m	)
7609 West Industrial Drive	Forest Park, IL		1,207	2,343	207	1,213	2,544	3,757	347	2005	(m	)
7801 West Industrial Drive	Forest Park, IL		1,215	3,020	19	1,220	3,034	4,254	425	2005	(m	)
825 East 26th Street	LaGrange Park, IL		1,547	2,078	2,432	1,617	4,440	6,057	543	2005	(m	)
1111 Davis Road	Elgin, IL		998	1,859	635	1,046	2,447	3,493	460	2006	(m	)
2900 W 166th St.	Markham, IL		1,132	4,293	2	1,133	4,294	5,427	268	2007	(m	)
555 W Algonquin Rd	Arlington Heights, IL		574	741	2,049	579	2,785	3,364	48	2007	(m	)
7000 W 60th Street	Chicago, IL		609	932	106	667	980	1,647	23	2007	(m	)
251 Airport Road	Aurora, IL		983	—	6,659	983	6,660	7,642	1,302	2002	(m	)
725 Kimberly Drive	Carol Stream, IL		793	1,395	(20)	801	1,367	2,168	156	2005	(m	)
17001 S. Vincennes	Thornton, IL		497	504	30	513	518	1,031	120	2005	(m	)
Cincinnati
9900-9970 Princeton	Cincinnati, OH		545	3,088	2,179	566	5,245	5,811	1,748	1996	(m	)
2940 Highland Avenue	Cincinnati, OH		1,717	9,730	2,162	1,772	11,837	13,609	3,894	1996	(m	)
4700-4750 Creek Road	Blue Ash, OH		1,080	6,118	673	1,109	6,761	7,870	2,116	1996	(m	)
12072 Best Place	Springboro, OH		426	—	3,198	443	3,181	3,625	801	1998	(m	)
901 Pleasant Valley Drive	Springboro, OH		304	1,721	332	316	2,042	2,357	490	1998	(m	)
4434 Mulhauser Road	Cincinnati, OH		444	16	4,721	463	4,718	5,181	954	1999	(m	)
9449 Glades Drive	Hamilton, OH		465	—	4,057	477	4,045	4,522	753	2000	(m	)
4436 Muhlhauser Road	Hamilton, OH		630	—	5,672	630	5,672	6,302	1,225	2002	(m	)
4438 Muhlhauser Road	Hamilton, OH		779	—	7,354	779	7,354	8,133	1,406	2002	(m	)
9345 Princeton-Glendale Road	West Chester, OH		818	1,648	360	827	1,998	2,826	239	2006	(m	)
9525 Glades Drive	West Chester, OH		347	1,323	37	355	1,351	1,707	71	2007	(m	)
9776-9876 Windisch Road	West Chester, OH		392	1,744	11	394	1,753	2,147	41	2007	(m	)
9810-9822 Windisch Road	West Chester, OH		395	2,541	16	397	2,556	2,952	39	2007	(m	)
9842-9862 Windisch Road	West Chester, OH		506	3,148	22	508	3,168	3,676	54	2007	(m	)
9872-9898 Windisch Road	West Chester, OH		546	3,039	17	548	3,054	3,602	45	2007	(m	)
9902-9922 Windisch Road	West Chester, OH		623	4,003	22	627	4,021	4,648	81	2007	(m	)
420 Wars Corner Road	Loveland, OH		600	1,083	994	606	2,071	2,677	477	2003	(m	)
422 Wards Corner Road	Loveland, OH		600	1,811	441	605	2,246	2,852	653	2003	(m	)
4663 Dues Drive	West Chester, OH		858	2,273	1,174	875	3,430	4,305	825	2005	(m	)
Cleveland
2368 E. Enterprise Parkway	Twinsburg, OH		294	1,857	29	298	1,881	2,180	219	2006	(m	)
30311 Emerald Valley Parkway	Glenwillow, OH		681	11,838	320	691	12,148	12,839	708	2006	(m	)
30333 Emerald Valley Parkway	Glenwillow, OH		466	5,447	104	475	5,541	6,017	361	2006	(m	)
7800 Cochran Road	Glenwillow, OH		972	7,033	66	980	7,091	8,071	461	2006	(m	)
7900 Cochran Road	Glenwillow, OH		775	6,244	136	792	6,363	7,155	391	2006	(m	)
7905 Cochran Road	Glenwillow, OH		920	6,174	173	945	6,323	7,268	436	2006	(m	)
30600 Carter Street	Solon, OH		989	3,492	(231)	1,022	3,227	4,249	540	2006	(m	)
Columbus
3800 Lockbourne Industrial Pkwy	Columbus, OH		1,045	6,421	392	1,045	6,813	7,858	1,915	1996	(m	)
3880 Groveport Road	Columbus, OH		1,955	12,154	696	1,955	12,850	14,805	3,861	1996	(m	)
1819 North Walcutt Road	Columbus, OH		637	4,590	(309)	634	4,284	4,918	1,350	1997	(m	)
4300 Cemetary Road	Hillard, OH		764	6,248	(5,628)	764	620	1,384	18	1997	(m	)
4115 Leap Road(d)	Hillard, OH		756	4,297	1,121	756	5,418	6,174	1,211	1998	(m	)
3300 Lockbourne	Columbus, OH		708	3,920	1,671	710	5,589	6,299	1,534	1998	(m	)
1076 Pittsburgh Drive	Delaware, OH	(p )	2,497	5,103	37	2,505	5,132	7,637	695	2005	(m	)
6150 Huntley Road	Columbus, OH		986	5,162	17	990	5,175	6,165	447	2005	(m	)
4985 Frusta Drive	Obetz, OH		318	837	28	326	858	1,184	139	2006	(m	)
4600 S. Hamilton Road	Groveport, OH		681	5,941	77	688	6,011	6,699	296	2006	(m	)

					(c)
					Costs
					Capitalized
					Subsequent to		Gross Amount Carried
					Acquisition or		At Close of Period 12/31/07
			(b)		Completion				Accumulated	Year	Depreciable
	Location	(a)	Initial Cost		and Valuation		Building and		Depreciation	Acquired/	Lives
Building Address	(City/State)	Encumbrances	Land	Buildings	Provision	Land	Improvements	Total	12/31/07	Constructed	(Years)
	(Dollars in thousands)
2200 Spiegel	Groveport, OH		780	3,700	(209)	793	3,478	4,271	91	2007	(m	)
4311 Janitrol Road	Columbus, OH		662	4,332	76	675	4,396	5,070	65	2007	(m	)
Dallas/Fort Worth
1275-1281 Roundtable Drive	Dallas, TX		117	839	39	117	878	995	221	1997	(m	)
2406-2416 Walnut Ridge	Dallas, TX		178	1,006	247	183	1,247	1,431	287	1997	(m	)
1324-1343 Roundtable Drive	Dallas, TX		178	1,006	227	184	1,227	1,411	306	1997	(m	)
2401-2419 Walnut Ridge	Dallas, TX		148	839	128	153	962	1,115	266	1997	(m	)
900-906 Great Southwest Pkwy	Arlington, TX		237	1,342	596	270	1,905	2,175	521	1997	(m	)
3000 West Commerce	Dallas, TX		456	2,584	535	469	3,106	3,575	763	1997	(m	)
3030 Hansboro	Dallas, TX		266	1,510	477	276	1,977	2,253	448	1997	(m	)
405-407 113th	Arlington, TX		181	1,026	424	185	1,445	1,630	294	1997	(m	)
816 111th Street	Arlington, TX		251	1,421	266	258	1,680	1,938	509	1997	(m	)
7341 Dogwood Park	Richland Hills, TX		79	435	237	84	666	750	255	1998	(m	)
7427 Dogwood Park	Richland Hills, TX		96	532	571	102	1,098	1,200	265	1998	(m	)
7348-54 Tower Street	Richland Hills, TX		88	489	283	94	766	860	182	1998	(m	)
7370 Dogwood Park	Richland Hills, TX		91	503	128	96	626	722	131	1998	(m	)
7339-41 Tower Street	Richland Hills, TX		98	541	189	104	724	828	151	1998	(m	)
7437-45 Tower Street	Richland Hills, TX		102	563	86	108	642	750	144	1998	(m	)
7331-59 Airport Freeway	Richland Hills, TX		354	1,958	377	372	2,316	2,689	591	1998	(m	)
7338-60 Dogwood Park	Richland Hills, TX		106	587	118	112	699	811	156	1998	(m	)
7450-70 Dogwood Park	Richland Hills, TX		106	584	130	112	708	820	183	1998	(m	)
7423-49 Airport Freeway	Richland Hills, TX		293	1,621	312	308	1,918	2,226	466	1998	(m	)
7400 Whitehall Street	Richland Hills, TX		109	603	91	115	688	804	170	1998	(m	)
1602-1654 Terre Colony	Dallas, TX		458	2,596	783	468	3,369	3,837	567	2000	(m	)
3330 Duncanville Road	Dallas, TX		197	1,114	32	199	1,143	1,342	215	2000	(m	)
2351-2355 Merritt Drive	Garland, TX		101	574	120	103	693	795	121	2000	(m	)
701-735 North Plano Road	Richardson, TX		696	3,944	248	705	4,183	4,888	795	2000	(m	)
2220 Merritt Drive	Garland, TX		352	1,993	727	356	2,716	3,072	506	2000	(m	)
2010 Merritt Drive	Garland, TX		350	1,981	619	357	2,592	2,949	505	2000	(m	)
2363 Merritt Drive	Garland, TX		73	412	93	74	504	578	85	2000	(m	)
2447 Merritt Drive	Garland, TX		70	395	77	71	471	542	82	2000	(m	)
2465-2475 Merritt Drive	Garland, TX		91	514	141	92	654	746	107	2000	(m	)
2485-2505 Merritt Drive	Garland, TX		431	2,440	445	436	2,879	3,315	503	2000	(m	)
2081 Hutton Drive(e)	Carrolton, TX		448	2,540	407	453	2,942	3,395	510	2001	(m	)
2150 Hutton Drive	Carrolton, TX		192	1,089	410	194	1,497	1,692	278	2001	(m	)
2110 Hutton Drive	Carrolton, TX		374	2,117	353	377	2,466	2,843	387	2001	(m	)
2025 McKenzie Drive	Carrolton, TX		437	2,478	369	442	2,842	3,284	544	2001	(m	)
2019 McKenzie Drive	Carrolton, TX		502	2,843	538	507	3,376	3,883	653	2001	(m	)
1420 Valwood Parkway — Bldg 1(d)	Carrolton, TX		460	2,608	746	466	3,349	3,814	577	2001	(m	)
1620 Valwood Parkway(e)	Carrolton, TX		1,089	6,173	1,112	1,100	7,274	8,374	1,347	2001	(m	)
1505 Luna Road — Bldg II	Carrolton, TX		167	948	96	169	1,042	1,210	205	2001	(m	)
1625 West Crosby Road	Carrolton, TX		617	3,498	679	631	4,163	4,794	935	2001	(m	)
2029-2035 McKenzie Drive	Carrolton, TX		306	1,870	1,053	306	2,923	3,229	993	2001	(m	)
1840 Hutton Drive(d)	Carrolton, TX		811	4,597	677	819	5,267	6,085	959	2001	(m	)
1420 Valwood Pkwy —
Bldg II	Carrolton, TX		373	2,116	363	377	2,475	2,852	456	2001	(m	)
2015 McKenzie Drive	Carrolton, TX		510	2,891	408	516	3,294	3,810	585	2001	(m	)
2105 McDaniel Drive	Carrolton, TX		502	2,844	735	507	3,573	4,080	662	2001	(m	)
2009 McKenzie Drive	Carrolton, TX		476	2,699	441	481	3,136	3,617	601	2001	(m	)
1505 Luna Road — Bldg I	Carrolton, TX		521	2,953	579	529	3,524	4,053	704	2001	(m	)
900-1100 Avenue S	Grand Prairie, TX		623	3,528	801	629	4,323	4,951	661	2002	(m	)
Plano Crossing(f)	Plano, TX		1,961	11,112	396	1,981	11,488	13,469	1,557	2002	(m	)
7413A-C Dogwood Park	Richland Hills, TX		110	623	110	111	732	843	95	2002	(m	)
7450 Tower Street	Richland Hills, TX		36	204	192	36	395	431	78	2002	(m	)
7436 Tower Street	Richland Hills, TX		57	324	161	58	485	543	89	2002	(m	)
7501 Airport Freeway	Richland Hills, TX		113	638	90	115	726	840	114	2002	(m	)
7426 Tower Street	Richland Hills, TX		76	429	146	76	575	651	77	2002	(m	)
7427-7429 Tower Street	Richland Hills, TX		75	427	21	76	447	523	59	2002	(m	)
2840-2842 Handley Ederville Rd	Richland Hills, TX		112	635	65	113	699	812	106	2002	(m	)
7451-7477 Airport Freeway	Richland Hills, TX		256	1,453	195	259	1,645	1,904	268	2002	(m	)

					(c)
					Costs
					Capitalized
					Subsequent to		Gross Amount Carried
					Acquisition or		At Close of Period 12/31/07
			(b)		Completion				Accumulated	Year	Depreciable
	Location	(a)	Initial Cost		and Valuation		Building and		Depreciation	Acquired/	Lives
Building Address	(City/State)	Encumbrances	Land	Buildings	Provision	Land	Improvements	Total	12/31/07	Constructed	(Years)
	(Dollars in thousands)
7415 Whitehall Street	Richland Hills, TX		372	2,107	196	375	2,299	2,675	331	2002	(m	)
7450 Whitehall Street	Richland Hills, TX		104	591	110	105	700	805	82	2002	(m	)
7430 Whitehall Street	Richland Hills, TX		143	809	16	144	823	967	110	2002	(m	)
7420 Whitehall Street	Richland Hills, TX		110	621	47	111	666	777	99	2002	(m	)
300 Wesley Way	Richland Hills, TX		208	1,181	17	211	1,196	1,407	157	2002	(m	)
825-827 Avenue H(d)	Arlington, TX		600	3,006	250	604	3,252	3,856	520	2004	(m	)
1013-31 Avenue M	Grand Prairie, TX		300	1,504	78	302	1,580	1,882	261	2004	(m	)
1172-84 113th Street(d)	Grand Prairie, TX		700	3,509	59	704	3,564	4,268	501	2004	(m	)
1200-16 Avenue H(d)	Arlington, TX		600	2,846	80	604	2,922	3,526	444	2004	(m	)
1322-66 N. Carrier Parkway(e)	Grand Prairie, TX		1,000	5,012	164	1,006	5,170	6,176	755	2004	(m	)
2401-2407 Centennial Dr.	Arlington, TX		600	2,534	141	604	2,672	3,275	422	2004	(m	)
3111 West Commerce Street	Dallas, TX		1,000	3,364	69	1,011	3,421	4,433	580	2004	(m	)
4201 Kellway	Addison, TX		306	1,342	31	317	1,361	1,679	140	2005	(m	)
9150 West Royal Lane	Irving, TX		818	3,767	292	820	4,058	4,877	439	2005	(m	)
13800 Senlac Drive	Farmers Ranch, TX		823	4,042	12	825	4,052	4,877	553	2005	(m	)
801-831 S. Great Southwest Pkwy(g)	Grand Prairie, TX		2,581	16,556	502	2,586	17,053	19,639	3,142	2005	(m	)
801-842 Heinz Way	Grand Prairie, TX		599	3,327	110	601	3,435	4,036	430	2005	(m	)
901-937 Heinz Way	Grand Prairie, TX		493	2,823	(53)	481	2,782	3,263	404	2005	(m	)
2900 Avenue E	Arlington, TX		296	—	1,970	296	1,970	2,266	133	2005	(m	)
7451 Dogwood Park	Richland Hills, TX		133	753	195	134	947	1,081	262	2002	(m	)
2104 Hutton Drive	Carrolton, TX		246	1,393	182	249	1,572	1,821	288	2001	(m	)
3301 Century Circle	Irving, TX		760	3,856	54	769	3,901	4,670	125	2007	(m	)
3730 Wheeler Avenue	Fort Smith, AR		720	2,800	27	726	2,822	3,547	131	2006	(m	)
Denver
4785 Elati	Denver, CO		173	981	178	175	1,157	1,333	344	1997	(m	)
4770 Fox Street	Denver, CO		132	750	116	134	864	998	266	1997	(m	)
1550 W. Evans	Denver, CO		385	2,200	451	385	2,650	3,035	690	1997	(m	)
3871 Revere	Denver, CO		361	2,047	606	368	2,645	3,014	717	1997	(m	)
4570 Ivy Street	Denver, CO		219	1,239	172	220	1,409	1,630	368	1997	(m	)
5855 Stapleton Drive North	Denver, CO		288	1,630	262	290	1,890	2,180	525	1997	(m	)
5885 Stapleton Drive North	Denver, CO		376	2,129	268	380	2,392	2,773	602	1997	(m	)
5977-5995 North Broadway	Denver, CO		268	1,518	424	271	1,939	2,210	520	1997	(m	)
2952-5978 North Broadway	Denver, CO		414	2,346	700	422	3,039	3,461	800	1997	(m	)
4721 Ironton Street	Denver, CO		232	1,313	709	236	2,017	2,254	719	1997	(m	)
445 Bryant Street	Denver, CO		1,829	10,219	1,539	1,829	11,757	13,587	2,961	1998	(m	)
East 47th Drive — A	Denver, CO		441	2,689	(17)	441	2,672	3,113	728	1997	(m	)
9500 West 49th Street — A	Wheatridge, CO		283	1,625	328	286	1,951	2,236	663	1997	(m	)
9500 West 49th Street — B	Wheatridge, CO		225	1,272	102	226	1,373	1,599	342	1997	(m	)
9500 West 49th Street — C	Wheatridge, CO		600	3,409	126	600	3,536	4,136	955	1997	(m	)
9500 West 49th Street — D	Wheatridge, CO		246	1,537	89	246	1,626	1,872	455	1997	(m	)
451-591 East 124th Avenue	Littleton, CO		383	2,145	816	383	2,961	3,344	1,006	1997	(m	)
608 Garrison Street	Lakewood, CO		265	1,501	408	267	1,907	2,173	521	1997	(m	)
610 Garrison Street	Lakewood, CO		264	1,494	433	266	1,925	2,191	562	1997	(m	)
15000 West 6th Avenue	Golden, CO		913	5,174	1,145	916	6,317	7,233	1,910	1997	(m	)
14998 West 6th Avenue Bldg E	Golden, CO		565	3,199	209	568	3,405	3,973	968	1997	(m	)
14998 West 6th Avenue Bldg F	Englewood, CO		269	1,525	57	271	1,580	1,851	429	1997	(m	)
12503 East Euclid Drive	Denver, CO		1,208	6,905	977	1,208	7,883	9,091	2,251	1997	(m	)
6547 South Racine Circle	Denver, CO		739	4,241	208	739	4,449	5,188	1,153	1997	(m	)
1600 South Abilene	Aurora, CO		465	2,633	83	467	2,714	3,181	717	1997	(m	)
1620 South Abilene	Aurora, CO		268	1,520	101	270	1,619	1,889	443	1997	(m	)
1640 South Abilene	Aurora, CO		368	2,085	111	382	2,183	2,564	581	1997	(m	)
13900 East Florida Ave	Aurora, CO		189	1,071	125	190	1,195	1,385	318	1997	(m	)
11701 East 53rd Avenue	Denver, CO		416	2,355	193	422	2,542	2,964	666	1997	(m	)
5401 Oswego Street	Denver, CO		273	1,547	419	278	1,960	2,238	624	1997	(m	)
3811 Joilet	Denver, CO		735	4,166	448	752	4,597	5,349	1,095	1998	(m	)
14818 West 6th Avenue Bldg A	Golden, CO		468	2,799	354	468	3,152	3,621	859	1997	(m	)
14828 West 6th Avenue Bldg B	Golden, CO		503	2,942	559	503	3,501	4,004	1,087	1997	(m	)
12055 E 49th Ave/4955 Peoria	Denver, CO		298	1,688	439	305	2,120	2,424	577	1998	(m	)
4940-4950 Paris	Denver, CO		152	861	187	156	1,045	1,200	268	1998	(m	)
4970 Paris	Denver, CO		95	537	121	97	656	753	145	1998	(m	)
7367 South Revere Parkway	Englewood, CO		926	5,124	620	934	5,736	6,670	1,441	1998	(m	)
8200 East Park Meadows Drive(d)	Lone Tree, CO		1,297	7,348	1,215	1,304	8,556	9,860	1,766	2000	(m	)
3250 Quentin(d)	Aurora, CO		1,220	6,911	603	1,230	7,503	8,733	1,521	2000	(m	)

					(c)
					Costs
					Capitalized
					Subsequent to		Gross Amount Carried
					Acquisition or		At Close of Period 12/31/07
			(b)		Completion				Accumulated	Year	Depreciable
	Location	(a)	Initial Cost		and Valuation		Building and		Depreciation	Acquired/	Lives
Building Address	(City/State)	Encumbrances	Land	Buildings	Provision	Land	Improvements	Total	12/31/07	Constructed	(Years)
	(Dollars in thousands)
11585 E. 53rd Ave.(d)	Denver, CO		1,770	10,030	945	1,780	10,965	12,745	1,918	2001	(m	)
10500 East 54th Ave.(e)	Denver, CO		1,253	7,098	892	1,260	7,983	9,242	1,688	2001	(m	)
8835 W. 116th Street	Broomfield, CO		1,151	6,523	975	1,304	7,345	8,649	934	2003	(m	)
3101-3151 S. Platte River Dr.	Englewood, CO		2,500	8,549	168	2,504	8,713	11,217	1,104	2004	(m	)
3155-3199 S. Platte River Dr.	Englewood, CO		1,700	7,787	1,413	1,702	9,198	10,900	1,007	2004	(m	)
3201-3273 S. Platte River Dr.	Englewood, CO		1,600	6,592	167	1,602	6,757	8,359	982	2004	(m	)
18150 E. 32nd Street	Aurora, CO		563	3,188	1,033	572	4,212	4,784	1,116	2004	(m	)
8820 W. 116th Street	Broomfield, CO		338	1,918	392	372	2,275	2,647	322	2003	(m	)
3400 Fraser Street	Aurora, CO		616	3,593	9	620	3,598	4,218	409	2005	(m	)
7005 East 46th Avenue	Denver, CO		512	2,025	19	517	2,039	2,556	183	2005	(m	)
Hilltop Business Center I — Bldg. B	Littleton, CO		739	—	3,500	781	3,457	4,239	693	2000	(m	)
Jeffco Business Center A	Broomfield, CO		312	—	1,382	370	1,324	1,694	199	2001	(m	)
Park Centre A	Westminister, CO		441	—	4,282	441	4,281	4,723	1,105	2000	(m	)
Park Centre B	Westminister, CO		374	—	2,986	374	2,986	3,360	634	2000	(m	)
Park Centre C	Westminister, CO		374	—	2,876	374	2,876	3,250	549	2000	(m	)
Park Centre D	Westminister, CO		441	—	3,737	441	3,737	4,178	764	2001	(m	)
4001 Salazar Way	Frederick, CO		1,271	6,577	(43)	1,276	6,529	7,805	504	2006	(m	)
1690 S. Abilene	Aurora, CO		406	2,814	83	411	2,892	3,302	230	2006	(m	)
5909-5915 N. Broadway	Denver, CO		495	1,268	38	500	1,301	1,801	146	2006	(m	)
9586 Interstate 25 East Frontage	Longmont, CO		898	5,038	377	967	5,346	6,313	667	2005	(m	)
555 Corporate Circle	Golden, CO		397	2,673	(62)	448	2,561	3,009	171	2006	(m	)
Detroit
1731 Thorncroft	Troy, MI		331	1,904	173	331	2,077	2,408	703	1994	(m	)
1653 E. Maple	Troy, MI Plymouth		192	1,104	156	192	1,260	1,451	402	1994	(m	)
47461 Clipper	Township, MI		122	723	128	122	851	973	276	1994	(m	)
238 Executive Drive	Troy, MI		52	173	554	100	679	779	623	1994	(m	)
301 Executive Drive	Troy, MI		71	293	731	133	962	1,095	859	1994	(m	)
449 Executive Drive	Troy, MI		125	425	1,030	218	1,362	1,580	1,145	1994	(m	)
501 Executive Drive	Troy, MI		71	236	678	129	856	985	529	1994	(m	)
451 Robbins Drive	Troy, MI		96	448	961	192	1,313	1,505	1,106	1994	(m	)
1095 Crooks Road	Troy, MI		331	1,017	2,216	360	3,204	3,564	1,359	1994	(m	)
1416 Meijer Drive	Troy, MI		94	394	496	121	863	984	563	1994	(m	)
1624 Meijer Drive	Troy, MI		236	1,406	940	373	2,209	2,582	1,472	1994	(m	)
1972 Meijer Drive	Troy, MI		315	1,301	738	372	1,982	2,354	1,268	1994	(m	)
1621 Northwood Drive	Troy, MI		85	351	954	215	1,176	1,390	1,075	1994	(m	)
1707 Northwood Drive	Troy, MI		95	262	1,310	239	1,428	1,667	967	1994	(m	)
1788 Northwood Drive	Troy, MI		50	196	549	103	692	795	568	1994	(m	)
1821 Northwood Drive	Troy, MI		132	523	756	220	1,192	1,411	1,099	1994	(m	)
1826 Northwood Drive	Troy, MI		55	208	394	103	554	657	520	1994	(m	)
1864 Northwood Drive	Troy, MI		57	190	437	107	577	684	541	1994	(m	)
2277 Elliott Avenue	Troy, MI		48	188	501	104	633	737	545	1994	(m	)
2451 Elliott Avenue 6	Troy, MI		78	319	766	164	999	1,163	896	1994	(m	)
2730 Research Drive	Rochester Hills, MI		903	4,215	800	903	5,015	5,918	3,012	1994	(m	)
2791 Research Drive	Rochester Hills, MI		557	2,731	719	560	3,447	4,007	1,854	1994	(m	)
2871 Research Drive	Rochester Hills, MI		324	1,487	647	327	2,131	2,458	1,057	1994	(m	)
3011 Research Drive	Rochester Hills, MI		457	2,104	406	457	2,510	2,967	1,546	1994	(m	)
2870 Technology Drive	Rochester Hills, MI		275	1,262	284	279	1,541	1,821	934	1994	(m	)
2900 Technology Drive	Rochester Hills, MI		214	977	534	219	1,506	1,725	792	1994	(m	)
2930 Technology Drive	Rochester Hills, MI		131	594	380	138	966	1,105	493	1994	(m	)
2950 Technology Drive	Rochester Hills, MI		178	819	353	185	1,165	1,350	591	1994	(m	)
23014 Commerce Drive	Farmington Hills, MI		39	203	169	56	355	411	242	1994	(m	)
23028 Commerce Drive	Farmington Hills,1 MI		98	507	247	125	727	852	492	1994	(m	)
23035 Commerce Drive	Farmington Hills, MI		71	355	262	93	596	688	405	1994	(m	)
23042 Commerce Drive	Farmintgon Hills, MI		67	277	311	89	565	655	382	1994	(m	)
23065 Commerce Drive	Farmington Hills, MI		71	408	207	93	593	686	378	1994	(m	)
23070 Commerce Drive	Farmington Hills, MI		112	442	398	125	827	952	559	1994	(m	)
23079 Commerce Drive	Farmington Hills, MI		68	301	316	79	605	685	387	1994	(m	)
23093 Commerce Drive	Farmington Hills, MI		211	1,024	844	295	1,784	2,079	1,214	1994	(m	)
23135 Commerce Drive	Farmington Hills, MI		146	701	295	158	984	1,142	591	1994	(m	)
23163 Commerce Drive	Farmington Hills, MI		111	513	342	138	828	966	491	1994	(m	)

					(c)
					Costs
					Capitalized
					Subsequent to		Gross Amount Carried
					Acquisition or		At Close of Period 12/31/07
			(b)		Completion				Accumulated	Year	Depreciable
	Location	(a)	Initial Cost		and Valuation		Building and		Depreciation	Acquired/	Lives
Building Address	(City/State)	Encumbrances	Land	Buildings	Provision	Land	Improvements	Total	12/31/07	Constructed	(Years)
	(Dollars in thousands)
23177 Commerce Drive	Farmington Hills, MI		175	1,007	573	254	1,501	1,755	924	1994	(m	)
23206 Commerce Drive	Farmington Hills, MI		125	531	350	137	868	1,006	550	1994	(m	)
23370 Commerce Drive	Farmington Hills, MI		59	233	308	66	534	600	391	1994	(m	)
1451 East Lincoln Avenue	Madison Heights, MI		299	1,703	228	306	1,925	2,231	618	1995	(m	)
4400 Purks Drive	Auburn Hills, MI		602	3,410	2,998	612	6,398	7,010	1,789	1995	(m	)
6515 Cobb Drive	Sterling Heights, MI		305	1,753	325	305	2,078	2,382	668	1994	(m	)
32450 N Avis Drive	Madison Heights, MI		281	1,590	193	286	1,778	2,064	514	1996	(m	)
12707 Eckles Road	Plymouth Township, MI		255	1,445	140	267	1,573	1,840	442	1996	(m	)
9300-9328 Harrison Rd	Romulus, MI		147	834	336	154	1,162	1,317	346	1996	(m	)
9330-9358 Harrison Rd	Romulus, MI		81	456	295	85	747	832	196	1996	(m	)
28420-28448 Highland Rd	Romulus, MI		143	809	190	149	993	1,142	311	1996	(m	)
28450-28478 Highland Rd	Romulus, MI		81	461	313	85	771	856	245	1996	(m	)
28421-28449 Highland Rd	Romulus, MI		109	617	386	114	998	1,112	270	1996	(m	)
28451-28479 Highland Rd	Romulus, MI		107	608	309	112	912	1,024	236	1996	(m	)
28825-28909 Highland Rd	Romulus, MI		70	395	313	73	705	778	180	1996	(m	)
28933-29017 Highland Rd	Romulus, MI		112	634	289	117	919	1,036	226	1996	(m	)
28824-28908 Highland Rd	Romulus, MI		134	760	234	140	987	1,128	276	1996	(m	)
28932-29016 Highland Rd	Romulus, MI		123	694	330	128	1,019	1,147	321	1996	(m	)
9710-9734 Harrison Rd	Romulus, MI		125	706	142	130	842	973	263	1996	(m	)
9740-9772 Harrison Rd	Romulus, MI		132	749	164	138	906	1,044	273	1996	(m	)
9840-9868 Harrison Rd	Romulus, MI		144	815	146	151	954	1,105	285	1996	(m	)
9800-9824 Harrison Rd	Romulus, MI		117	664	126	123	785	907	218	1996	(m	)
29265-29285 Airport Dr.	Romulus, MI		140	794	254	147	1,042	1,188	297	1996	(m	)
29185-29225 Airport Dr.	Romulus, MI		140	792	302	146	1,088	1,234	286	1996	(m	)
29149-29165 Airport Dr.	Romulus, MI		216	1,225	379	226	1,594	1,820	464	1996	(m	)
29101-29115 Airport Dr.	Romulus, MI		130	738	292	136	1,024	1,160	305	1996	(m	)
29031-29045 Airport Dr.	Romulus, MI		124	704	144	130	842	972	257	1996	(m	)
29050-29062 Airport Dr.	Romulus, MI		127	718	101	133	813	946	229	1996	(m	)
29120-29134 Airport Dr.	Romulus, MI		161	912	244	169	1,149	1,317	306	1996	(m	)
29200-29214 Airport Dr.	Romulus, MI		170	963	281	178	1,236	1,414	353	1996	(m	)
9301-9339 Middlebelt Rd	Romulus, MI		124	703	284	130	981	1,111	266	1996	(m	)
26980 Trolley Industrial Drive	Taylor, MI		450	2,550	1,019	463	3,556	4,019	1,035	1997	(m	)
32975 Capitol Avenue	Livonia, MI		135	748	332	144	1,071	1,215	295	1998	(m	)
2725 S. Industrial Highway	Ann Arbor, MI		660	3,654	484	704	4,094	4,798	978	1998	(m	)
32920 Capitol Avenue	Livonia, MI		76	422	88	82	504	586	124	1998	(m	)
11923 Brookfield Avenue	Livonia, MI		120	665	495	128	1,151	1,280	484	1998	(m	)
11965 Brookfield Avenue	Livonia, MI		120	665	67	128	724	852	174	1998	(m	)
13405 Stark Road	Livonia, MI		46	254	136	49	387	436	119	1998	(m	)
1170 Chicago Road	Troy, MI		249	1,380	256	266	1,618	1,885	373	1998	(m	)
1200 Chicago Road	Troy, MI		268	1,483	274	286	1,739	2,025	398	1998	(m	)
450 Robbins Drive	Troy, MI		166	920	272	178	1,180	1,358	270	1998	(m	)
1230 Chicago Road	Troy, MI		271	1,498	156	289	1,636	1,925	391	1998	(m	)
12886 Westmore Avenue	Livonia, MI		190	1,050	194	202	1,232	1,434	290	1998	(m	)
12898 Westmore Avenue	Livonia, MI		190	1,050	235	202	1,273	1,475	324	1998	(m	)
33025 Industrial Road	Livonia, MI		80	442	130	85	567	652	158	1998	(m	)
47711 Clipper Street	Plymouth Township, MI		539	2,983	265	575	3,212	3,787	772	1998	(m	)
32975 Industrial Road	Livonia, MI		160	887	343	171	1,219	1,390	356	1998	(m	)
32985 Industrial Road	Livonia, MI		137	761	149	147	900	1,047	219	1998	(m	)
32995 Industrial Road	Livonia, MI		160	887	186	171	1,062	1,233	274	1998	(m	)
12874 Westmore Avenue	Livonia, MI		137	761	239	147	990	1,137	263	1998	(m	)
33067 Industrial Road	Livonia, MI		160	887	305	171	1,181	1,352	301	1998	(m	)
1775 Bellingham	Troy, MI		344	1,902	297	367	2,176	2,543	502	1998	(m	)
1785 East Maple	Troy, MI		92	507	159	98	660	758	146	1998	(m	)
1807 East Maple	Troy, MI		321	1,775	359	342	2,113	2,455	479	1998	(m	)
980 Chicago	Troy, MI		206	1,141	176	220	1,303	1,523	297	1998	(m	)
1840 Enterprise Drive	Rochester Hills, MI		573	3,170	347	611	3,479	4,090	835	1998	(m	)

					(c)
					Costs
					Capitalized
					Subsequent to		Gross Amount Carried
					Acquisition or		At Close of Period 12/31/07
			(b)		Completion				Accumulated	Year	Depreciable
	Location	(a)	Initial Cost		and Valuation		Building and		Depreciation	Acquired/	Lives
Building Address	(City/State)	Encumbrances	Land	Buildings	Provision	Land	Improvements	Total	12/31/07	Constructed	(Years)
	(Dollars in thousands)
1885 Enterprise Drive	Rochester Hills, MI		209	1,158	134	223	1,278	1,501	305	1998	(m	)
1935-55 Enterprise Drive	Rochester Hills, MI		1,285	7,144	701	1,371	7,759	9,130	1,883	1998	(m	)
5500 Enterprise Court	Warren, MI		675	3,737	500	721	4,191	4,912	992	1998	(m	)
750 Chicago Road	Troy, MI		323	1,790	472	345	2,240	2,585	586	1998	(m	)
800 Chicago Road	Troy, MI		283	1,567	540	302	2,087	2,390	674	1998	(m	)
850 Chicago Road	Troy, MI		183	1,016	262	196	1,265	1,461	295	1998	(m	)
2805 S. Industrial Highway	Ann Arbor, MI		318	1,762	478	340	2,218	2,558	570	1998	(m	)
6833 Center Drive	Sterling Heights, MI		467	2,583	218	493	2,775	3,268	683	1998	(m	)
32201 North Avis Drive	Madison Heights, MI		345	1,911	476	349	2,383	2,732	776	1998	(m	)
1100 East Mandoline Road	Madison Heights, MI		888	4,915	1,262	897	6,168	7,066	1,590	1998	(m	)
30081 Stephenson Highway	Madison Heights, MI		271	1,499	399	274	1,895	2,169	485	1998	(m	)
1120 John A. Papalas Drive(e)	Lincold Park, MI		366	3,241	949	469	4,087	4,556	977	1998	(m	)
4872 S. Lapeer Road	Lake Orion Twsp, MI		1,342	5,441	2,200	1,412	7,571	8,983	2,448	1999	(m	)
22701 Trolley Industrial	Taylor, MI		795	—	7,223	849	7,168	8,017	1,236	1999	(m	)
1400 Allen Drive	Troy, MI		209	1,154	243	212	1,394	1,606	235	2000	(m	)
1408 Allen Drive	Troy, MI		151	834	171	153	1,003	1,156	271	2000	(m	)
1305 Stephenson Hwy	Troy, MI		345	1,907	231	350	2,133	2,483	366	2000	(m	)
32505 Industrial Drive	Madison Heights, MI		345	1,910	418	351	2,322	2,673	560	2000	(m	)
1799-1813 Northfield Drive(d)	Rochester Hills, MI		481	2,665	254	490	2,910	3,400	530	2000	(m	)
32200 N. Avis	Madison Heights, MI		503	3,367	1,225	503	4,592	5,095	261	2005	(m	)
100 Kay Industrial	Orion, MI		677	2,018	403	685	2,414	3,098	460	2005	(m	)
1849 West Maple Road	Troy, MI		1,688	2,790	30	1,700	2,808	4,508	302	2005	(m	)
42555 Merrill Road	Sterling Heights, MI		1,080	2,300	3,702	1,090	5,992	7,082	459	2006	(m	)
28435 Automation
Blvd.	Wixom, MI		621		3,804	628	3,797	4,425	337	2004	(m	)
2441 N. Opdyke Road	Auburn Hills, MI		530	737	16	538	745	1,283	82	2006	(m	)
200 Northpointe Drive	Orion Township, MI		723	2,063	36	734	2,088	2,822	134	2006	(m	)
32500 Capitol Avenue	Livonia, MI		258	1,032	275	260	1,305	1,565	65	2005	(m	)
32650 Capitol Avenue	Livonia, MI		282	1,128	54	284	1,181	1,464	79	2005	(m	)
11800 Sears Drive	Livonia, MI		693	1,507	1,240	703	2,737	3,440	464	2005	(m	)
1099 Church Road	Troy, MI		702	1,332	45	721	1,358	2,079	274	2005	(m	)
Houston
2102-2314 Edwards Street	Houston, TX		348	1,973	1,436	382	3,375	3,757	731	1997	(m	)
3351 Rauch St.	Houston, TX		272	1,541	203	278	1,738	2,016	425	1997	(m	)
3851 Yale St.	Houston, TX		413	2,343	639	425	2,971	3,395	839	1997	(m	)
3337-3347 Rauch Street	Houston, TX		227	1,287	215	233	1,498	1,730	365	1997	(m	)
8505 N Loop East	Houston, TX		439	2,489	741	449	3,220	3,670	816	1997	(m	)
4749-4799 Eastpark Dr	Houston, TX		594	3,368	987	611	4,339	4,949	1,097	1997	(m	)
4851 Homestead Road	Houston, TX		491	2,782	874	504	3,642	4,147	892	1997	(m	)
3365-3385 Rauch Street	Houston, TX		284	1,611	517	290	2,122	2,412	439	1997	(m	)
5050 Campbell Road	Houston, TX		461	2,610	388	470	2,988	3,458	746	1997	(m	)
4300 Pine Timbers	Houston, TX		489	2,769	597	499	3,355	3,854	857	1997	(m	)
2500-2530 Fairway
Park Drive	Houston, TX		766	4,342	753	792	5,069	5,861	1,310	1997	(m	)
6550 Longpointe	Houston, TX		362	2,050	549	370	2,591	2,961	664	1997	(m	)
1815 Turning Basin Dr	Houston, TX		487	2,761	581	531	3,298	3,829	821	1997	(m	)
1819 Turning Basin Dr	Houston, TX		231	1,308	571	251	1,858	2,109	500	1997	(m	)
1805 Turning Basin Drive	Houston, TX		564	3,197	718	616	3,863	4,478	961	1997	(m	)
9835A Genard Road	Houston, TX		1,505	8,333	3,011	1,581	11,268	12,849	2,413	1999	(m	)
9835B Genard Road	Houston, TX		245	1,357	463	256	1,809	2,065	348	1999	(m	)
8705 City Park Loop	Houston, TX		710	2,983	933	714	3,912	4,626	590	2003	(m	)
11505 State Highway 225	LaPorte City, TX		940	4,675	615	940	5,290	6,230	529	2005	(m	)
6955 Portwest Drive	Houston, TX		314	1,686	354	320	2,033	2,354	196	2005	(m	)
6925 Portwest Drive	Houston, TX		402	1,360	234	407	1,589	1,996	199	2005	(m	)
South by Southwest	Sugarland , TX		608	3,679	257	617	3,928	4,544	114	2007	(m	)
7230-7238 Wynnwood	Houston, TX		254	764	28	259	787	1,046	36	2007	(m	)
7240-7248 Wynnwood	Houston, TX		271	726	26	276	747	1,023	30	2007	(m	)
7250-7260 Wynnwood	Houston, TX		200	481	18	203	496	699	20	2007	(m	)
1500 E. Main	LaPorte City, TX		201	1,328	24	204	1,349	1,553	225	2005	(m	)
3300 Claymore Park Drive	Houston, TX		232	812	2	232	814	1,046	33	2007	(m	)
6400 Long Point	Houston, TX		188	898	1	188	899	1,088	60	2007	(m	)
12705 S Kirkwood Ste 100-150	Houston, TX		154	626	5	154	631	785	39	2007	(m	)
12705 S Kirkwood Ste 200-220	Houston, TX		404	1,698	52	412	1,742	2,154	123	2007	(m	)
8850 Jameel	Houston, TX		171	826	15	171	841	1,012	45	2007	(m	)
8800 Jameel	Houston, TX		163	798	—	163	798	961	59	2007	(m	)
8700 Jameel	Houston, TX		170	1,020	(4)	170	1,016	1,186	35	2007	(m	)

						(c)
						Costs
						Capitalized
						Subsequent to		Gross Amount Carried
						Acquisition or		At Close of Period 12/31/07
				(b)		Completion				Accumulated	Year	Depreciable
	Location	(a)		Initial Cost		and Valuation		Building and		Depreciation	Acquired/	Lives
Building Address	(City/State)	Encumbrances		Land	Buildings	Provision	Land	Improvements	Total	12/31/07	Constructed	(Years)
	(Dollars in thousands)
8600 Jameel	Houston, TX			163	818	—	163	817	981	55	2007	(m	)
9362 Wallisville	Houston, TX			114	564	1	114	565	679	42	2007	(m	)
9366 Wallisville	Houston, TX			233	1,200	14	233	1,214	1,447	74	2007	(m	)
Indianapolis
2900 N Shadeland Avenue	Indianapolis, IN			2,057	13,565	3,605	2,057	17,169	19,226	5,412	1996	(m	)
7901 West 21st St.	Indianapolis, IN			1,048	6,027	435	1,048	6,462	7,510	1,922	1997	(m	)
1445 Brookville Way	Indianapolis, IN			459	2,603	802	476	3,389	3,865	1,100	1996	(m	)
1440 Brookville Way	Indianapolis, IN			665	3,770	1,087	685	4,838	5,523	1,473	1996	(m	)
1240 Brookville Way	Indianapolis, IN			247	1,402	349	258	1,741	1,999	530	1996	(m	)
1345 Brookville Way	Indianapolis, IN	(q	)	586	3,321	904	601	4,209	4,810	1,327	1996	(m	)
1350 Brookville Way	Indianapolis, IN			205	1,161	271	212	1,425	1,636	424	1996	(m	)
1341 Sadlier Circle E Dr.	Indianapolis, IN	(r	)	131	743	313	136	1,050	1,187	379	1996	(m	)
1322-1438 Sadlier Circle E Dr.	Indianapolis, IN	(r	)	145	822	291	152	1,107	1,259	365	1996	(m	)
1327-1441 Sadlier Circle E Dr.	Indianapolis, IN	(r	)	218	1,234	403	225	1,630	1,854	481	1996	(m	)
1304 Sadlier Circle E Dr.	Indianapolis, IN	(r	)	71	405	153	75	554	629	198	1996	(m	)
1402 Sadlier Circle E Dr.	Indianapolis, IN	(r	)	165	934	392	171	1,320	1,491	453	1996	(m	)
1504 Sadlier Circle E Dr.	Indianapolis, IN	(r	)	219	1,238	289	226	1,520	1,745	415	1996	(m	)
1311 Sadlier Circle E Dr.	Indianapolis, IN	(r	)	54	304	106	57	406	463	120	1996	(m	)
1365 Sadlier Circle E Dr.	Indianapolis, IN	(r	)	121	688	289	126	972	1,098	279	1996	(m	)
1352-1354 Sadlier Circle E Dr.	Indianapolis, IN	(r	)	178	1,008	399	184	1,400	1,584	442	1996	(m	)
1335 Sadlier Circle E Dr.	Indianapolis, IN	(r	)	81	460	309	85	765	850	193	1996	(m	)
1327 Sadlier Circle E Dr.	Indianapolis, IN	(r	)	52	295	53	55	345	400	103	1996	(m	)
1425 Sadlier Circle E Dr.	Indianapolis, IN	(r	)	21	117	39	23	154	177	44	1996	(m	)
6951 E 30th St.	Indianapolis, IN			256	1,449	220	265	1,659	1,924	538	1996	(m	)
6701 E 30th St.	Indianapolis, IN			78	443	41	82	480	562	142	1996	(m	)
6737 E 30th St.	Indianapolis, IN			385	2,181	295	398	2,462	2,860	779	1996	(m	)
1225 Brookville Way	Indianapolis, IN			60	—	458	68	450	518	113	1997	(m	)
6555 E 30th St.	Indianapolis, IN			484	4,760	1,833	484	6,593	7,077	2,042	1996	(m	)
8402-8440 E 33rd St.	Indianapolis, IN			222	1,260	593	230	1,845	2,075	540	1996	(m	)
8520-8630 E 33rd St.	Indianapolis, IN			326	1,848	731	336	2,570	2,906	857	1996	(m	)
8710-8768 E 33rd St.	Indianapolis, IN			175	993	370	187	1,350	1,537	377	1996	(m	)
3316-3346 N. Pagosa Court	Indianapolis, IN			325	1,842	583	335	2,415	2,750	794	1996	(m	)
6751 E 30th St.	Indianapolis, IN			728	2,837	277	741	3,101	3,842	835	1997	(m	)
9200 East
146th Street	Noblesville, IN			181	1,221	992	181	2,213	2,394	613	1998	(m	)
6575 East 30th Street	Indianapolis, IN			118	—	2,014	128	2,004	2,132	470	1998	(m	)
6585 East 30th Street	Indianapolis, IN			196	—	3,231	196	3,231	3,427	762	1998	(m	)
8525 E. 33rd Street	Indianapolis, IN			1,300	2,091	687	1,308	2,771	4,078	492	2003	(m	)
5705-97 Park Plaza Ct	Indianapolis, IN	(s	)	600	2,194	792	609	2,977	3,586	797	2003	(m	)
9319-9341 Castlegate Drive	Indianapolis, IN			530	1,235	1,001	544	2,222	2,766	512	2003	(m	)
9332-9350 Castlegate Drive	Indianapolis, IN			420	646	662	429	1,299	1,728	391	2003	(m	)
1133 Northwest L Street	Richmond, IN	(t	)	201	1,358	51	208	1,403	1,611	299	2006	(m	)
1380 Perry Road	Plainfield, IN			781	5,156	35	785	5,187	5,972	543	2005	(m	)
9210 East 146th Street	Noblesville, IN			66	684	818	66	1,502	1,568	596	1998	(m	)
Helmer Spec BTS — 1	Noblesville, IN			547	—	4,701	628	4,619	5,248	13	2007	(m	)
Genco BTS	Indianapolis, IN			886	—	6,819	1,037	6,668	7,705	—	2007	(m	)
Inland Empire
3411 N Perris Blvd.	Riverside, CA			8,125	7,150	68	8,166	7,177	15,343	390	2007	(m	)
100 W Sinclair	Riverside, CA			6,042	4,298	44	6,072	4,313	10,384	180	2007	(m	)
Los Angeles
350-390 Manville St.	Compton, CA			2,300	3,768	103	2,313	3,857	6,171	558	2004	(m	)
1944 Vista Bella Way	Rancho Dominguez, CA			1,746	3,148	646	1,821	3,719	5,540	415	2005	(m	)
2000 Vista Bella Way	Rancho Dominguez, CA			817	1,673	294	852	1,932	2,784	211	2005	(m	)
2835 East Ana Street Drive	Rancho Dominguez, CA			1,682	2,750	134	1,770	2,796	4,566	360	2005	(m	)
665 N. Baldwin Park Blvd.	City of Industry, CA			2,124	5,219	(135)	2,139	5,069	7,208	284	2006	(m	)
27801 Avenue Scott	Santa Clarita, CA			2,890	7,020	469	2,902	7,476	10,379	353	2006	(m	)
2610 & 2660 Columbia Street	Torrance, CA			3,008	5,826	(71)	3,031	5,732	8,763	223	2006	(m	)
433 Alaska Avenue	Torrance, CA			681	168	5	684	170	854	29	2006	(m	)
21730-21748 Marilla Street	Chatsworth, CA			2,585	3,210	90	2,608	3,277	5,885	130	2007	(m	)
8015 Paramount	Pico Riviera, CA			3,616	3,902	51	3,653	3,916	7,569	135	2007	(m	)
3365 E. Slauson	Los Angeles, CA			2,367	3,243	37	2,393	3,254	5,647	118	2007	(m	)
3015 E Ana & 18744 Reyes	Los Angeles, CA			19,678	9,321	655	20,140	9,514	29,654	677	2007	(m	)
19067 Reyes Ave	Rancho Dominguez, CA			9,281	3,920	107	9,373	3,936	13,308	104	2007	(m	)

					(c)
					Costs
					Capitalized
					Subsequent to		Gross Amount Carried
					Acquisition or		At Close of Period 12/31/07
			(b)		Completion				Accumulated	Year	Depreciable
	Location	(a)	Initial Cost		and Valuation		Building and		Depreciation	Acquired/	Lives
Building Address	(City/State)	Encumbrances	Land	Buildings	Provision	Land	Improvements	Total	12/31/07	Constructed	(Years)
	(Dollars in thousands)
1250 Rancho Conejo Blvd.	Thousand Oaks, CA		1,435	779	8	1,440	782	2,222	15	2007	(m	)
1260 Rancho Conejo Blvd.	Thousand Oaks, CA		1,353	722	9	1,358	726	2,084	13	2007	(m	)
1270 Rancho Conejo Blvd.	Thousand Oaks, CA		1,224	716	7	1,229	719	1,947	17	2007	(m	)
1280 Rancho Conejo Blvd.	Thousand Oaks, CA		2,043	3,408	19	2,050	3,420	5,470	57	2007	(m	)
1290 Rancho Conejo Blvd.	Thousand Oaks, CA		1,754	2,949	17	1,760	2,959	4,720	49	2007	(m	)
4020 S. Compton Ave	Los Angeles, CA		3,800	7,330	71	3,825	7,376	11,201	326	2006	(m	)
500 N Nash St.	El Segundo, CA		1,189	3,167	99	1,198	3,257	4,455	65	2007	(m	)
4790 Valley Blvd.	Los Angeles, CA		960	3,840	33	966	3,866	4,833	26	2007	(m	)
Louisville
Penske BTS	Louisville, KY		2,074	—	9,639	2,079	9,634	11,713	172	2007	(m	)
Miami
4700 NW 15th Ave	Ft.Lauderdale, FL		908	1,883	57	912	1,936	2,848	94	2007	(m	)
4710 NW 15th Ave	Ft.Lauderdale, FL		830	2,722	54	834	2,772	3,606	109	2007	(m	)
4720 NW 15th Ave	Ft.Lauderdale, FL		937	2,455	72	942	2,523	3,464	141	2007	(m	)
4740 NW 15th Ave	Ft.Lauderdale, FL		1,107	3,111	70	1,112	3,176	4,288	198	2007	(m	)
4750 NW 15th Ave	Ft.Lauderdale, FL		947	3,079	82	951	3,157	4,108	122	2007	(m	)
4800 NW 15th Ave	Ft.Lauderdale, FL		1,092	3,308	140	1,097	3,443	4,540	141	2007	(m	)
Smurfit Container	Medley, FL		857	3,428	181	864	3,602	4,466	24	2007	(m	)
Milwaukee
N25 W23050 Paul Road	Pewaukee, WI		474	2,723	1,932	485	4,645	5,130	1,479	1994	(m	)
N25 W23255 Paul Road	Pewaukee, WI		569	3,270	183	569	3,453	4,022	1,117	1994	(m	)
N27 W23293 Roundy Drive	Pewaukee, WI		412	2,837	102	420	2,931	3,351	965	1994	(m	)
6523 N Sydney Place	Glendale, WI		172	976	349	176	1,322	1,498	362	1995	(m	)
4560 N 124th Street	Wauwatosa, WI		118	667	85	129	741	870	196	1997	(m	)
4410-80 North 132nd Street	Butler, WI		355	—	3,967	359	3,963	4,322	721	1999	(m	)
5355 South Westridge Drive	New Berlin, WI		1,630	7,058	94	1,646	7,136	8,782	798	2004	(m	)
320-34 W. Vogel	Milwaukee, WI		506	3,199	73	508	3,270	3,778	581	2005	(m	)
4950 S. 6th Avenue	Milwaukee, WI		299	1,565	85	301	1,648	1,949	357	2005	(m	)
1711 Paramount Court	Waukesha, WI		308	1,762	19	311	1,778	2,089	199	2005	(m	)
17005 W. Ryerson Road	New Berlin, WI		403	3,647	(63)	405	3,581	3,987	444	2005	(m	)
W 140 N9059 Lilly Road	Iomonee Falls, WI		343	1,153	242	366	1,372	1,738	196	2005	(m	)
200 W. Vogel Ave., Bldg B	Milwaukee, WI		301	2,150	13	302	2,162	2,464	349	2005	(m	)
16600 West Glendale Avenue	New Berlin, WI		704	1,923	372	715	2,284	2,999	314	2006	(m	)
4921 S. 2nd Street	Milwaukee, WI		101	713	2	101	715	816	106	2005	(m	)
1500 Peebles Drive	Richland Center, WI		1,577	1,018	35	1,603	1,027	2,630	639	2005	(m	)
2905 S 160th Street	New Berlin, WI		261	672	18	265	686	951	23	2007	(m	)
2855 S 160th Street	New Berlin, WI		221	628	23	225	647	872	22	2007	(m	)
2485 Commerce Drive	New Berlin, WI		483	1,516	20	491	1,528	2,019	41	2007	(m	)
14518 Whittaker Way	New Berlin, WI		437	1,082	62	445	1,135	1,581	42	2007	(m	)
Minneapolis/St. Paul
6507-6545 Cecilia Circle	Bloomington, MN		357	1,320	1,257	386	2,548	2,934	1,541	1994	(m	)
6201 West 111th Street	Bloomington, MN	(u )	1,358	8,622	4,421	1,499	12,903	14,401	6,819	1994	(m	)
6403-6545 Cecilia Drive	Bloomington, MN		366	1,363	1,168	395	2,502	2,897	1,603	1994	(m	)
7251-7267 Washington Avenue	Edina, MN		129	382	710	182	1,038	1,221	792	1994	(m	)
7301-7325 Washington Avenue	Edina, MN		174	391	84	193	456	649	193	1994	(m	)
7101 Winnetka Avenue North	Brooklyn Park, MN		2,195	6,084	4,126	2,228	10,177	12,405	5,465	1994	(m	)
7600 Golden Triangle Drive	Eden Prairie, MN		566	1,394	1,894	615	3,240	3,854	1,668	1994	(m	)
9901 West 74th Street	Eden Prairie, MN		621	3,289	3,283	639	6,554	7,193	3,810	1994	(m	)
1030 Lone Oak Road	Eagan, MN		456	2,703	563	456	3,266	3,721	1,048	1994	(m	)
1060 Lone Oak Road	Eagan, MN		624	3,700	717	624	4,417	5,042	1,519	1994	(m	)
5400 Nathan Lane	Plymouth, MN		749	4,461	1,167	757	5,620	6,377	2,054	1994	(m	)
10120 W 76th Street	Eden Prairie, MN		315	1,804	1,025	315	2,828	3,144	1,257	1995	(m	)
7615 Golden Triangle	Eden Prairie, MN		268	1,532	785	268	2,316	2,584	716	1995	(m	)
7625 Golden Triangle	Eden Prairie, MN		415	2,375	1,032	415	3,407	3,822	1,117	1995	(m	)
12155 Nicollet Ave	Burnsville, MN		286	—	1,731	288	1,729	2,017	528	1995	(m	)
6655 Wedgewood Road	Maple Grove, MN		1,466	8,342	3,291	1,466	11,633	13,099	3,516	1994	(m	)
900 Apollo Road	Eagan, MN		1,029	5,855	1,202	1,030	7,056	8,086	2,191	1995	(m	)
7316 Aspen Lane North	Brooklyn Park, MN		368	2,156	746	377	2,893	3,270	874	1995	(m	)
4100 Peavey Road	Chaska, MN		277	2,261	830	277	3,091	3,368	861	1996	(m	)
11300 Hamshire Ave South	Bloomington, MN		527	2,985	1,469	541	4,440	4,981	1,092	1996	(m	)
5205 Highway 169	Plymouth, MN		446	2,525	1,002	740	3,232	3,972	886	1996	(m	)

					(c)
					Costs
					Capitalized
					Subsequent to		Gross Amount Carried
					Acquisition or		At Close of Period 12/31/07
			(b)		Completion				Accumulated	Year	Depreciable
	Location	(a)	Initial Cost		and Valuation		Building and		Depreciation	Acquired/	Lives
Building Address	(City/State)	Encumbrances	Land	Buildings	Provision	Land	Improvements	Total	12/31/07	Constructed	(Years)
	(Dollars in thousands)
6451-6595 Citywest Parkway	Eden Prairie, MN		525	2,975	1,347	538	4,309	4,847	1,265	1996	(m	)
7100-7198 Shady Oak Road	Eden Prairie, MN		715	4,054	1,254	736	5,288	6,023	1,831	1996	(m	)
7500-7546 Washington Square	Eden Prairie, MN		229	1,300	776	235	2,071	2,306	585	1996	(m	)
7550-7558 Washington Square	Eden Prairie, MN		153	867	171	157	1,034	1,191	270	1996	(m	)
5240-5300 Valley Industrial Blvd S	Shakopee, MN		362	2,049	1,005	371	3,044	3,415	965	1996	(m	)
7102 Winnetka Ave. North	Brooklyn Park, MN			1,275 —	6,	505 1,3	37 6,4	43	7,780 2	5 2	007	(m)
6477-6525 City West Parkway	Eden Prairie, MN		810	4,590	1,049	819	5,629	6,449	1,558	1997	(m	)
1157 Valley Park Drive	Shakopee, MN		760	—	6,192	888	6,064	6,952	1,247	1999	(m	)
500-530 Kasota Avenue SE	Minneapolis, MN		415	2,354	894	432	3,231	3,664	924	1998	(m	)
770-786 Kasota Avenue SE	Minneapolis, MN		333	1,888	510	347	2,383	2,730	561	1998	(m	)
800 Kasota Avenue SE	Minneapolis, MN		524	2,971	921	597	3,819	4,416	971	1998	(m	)
2530-2570 Kasota Avenue	St. Paul, MN		407	2,308	841	465	3,091	3,556	804	1998	(m	)
1280 Energy Park Drive	St. Paul, MN		700	2,779	23	705	2,797	3,502	387	2004	(m	)
9600 West 76th Street	Eden Prairie, MN		1,000	2,450	47	1,034	2,462	3,497	281	2004	(m	)
9700 West 76th Street	Eden Prairie, MN		1,000	2,709	145	1,038	2,815	3,854	295	2004	(m	)
5017 Boone Avenue North	New Hope, MN	(v )	1,000	1,599	58	1,009	1,648	2,657	407	2005	(m	)
2300 West Highway
13(I-35 Dist Ctr)	Burnsville, MN		2,517	6,069	604	2,524	6,665	9,190	2,072	2005	(m	)
1087 Park Place	Shakopee, MN		1,195	4,891	15	1,198	4,903	6,101	634	2005	(m	)
5391 12th Avenue SE	Shakopee, MN		1,392	8,149	185	1,395	8,331	9,726	943	2005	(m	)
4701 Valley Industrial Boulevard	Shakopee, MN		1,296	7,157	(81)	1,299	7,073	8,372	886	2005	(m	)
Park 2000 III	Shakopee, MN		590	—	5,619	590	5,619	6,209	802	1998	(m	)
7600 69th Avenue	Greenfield, MN		1,500	8,328	1,808	1,510	10,126	11,636	1,310	2004	(m	)
316 Lake Hazeltine Drive	Chaska, MN		714	944	166	729	1,095	1,824	187	2006	(m	)
6455 City West Parkway	Eden Prairie, MN		659	3,189	92	665	3,274	3,939	701	2006	(m	)
1225 Highway 169 North	Plymouth, MN		1,190	1,979	59	1,207	2,022	3,228	191	2006	(m	)
9200 10th Ave	Golden Valley, MN		892	2,306	(5)	902	2,291	3,193	155	2007	(m	)
Nashville
1621 Heil Quaker Boulevard	Nashville, TN		413	2,383	1,687	430	4,053	4,483	1,301	1995	(m	)
3099 Barry Drive	Portland, TN		418	2,368	121	421	2,486	2,907	697	1996	(m	)
3150 Barry Drive	Portland, TN		941	5,333	520	981	5,813	6,794	1,605	1996	(m	)
5599 Highway 31 West	Portland, TN		564	3,196	131	571	3,320	3,891	919	1996	(m	)
1650 Elm Hill Pike	Nashville, TN		329	1,867	265	332	2,129	2,461	550	1997	(m	)
1931 Air Lane Drive	Nashville, TN		489	2,785	272	493	3,053	3,546	820	1997	(m	)
4640 Cummings Park	Nashville, TN		360	2,040	210	365	2,245	2,610	450	1999	(m	)
1740 River Hills Drive	Nashville, TN		848	4,383	572	888	4,915	5,803	954	2005	(m	)
Royal Park Business Center — 211 Ellery Ct	Nashville, TN		606	3,192	107	616	3,289	3,905	83	2007	(m	)
Northern New Jersey
14 World’s Fair Drive	Franklin, NJ		483	2,735	605	503	3,320	3,823	926	1997	(m	)
12 World’s Fair Drive	Franklin, NJ		572	3,240	538	593	3,756	4,349	1,038	1997	(m	)
22 World’s Fair Drive	Franklin, NJ		364	2,064	469	375	2,522	2,897	612	1997	(m	)
26 World’s Fair Drive	Franklin, NJ		361	2,048	357	377	2,388	2,766	635	1997	(m	)
24 World’s Fair Drive	Franklin, NJ		347	1,968	525	362	2,478	2,840	671	1997	(m	)
20 World’s Fair Drive Lot 13	Sumerset, NJ		9	—	2,549	691	1,867	2,558	342	1999	(m	)
45 Route 46	Pine Brook, NJ		969	5,491	811	978	6,293	7,271	1,242	2000	(m	)
43 Route 46	Pine Brook, NJ		474	2,686	387	479	3,069	3,547	686	2000	(m	)
39 Route 46	Pine Brook, NJ		260	1,471	223	262	1,691	1,953	339	2000	(m	)
26 Chapin Road	Pine Brook, NJ		956	5,415	583	965	5,988	6,953	1,135	2000	(m	)
30 Chapin Road	Pine Brook, NJ		960	5,440	770	969	6,201	7,170	1,226	2000	(m	)
20 Hook Mountain Road	Pine Brook, NJ		1,507	8,542	2,650	1,534	11,166	12,700	1,847	2000	(m	)
30 Hook Mountain Road	Pine Brook, NJ		389	2,206	368	396	2,567	2,963	509	2000	(m	)
55 Route 46	Pine Brook, NJ		396	2,244	239	403	2,476	2,879	486	2000	(m	)
16 Chapin Road	Pine Brook, NJ		885	5,015	375	901	5,375	6,275	1,049	2000	(m	)
20 Chapin Road	Pine Brook, NJ		1,134	6,426	300	1,154	6,706	7,860	1,068	2000	(m	)
Sayreville Lot 3	Sayreville, NJ		996	—	5,315	996	5,315	6,311	458	2003	(m	)
Sayreville Lot 4	Sayreville, NJ		944	—	4,749	944	4,749	5,693	713	2002	(m	)
400 Raritan Center Parkway	Edison, NJ		829	4,722	525	851	5,226	6,077	851	2001	(m	)
300 Columbus Circle	Edison, NJ		1,257	7,122	969	1,277	8,071	9,348	1,457	2001	(m	)
400 Apgar	Franklin Township, NJ		780	4,420	758	822	5,136	5,958	816	2002	(m	)
500 Apgar	Franklin Township, NJ		361	2,044	449	368	2,486	2,854	444	2002	(m	)

					(c)
					Costs
					Capitalized
					Subsequent to		Gross Amount Carried
					Acquisition or		At Close of Period 12/31/07
			(b)		Completion				Accumulated	Year	Depreciable
	Location	(a)	Initial Cost		and Valuation		Building and		Depreciation	Acquired/	Lives
Building Address	(City/State)	Encumbrances	Land	Buildings	Provision	Land	Improvements	Total	12/31/07	Constructed	(Years)
	(Dollars in thousands)
1 Pearl Ct	Allendale, NJ		623	3,528	1,305	649	4,806	5,455	688	2002	(m	)
2 Pearl Ct	Allendale, NJ		255	1,445	1,294	403	2,590	2,994	371	2002	(m	)
3 Pearl Ct	Allendale, NJ		440	2,491	259	458	2,731	3,189	354	2002	(m	)
5 Pearl Ct	Allendale, NJ		505	2,860	546	526	3,386	3,911	501	2002	(m	)
6 Pearl Ct	Allendale, NJ		1,160	6,575	779	1,177	7,337	8,514	1,060	2002	(m	)
7 Pearl Ct	Allendale, NJ		513	2,907	245	520	3,145	3,665	418	2002	(m	)
59 Route 17	Allendale, NJ		518	2,933	1,133	539	4,044	4,583	847	2002	(m	)
309-319 Pierce Street	Somerset, NJ		1,300	4,628	947	1,309	5,566	6,875	648	2004	(m	)
50 Triangle Blvd.	Carlstadt, NJ		497	2,195	259	532	2,419	2,951	249	2005	(m	)
Philadelphia
230-240 Welsh Pool Road	Exton, PA		154	851	142	170	977	1,147	237	1998	(m	)
264 Welsh Pool Road	Exton, PA		147	811	84	162	880	1,042	215	1998	(m	)
254 Welsh Pool Road	Exton, PA		152	842	370	184	1,179	1,364	269	1998	(m	)
213 Welsh Pool Road	Exton, PA		149	827	171	173	974	1,147	242	1998	(m	)
251 Welsh Pool Road	Exton, PA		144	796	394	159	1,176	1,334	238	1998	(m	)
253-255 Welsh Pool Road	Exton, PA		113	626	175	125	789	914	196	1998	(m	)
151-161 Philips Road	Exton, PA		191	1,059	266	229	1,287	1,516	323	1998	(m	)
216 Philips Road	Exton, PA		199	1,100	238	220	1,317	1,537	327	1998	(m	)
964 Postal Road	Lehigh, PA		215	1,216	124	224	1,330	1,554	227	2001	(m	)
966 Postal Road	Lehigh, PA		268	1,517	133	279	1,639	1,918	294	2001	(m	)
999 Postal Road	Lehigh, PA		439	2,486	655	458	3,122	3,580	595	2001	(m	)
7331 William Avenue	Lehigh, PA		311	1,764	144	325	1,894	2,219	321	2001	(m	)
7350 William Ave	Lehigh, PA		552	3,128	767	576	3,871	4,447	890	2001	(m	)
7377 William Ave	Lehigh, PA		290	1,645	235	303	1,867	2,170	370	2001	(m	)
2000 Cabot Boulevard West	Langhorne, PA		414	2,346	660	424	2,996	3,420	466	2002	(m	)
2005 Cabot Boulevard West	Langhorne, PA		315	1,785	222	322	2,000	2,322	328	2002	(m	)
2010 Cabot Boulevard West	Langhorne, PA		513	2,907	581	525	3,476	4,001	535	2002	(m	)
2200 Cabot Boulevard West	Langhorne, PA		428	2,427	346	438	2,763	3,201	495	2002	(m	)
2260-2270 Cabot Boulevard West	Langhorne, PA		361	2,044	484	369	2,520	2,889	434	2002	(m	)
3000 Cabot Boulevard West	Langhorne, PA		509	2,886	652	521	3,526	4,047	624	2002	(m	)
180 Wheeler Court	Langhorne, PA		447	2,533	240	458	2,762	3,220	433	2002	(m	)
2512 Metropolitan Drive	Trevose, PA		242	1,369	248	248	1,610	1,858	271	2002	(m	)
2515 Metropolitan Drive	Trevose, PA		259	1,466	203	265	1,663	1,928	271	2002	(m	)
2450 Metropolitan Drive	Trevose, PA		571	3,234	586	586	3,805	4,391	663	2002	(m	)
4667 Somerton Road	Trevose, PA		637	3,608	782	652	4,375	5,027	911	2002	(m	)
835 Wheeler Way	Langhorne, PA		293	1,658	525	319	2,156	2,475	450	2002	(m	)
14 McFadden Road	Palmer, PA		600	1,349	56	625	1,380	2,005	257	2004	(m	)
2801 Red Lion Road	Philadelphia, PA		950	5,916	88	964	5,990	6,954	1,317	2005	(m	)
200 Cascade Drive — Bldg 1	Allentown, PA		2,133	17,562	913	2,769	17,838	20,608	835	2007	(m	)
200 Cascade Drive — Bldg 2	Allentown, PA		310	2,268	106	316	2,369	2,684	88	2007	(m	)
3240 S.78th Street	Philadelphia, PA		515	1,245	71	540	1,291	1,831	135	2005	(m	)
Phoenix
1045 South Edward Drive	Tempe, AZ		390	2,160	86	394	2,242	2,636	495	1999	(m	)
46 N. 49th Ave	Phoenix, AZ		283	1,704	718	283	2,422	2,706	572	2002	(m	)
10220 S. 51st Street	Phoenix, AZ		400	1,493	184	406	1,671	2,077	245	2004	(m	)
50 South 56th Street	Chandler, AZ		1,200	3,333	(31)	1,207	3,294	4,502	353	2004	(m	)
4701 W. Jefferson	Phoenix, AZ		926	2,195	628	929	2,820	3,749	515	2005	(m	)
7102 W. Roosevelt	Phoenix, AZ		1,613	6,451	984	1,620	7,428	9,048	418	2006	(m	)
4137 West Adams Street	Phoenix, AZ		990	2,661	146	1,033	2,764	3,797	148	2006	(m	)
245 W Lodge	Tempe, AZ		898	3,066	37	907	3,095	4,001	92	2007	(m	)
Salt Lake City
512 Lawndale Drive(i)	Salt Lake City, UT		2,705	15,749	2,924	2,705	18,672	21,377	5,382	1997	(m	)
1270 West 2320 South	West Valley, UT		138	784	203	143	983	1,126	268	1998	(m	)
1275 West 2240 South	West Valley, UT		395	2,241	473	408	2,702	3,109	755	1998	(m	)
1288 West 2240 South	West Valley, UT		119	672	147	123	816	938	254	1998	(m	)
2235 South 1300 West	West Valley, UT		198	1,120	259	204	1,373	1,577	427	1998	(m	)
1293 West 2200 South	West Valley, UT		158	896	69	163	960	1,124	231	1998	(m	)
1279 West 2200 South	West Valley, UT		198	1,120	47	204	1,161	1,365	289	1998	(m	)
1272 West 2240 South	West Valley, UT		336	1,905	247	347	2,141	2,488	514	1998	(m	)
1149 West 2240 South	West Valley, UT		217	1,232	99	225	1,324	1,549	331	1998	(m	)
1142 West 2320 South	West Valley, UT		217	1,232	88	225	1,313	1,538	337	1998	(m	)
1152 West 2240 South	West Valley, UT		2,067	—	3,549	2,114	3,503	5,617	657	2000	(m	)
369 Orange Street	Salt Lake City, UT		600	2,855	163	606	3,012	3,618	430	2003	(m	)
2323 South 900 W	Salt Lake City, UT		886	2,995	59	898	3,041	3,940	432	2006	(m	)

					(c)
					Costs
					Capitalized
					Subsequent to		Gross Amount Carried
					Acquisition or		At Close of Period 12/31/07
			(b)		Completion				Accumulated	Year	Depreciable
	Location	(a)	Initial Cost		and Valuation		Building and		Depreciation	Acquired/	Lives
Building Address	(City/State)	Encumbrances	Land	Buildings	Provision	Land	Improvements	Total	12/31/07	Constructed	(Years)
	(Dollars in thousands)
9140 South 150 East-Eckman	Sandy City, UT		1,417	3,668	189	1,580	3,694	5,274	248	2006	(m	)
4625 West 1730 South	Salt Lake City, UT		903	4,005	20	907	4,021	4,928	215	2006	(m	)
1815-1957 South 4650 West	Salt Lake City, UT		1,707	10,873	170	1,713	11,037	12,750	510	2006	(m	)
2100 Alexander Street	West Valley, UT		373	1,675	(2)	376	1,670	2,046	38	2007	(m	)
2064 Alexander Street	West Valley, UT		864	2,771	(9)	869	2,758	3,626	76	2007	(m	)
Bard Access System -5425 Amelia Earhart	Salt Lake City, UT		615	2,461	43	628	2,491	3,119	8	2007	(m	)
San Diego
16275 Technology Drive	San Diego, CA		2,848	8,641	42	2,859	8,672	11,531	706	2005	(m	)
6305 El Camino Real	Carlsbad, CA		1,590	6,360	214	1,590	6,574	8,163	345	2006	(m	)
8572 Spectrum Lane	San Diego, CA		806	3,225	402	807	3,626	4,433	89	2007	(m	)
13100 Gregg St.	Poway, CA		1,040	4,160	271	1,073	4,399	5,471	115	2007	(m	)
2325 Camino Vida Roble	Carlsbad, CA		1,441	1,239	42	1,446	1,276	2,722	105	2006	(m	)
2335 Camino Vida Roble	Carlsbad, CA		817	762	100	821	858	1,679	84	2006	(m	)
2345 Camino Vida Roble	Carlsbad, CA		562	456	28	565	481	1,046	51	2006	(m	)
2355 Camino Vida Roble	Carlsbad, CA		481	365	59	483	422	905	49	2006	(m	)
2365 Camino Vida Roble	Carlsbad, CA		1,098	630	9	1,102	634	1,737	86	2006	(m	)
2375 Camino Vida Roble	Carlsbad, CA		1,210	874	121	1,214	991	2,205	103	2006	(m	)
6451 El Camino Real	Carlsbad, CA		2,885	1,931	52	2,895	1,973	4,868	197	2006	(m	)
Southern New Jersey
4 Springdale Road(d)	Cherry Hill, NJ		332	1,853	1,291	332	3,144	3,476	733	1998	(m	)
8 Springdale Road	Cherry Hill, NJ		258	1,436	854	258	2,290	2,548	580	1998	(m	)
2050 Springdale Road	Cherry Hill, NJ		277	1,545	1,052	277	2,597	2,874	599	1998	(m	)
16 Springdale Road	Cherry Hill, NJ		240	1,336	134	240	1,471	1,710	350	1998	(m	)
5 Esterbrook Lane	Cherry Hill, NJ		240	1,336	236	240	1,572	1,812	368	1998	(m	)
2 Pin Oak Lane	Cherry Hill, NJ		314	1,757	810	314	2,567	2,881	658	1998	(m	)
28 Springdale Road	Cherry Hill, NJ		190	1,060	213	190	1,273	1,463	304	1998	(m	)
3 Esterbrook Lane	Cherry Hill, NJ		198	1,102	486	198	1,588	1,786	371	1998	(m	)
26 Springdale Road	Cherry Hill, NJ		226	1,257	589	226	1,846	2,072	455	1998	(m	)
1 Keystone Ave	Cherry Hill, NJ		218	1,223	963	218	2,186	2,404	515	1998	(m	)
21 Olnev Ave	Cherry Hill, NJ		68	380	75	68	455	523	106	1998	(m	)
19 Olnev Ave	Cherry Hill, NJ		200	1,119	1,130	200	2,249	2,449	483	1998	(m	)
2 Keystone Ave	Cherry Hill, NJ		214	1,194	551	214	1,746	1,959	471	1998	(m	)
18 Olnev Ave	Cherry Hill, NJ		247	1,382	515	247	1,896	2,143	418	1998	(m	)
2030 Springdale Road	Cherry Hill, NJ		523	2,914	1,389	523	4,304	4,826	1,118	1998	(m	)
111 Whittendale Drive	Morrestown, NJ		522	2,916	130	522	3,046	3,568	636	2000	(m	)
9 Whittendale	Morrestown, NJ		337	1,911	108	343	2,013	2,356	335	2001	(m	)
1931 Olney Road	Cherry Hill, NJ		262	1,486	117	267	1,598	1,865	217	2002	(m	)
7851 Airport	Pennsauken, NJ		160	508	382	163	888	1,050	210	2003	(m	)
103 Central	Mt. Laurel, NJ		610	1,847	1,542	619	3,380	3,999	855	2003	(m	)
7890 Airport Hwy/7015 Central	Pennsauken, NJ		300	989	1,062	425	1,926	2,351	714	2006	(m	)
999 Grand Avenue	Hammonton, NJ	(w )	969	8,793	713	979	9,495	10,475	1,541	2005	(m	)
600 Creek Road	Delanco, NJ		2,125	6,504	4	2,126	6,507	8,633	419	2007	(m	)
1070 Thomas Busch Memorial Hwy	Pennsauken, NJ		1,054	2,278	65	1,084	2,313	3,397	151	2007	(m	)
1601 Schlumberger Drive	Moorestown, NJ		560	2,240	272	608	2,464	3,072	61	2007	(m	)
St. Louis
8921-8971 Fost Avenue	Hazelwood, MO		431	2,479	68	431	2,547	2,979	856	1994	(m	)
9043-9083 Frost Avenue	Hazelwood, MO		319	1,838	712	319	2,550	2,869	815	1994	(m	)
10431-10449 Midwest Industrial Blvd.	Olivette, MO		237	1,360	555	237	1,915	2,152	766	1994	(m	)
10751 Midwest Industrial Boulevard	Olivette, MO		193	1,119	368	194	1,487	1,681	589	1994	(m	)
6951 N Hanley(d)	Hazelwood, MO		405	2,295	1,382	419	3,663	4,082	998	1996	(m	)
1037 Warson — Bldg A	St. Louis, MO		246	1,359	623	251	1,977	2,228	260	2002	(m	)
1037 Warson — Bldg B	St. Louis, MO		380	2,103	1,730	388	3,825	4,212	487	2002	(m	)
1037 Warson — Bldg C	St. Louis, MO		303	1,680	1,224	310	2,897	3,207	447	2002	(m	)
1037 Warson — Bldg D	St. Louis, MO		353	1,952	766	360	2,711	3,071	341	2002	(m	)
6821-6857 Hazelwood Ave	Berkeley, MO		985	6,205	775	985	6,979	7,965	1,073	2003	(m	)
13701 Rider Trail North	Earth City, MO		800	2,099	653	804	2,748	3,552	545	2003	(m	)
1908-2000 Innerbelt(d)	Overland, MO		1,590	9,026	1,057	1,591	10,083	11,673	1,951	2004	(m	)
8449-95 Mid-County Industrial	Vinita Park, MO		520	1,590	222	520	1,812	2,332	384	2004	(m	)
84104-76 Mid County Industrial	Vinita Park, MO		540	2,109	132	540	2,241	2,781	440	2004	(m	)
2001 Innerbelt Business Center	Overland, MO		1,050	4,451	256	1,050	4,707	5,757	910	2004	(m	)

						(c)
						Costs
						Capitalized
						Subsequent to			Gross Amount Carried
						Acquisition or			At Close of Period 12/31/07
				(b)		Completion					Accumulated	Year	Depreciable
	Location	(a)		Initial Cost		and Valuation			Building and		Depreciation	Acquired/	Lives
Building Address	(City/State)	Encumbrances		Land	Buildings	Provision	Land		Improvements	Total	12/31/07	Constructed	(Years)
	(Dollars in thousands)
9060 Latty Avenue	Berkeley, MO			687	1,947	43	694		1,984	2,678	480	2006	(m	)
21-25 Gateway Commerce Center	Edwardsville, IL	(x	)	1,874	31,958	371	1,928		32,275	34,203	1,230	2006	(m	)
Cenveno Building — 601 Cannonball	O’Fallon, MO			584	2,336	34	595		2,359	2,954	8	2007	(m	)
Tampa
5313 Johns Road	Tampa, FL			204	1,159	219	257		1,325	1,582	342	1997	(m	)
5525 Johns Road	Tampa, FL			192	1,086	435	200		1,513	1,713	357	1997	(m	)
5709 Johns Road	Tampa, FL			192	1,086	168	200		1,246	1,446	332	1997	(m	)
5711 Johns Road	Tampa, FL			243	1,376	183	255		1,546	1,801	388	1997	(m	)
5453 W Waters Avenue	Tampa, FL			71	402	138	82		529	611	142	1997	(m	)
5455 W Waters Avenue	Tampa, FL			307	1,742	387	326		2,111	2,436	537	1997	(m	)
5553 W Waters Avenue	Tampa, FL			307	1,742	267	326		1,990	2,316	517	1997	(m	)
5501 W Waters Avenue	Tampa, FL			154	871	133	142		1,015	1,157	290	1997	(m	)
5503 W Waters Avenue	Tampa, FL			71	402	41	66		449	514	118	1997	(m	)
5555 W Waters Avenue	Tampa, FL			213	1,206	143	221		1,340	1,562	369	1997	(m	)
5557 W Waters Avenue	Tampa, FL			59	335	47	62		379	442	100	1997	(m	)
5463 W Waters Avenue	Tampa, FL			497	2,751	782	560		3,470	4,030	883	1998	(m	)
5461 W Waters	Tampa, FL			261	—	1,406	265		1,402	1,667	297	1998	(m	)
5481 W. Waters Avenue	Tampa, FL			558	—	2,283	561		2,280	2,841	492	1999	(m	)
4515-4519 George Road	Tampa, FL			633	3,587	636	640		4,216	4,856	743	2001	(m	)
6089 Johns Road	Tampa, FL	(y	)	180	987	104	186		1,086	1,271	166	2004	(m	)
6091 Johns Road	Tampa, FL	(y	)	140	730	51	144		777	921	107	2004	(m	)
6103 Johns Road	Tampa, FL	(y	)	220	1,160	75	226		1,230	1,455	165	2004	(m	)
6201 Johns Road	Tampa, FL	(y	)	200	1,107	88	205		1,190	1,395	176	2004	(m	)
6203 Johns Road	Tampa, FL	(y	)	300	1,460	105	311		1,555	1,865	265	2004	(m	)
6205 Johns Road	Tampa, FL	(y	)	270	1,363	46	278		1,402	1,679	123	2004	(m	)
6101 Johns Road	Tampa, FL			210	833	179	216		1,006	1,222	147	2004	(m	)
4908 Tampa West Blvd.	Tampa, FL			2,622	8,643	36	2,635		8,666	11,301	1,072	2005	(m	)
7201-7245 Bryan Dairy Road(d)	Largo, FL			1,895	5,408	525	1,909		5,918	7,827	466	2006	(m	)
11701 Belcher Road South	Largo, FL			1,657	2,768	314	1,669		3,070	4,739	318	2006	(m	)
4900-4914 Creekside Drive(h)	Clearwater, FL			3,702	7,338	301	3,730		7,611	11,341	718	2006	(m	)
4908 Creekside Drive	Clearwater, FL			506	645	329	509		971	1,480	82	2006	(m	)
12345 Starkey Road	Largo, FL			898	2,078	292	905		2,363	3,268	168	2006	(m	)
Toronto
114 Packham Rd — Brooks Industries	Stratford, Ontario			1,000	3,526	55	1,012		3,569	4,581	281	2007	(m	)
135 Dundas Street	Cambridge Ontario, Canada			3,128	4,958	138	3,179		5,045	8,224	1,344	2005	(m	)
678 Erie Street	Stratford Ontario, Canada			786	557	78	829		592	1,421	459	2005	(m	)
777 Bayly Street West	Ajax Ontario, Canada			7,224	13,156	4,119 (z)	8,707		15,792	24,499	971	2006	(m	)
Other
3501 Maple Street	Abilene, TX			67	1,057	1,422	266		2,280	2,546	1,140	1994	(m	)
4200 West Harry Street(e)	Wichita, KS			193	2,224	1,777	532		3,662	4,194	2,162	1994	(m	)
5050 Kendrick Court	Grand Rapids, MI			1,721	11,433	7,230	1,721		18,663	20,383	5,829	1994	(m	)
5015 52nd Street SE	Grand Rapids, MI			234	1,321	141	234		1,462	1,696	544	1994	(m	)
2250 Delaware Ave	Des Moines, IA			277	1,609	612	277		2,222	2,499	559	1998	(m	)
9601A Dessau Road	Austin, TX			255	—	2,184	366		2,073	2,439	645	1999	(m	)
9601B Dessau Road	Austin, TX			248	—	1,855	355		1,747	2,102	332	2000	(m	)
9601C Dessau Road	Austin, TX			248	—	2,186	355		2,079	2,434	855	1999	(m	)
Lake Point IV	Orlando, FL			909	4,613	129	920		4,731	5,651	498	2005	(m	)
Ozburn Hessey Logistics — BTS	Winchester, VA			2,320		10,821	2,401		10,740	13,141	151	2007	(m	)
6266 Hurt Road	Horn Lake, MS			427	—	3,270	427		3,271	3,697	459	2004	(m	)
6266 Hurt Road Building B	Horn Lake, MS			—	—	868	99		769	868	92	2004	(m	)
7601 NW 107th Terrace	Kansas City, MO			746	4,712	50	750		4,758	5,508	987	2005	(m	)
12626 Silicon Drive	San Antonio, TX			768	3,448	22	779		3,459	4,238	432	2005	(m	)
3100 Pinson Valley Parkway	Birmingham, AL			303	742	21	310		756	1,066	84	2005	(m	)
1021 W. First Street, Hwy 93	Sumner, IA			99	2,540	20	100		2,559	2,659	365	2005	(m	)
1245 N. Hearne Avenue	Shreveport, LA			99	1,263	33	102		1,293	1,395	169	2005	(m	)
2315 NW 21st Place	Portland, OR			301	1,247	39	309		1,278	1,587	110	2005	(m	)
10330 I Street	Omaha, NE			1,808	8,340	15	1,809		8,354	10,163	1,115	2006	(m	)
Kimberly Clark BTS	Johnson County, KS			—	—	17,518	25		17,492	17,518	57	2007	(m	)

Redevelopments /Developments / Developable Land(k)				110,947	698	64,480 (z)	116,478		59,655	176,134	652

				$639,306	$2,047,081	$608,144	$661,619	(1)	$2,632,920 (1)	$3,294,539	$512,781 (l)

NOTES:
(a)	See description of encumbrances in Note 5 to Notes to Consolidated Financial Statements.

(b)	Initial cost for each respective property is tangible purchase price allocated in accordance with SFAS No. 141.

(c)	Improvements are net of write-off of fully depreciated assets.

(d)	Comprised of two properties.

(e)	Comprised of three properties.

(f)	Comprised of four properties.

(g)	Comprised of five properties.

(h)	Comprised of eight properties.

(i)	Comprised of 28 properties.

(j)	Not used.

(k)	These properties represent developable land and redevelopments that have not been placed in service.

(l)

			Gross Amount
	Amounts		Carried At
	Included	Amounts Within	Close of Period
	in Real Estate	Net Investment	December 31,
	Held for Sale	in Real Estate	2007
Land	$6,096	$655,523	$661,619
Buildings & Improvements	33,136	2,599,784	2,632,920
Accumulated Depreciation	(2,800)	(509,981)	(512,781)

Subtotal	36,432	2,745,326	2,781,758
Construction in Progress	—	70,961	70,961

Net Investment in Real Estate	36,432	2,816,287	2,852,719

Leasing Commissions, Net, Deferred Leasing Intangibles, Net and Deferred Rent Receivable, Net	1,443

Total at December 31, 2007	$37,875

(m)	Depreciation is computed based upon the following estimated lives:

Buildings and Improvements	8 to 50 years
Tenant Improvements, Leasehold Improvements	Life of lease
(n)	This property collateralizes a $2.8 million mortgage loan which matures on May 1, 2016.

(o)	This property collateralizes a $14.7 million mortgage loan which matures on December 1, 2010.

(p)	This property collateralizes a $5.0 million mortgage loan which matures on December 1, 2019.

(q)	This property collateralizes a $1.4 million mortgage loan which matures on January 1, 2013.

(r)	These properties collateralize a $1.1 million mortgage loan which matures on September 1, 2009.

(s)	This property collateralizes a $2.4 million mortgage loan which matures on January 1, 2012.

(t)	This property collateralizes a $1.7 million mortgage loan which matures on June 1, 2014.

(u)	This property collateralizes a $5.1 million mortgage loan which matures on December 1, 2019.

(v)	This property collateralizes a $1.8 million mortgage loan which matures on September 30, 2024.

(w)	This property collateralizes a $6.4 million mortgage loan which matures on March 1, 2011.

(x)	This property collateralizes a $13.8 million mortgage loan and a $11.7 million mortgage loan which both mature on January 1, 2014.

(y)	These properties collateralize a $5.7 million mortgage loan which matures on July 1, 2009.

(z)	Includes foreign currency translation adjustments.
     At December 31, 2007, the aggregate cost of land and buildings and equipment for federal income tax purpose was approximately $3.1 billion (excluding construction in progress.)
     The changes in total real estate assets, including real estate held for sale, for the three years ended December 31, 2007 are as follows:

	2007	2006	2005
	(Dollars in thousands)
Balance, Beginning of Year	$3,331,382	$3,278,740	$2,910,468
Acquisition of Real Estate Assets	440,664	551,860	678,528
Construction Costs and Improvements	237,135	211,711	196,500
Disposition of Real Estate Assets	(619,785)	(693,159)	(473,743)
Write-off of Fully Depreciated Assets	(23,896)	(17,770)	(33,013)

Balance, End of Year	$3,365,500	$3,331,382	$3,278,740

     The changes in accumulated depreciation, including accumulated depreciation for real estate held for sale, for the three years ended December 31, 2007 are as follows:

	2007	2006	2005
Balance, Beginning of Year	$473,882	$412,039	$381,297
Depreciation for Year	121,714	121,347	99,338
Disposition of Assets	(58,919)	(41,734)	(35,946)
Write-off of Fully Depreciated Assets	(23,896)	(17,770)	(32,650)

Balance, End of Year	$512,781	$473,882	$412,039